As filed with the Securities and Exchange Commission on April 27, 2020
Registration No. 333-237134
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation or organization)
(Not applicable)
(Primary Standard Industrial Classification Code Number)
(Not applicable)
(I.R.S. Employer Identification No.)
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
F. Scott Thomas, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
(704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen M. Leitzell, Esquire
Dechert LLP
Cira Center
2929 Arch Street
Philadelphia, PA 19104-2808

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒  Smaller Reporting Company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136, 333-165286, 333-172900, 333-180173, 333-187309, 333-194591, 333-202583, 333-210139, 333-216849, 333-223713 and 333-230322 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Accumulation units in TIAA Real Estate Account	*	*	$5,263,242,230(1)	$324,500(1)

*
The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

(1)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $2,763,242,230 in aggregate principal amount of accumulation units that were previously registered for sale under the Registrant’s registration statement on Form S-1 (File No. 333-230322), which was initially filed by the Registrant on March 15, 2019 (the “Prior Registrant Statement”). The unsold securities previously registered for sale under the Prior Registration Statement remain registered and are being carried forward to this registration statement. Filing fees of $334,904.96 were previously paid in connection with these unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold securities will continue to be applied to such unsold securities. The amount of the registration fee in the table above relates to the additional $2,500,000,000 in aggregate principal amount of accumulation units being registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 27, 2020

PROSPECTUS
MAY 1, 2020
TIAA Real Estate Account
A tax-deferred variable annuity option offered by Teachers Insurance and Annuity Association of America (“TIAA”)
This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference. The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate–related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.
The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate–related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate–related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk factors.”
We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 0.780%.
The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity contracts:

▪	RAs and GRAs (Retirement Annuities and Group Retirement Annuities)

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuities

▪	GAs (Group Annuities) and Institutionally Owned GSRAs

▪	Traditional and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

▪	Real Estate Account Accumulation Contract
Note that certain of these contracts may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional contracts, both at the individual and plan sponsor level, in the future.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the information in this prospectus. Any representation to the contrary is a criminal offense.
An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Table of contents

Prospectus summary	3	When you are ready to receive annuity income	106
Risk factors	20	Calculating the number of annuity units payable	111
About the Account’s investments — In general	54	Illustrations of annuity payments	112
Foreign real estate and other foreign investments	58	Death benefits	113
General investment and operating policies	59	Taxes	117
Other real estate–related policies — Borrowing	60	Minimum distribution requirements	118
Establishing and managing the Account — The role of TIAA	64	General matters	125
Liquidity guarantee	65	Voting rights	126
Role of the independent fiduciary under the PTE	67	Distribution	127
Conflicts of interest	68	State regulation	127
Summary of the Account’s properties	72	Legal matters	128
Valuing the Account’s assets	82	Experts	128
Valuation Adjustments	86	Additional information	128
Expense deductions	88	Information from TIAA	130
Certain relationships with TIAA	90	TIAA plan pricing	130
Legal proceedings	91	Employer plan fees	130
The contracts	91	Financial statements	131
How to transfer and withdraw your money	98	Index to financial statements	131
Systematic withdrawals and transfers	102	Appendix A — Management of TIAA	146
Restrictions on premiums and transfers to the Account	102	Appendix B — Special terms	149
Market timing/excessive trading policy	104

Please see Appendix B for definitions of certain terms used in this prospectus.
The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you should not rely on it.

Prospectus summary
TIAA Real Estate Account
You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877-518-9161 or visiting our website at www.tiaa.org.
About the TIAA Real Estate Account
The TIAA Real Estate Account (the “Account”) was established, under the laws of New York, in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (“TIAA”) and interests in the Account were first offered to eligible contract owners on October 2, 1995. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or an after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.
Investment objective
The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate–related investments while offering investors guaranteed, daily liquidity.
Investment strategy
Real Estate–Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in domestic and foreign real estate;

•	Direct ownership of real estate through interests in joint ventures;

•	Indirect interests in real estate through real estate–related securities; such as:

•
public and/or privately placed, domestic and foreign, registered and unregistered equity investments in real estate investment trusts (“REITs”), which investments may consist of registered or unregistered common or preferred stock interests;

TIAA Real Estate Account ■ Prospectus	3

•	private real estate limited partnerships and limited liability companies (collectively, “real estate funds”);

•	investments in equity or debt securities of domestic and foreign companies whose operations involve real estate (i.e., that primarily own, develop or manage real estate) which may not be REITs; and

•
Domestic or foreign loans, including conventional commercial mortgage loans, participating mortgage loans, secured domestic and foreign mezzanine loans, subordinated loans and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”), collateralized mortgage obligations (“CMOs”), and other similar investments.

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family properties. The Account targets holding between 65% and 85% of the Account’s net assets in such direct ownership interests.
In addition, the Account is authorized to hold up to 25% of its net assets in liquid real estate–related securities, including publicly traded REITs and CMBS. Management intends that the Account will not hold more than 10% of net assets in such securities on a long-term basis. As of December 31, 2019, publicly traded REIT securities comprised approximately 3.0% of the Account’s net assets, and the Account held no CMBS as of such date.
In making commercial real estate investments within the Account, TIAA seeks to make investments that are suitable from a financial perspective and whose activities are generally consistent with industry recognized environmental, social and governance (“ESG”) criteria. The Account intends to promote awareness of these criteria to its joint venture partners, vendors and other stakeholders in connection with portfolio related activity involving commercial real estate transactions. TIAA believes awareness, and, as appropriate, implementation of ESG criteria in commercial real estate holdings is beneficial to total long-term returns for the Account. Such criteria are described in more detail below under the sections entitled “About the Account’s investments – In general” and “Risk factors – Risks related to real estate investing.” In its evaluation of commercial real estate opportunities, the Account will take ESG considerations into account as part of the financial assessment of a commercial real estate portfolio asset, and not to achieve a desired outcome or as an investment qualification or screen.
Ultimately, the Account will make an investment decision that incorporates ESG criteria only to the extent that the criteria are reasonably expected to enhance the ability to achieve desired returns for the Account.
Liquid, Fixed-Income Investments. The Account will invest the remaining portion of its net assets (targeted to be between 15% and 25% of its net assets) in the following types of liquid, fixed-income investments;

•	U.S. Treasury or U.S. Government agency securities;

•	Intermediate-term or long-term government related instruments, such as bond or other fixed-income securities issued by U.S. Government agencies,

4	TIAA Real Estate Account ■ Prospectus

U.S. States or municipalities or U.S. Government-sponsored entities as well as foreign governments and their agencies (including those in emerging markets) and supranational or multinational organizations (e.g., European Union);

•
Intermediate-term or long-term non-government related instruments, such as corporate debt securities or asset-backed securities (“ABS”) issued by domestic or foreign entities, including domestic or foreign mezzanine or other debt, mortgage backed securities (“MBS”), residential mortgage backed securities (“RMBS”), debt securities of foreign governments, and collateralized debt (“CDO”), collateralized bond (“CBO”) and collateralized loan (“CLO”) obligations, but only if such non-government related instruments are investment-grade securities;

•
Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities; and

•
To a limited extent, privately issued (or non-publicly traded) debt securities, including Rule 144A securities, issued by domestic and foreign companies that do not primarily own or manage real estate, but only if such domestic and foreign privately issued debt securities are investment-grade securities.

However, from time to time, the Account’s liquid, fixed-income investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis), especially during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in liquid, fixed-income investments, particularly during times of significant inflows into the Account and/or a lack of attractive real estate–related investments available in the market.
Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types including both publicly traded non-real-estate-related liquid investments and liquid real-estate-related securities, such as REITs, ABS, RMBS, CMBS and MBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).
The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the

TIAA Real Estate Account ■ Prospectus	5

market, and/or (iv) the Account anticipates more near-term cash needs, including to acquire or improve direct real estate investments, pay expenses or repay indebtedness.
Foreign Investments. The Account from time to time may also make foreign real estate, foreign real estate–related investments and foreign liquid, fixed-income investments. Under the Account’s investment guidelines, investments in direct foreign real estate and foreign real estate loans, together with foreign real estate–related securities and foreign liquid, fixed-income investments, may not comprise more than 25% of the Account’s net assets. However, management does not intend such foreign investments, in the aggregate, to exceed 10% of the Account’s net assets. As of December 31, 2019, the Account did not have any foreign real estate investments.
In managing any domestic or foreign mezzanine debt or other domestic or foreign loans or securities, the Account may enter into certain derivatives transactions (including forward currency contracts and swaps, futures contracts, put and call options and other hedging transactions) in order to hedge against the risks of exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign investments. The Account does not intend to speculate in such transactions.
Investments Summary. At December 31, 2019, the Account’s net assets totaled $27.3 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, real estate funds, loans receivable and real estate–related marketable securities, net of the fair value of loans payable on real estate and outstanding loans on the line of credit, represented 84.8% of the Account’s net assets.
At December 31, 2019, the Account held a total of 166 real estate investments (including its interests in 37 real estate–related joint ventures), representing 77.1% of the Account’s total investments, measured on a gross asset value basis (“total investments”). As of that date, the Account also held investments in U.S. Treasury Securities (representing 8.7% of total investments), loans receivable including those with related parties (representing 5.2% of total investments), corporate bonds (representing 4.2% of total investments), REIT equity securities (representing 2.8% of total investments), real estate funds (representing 1.0% of total investments), government agency notes (representing 0.9% of total investments) and municipal bonds (representing 0.1% of total investments). See the Account’s audited consolidated financial statements incorporated by reference from the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020 (the “2019 Form 10-K”), and incorporated herein by reference, for more information as to the Account’s investments as of December 31, 2019.
Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding

6	TIAA Real Estate Account ■ Prospectus

principal amount of the Account’s debt to the Account’s total gross asset value and excludes leverage, if any, employed by REITs and underlying partnerships or investment funds in which the Account invests. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.
As of December 31, 2019, the Account’s loan to value ratio was approximately 17.1%.
In addition, the Account may borrow up to 70% of the then-current value of a particular property, although construction loans may be for 100% of the costs incurred in developing the property. Currently, TIAA, on behalf of the Account, maintains a senior revolving unsecured line of credit pursuant to an existing credit agreement with a syndicate of bank lenders, including JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Account may use the proceeds of borrowings under the Credit Agreement for funding general organizational purposes of the Account in the ordinary course of business, including financing certain real estate portfolio investments. The Account may also enter into additional unsecured lines of credit or credit facilities underwritten by one or more third-party lenders. Please see the section below entitled “General investment and operating policies — Other real estate–related policies — Borrowing.”
Summary of expense deductions
Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts, and to cover certain risks borne by TIAA. Investment management and administration services are provided to the Account “at cost” by TIAA. Similarly, distribution services are provided to the Account “at cost” by TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the following expense table reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2020 through April 30, 2021. Actual expenses may be higher or lower. The expenses identified in the following table do not include any fees which may be imposed by your employer under a plan maintained by your employer. Please see the section of this prospectus below entitled “Information from TIAA — Employer plan fees.”

TIAA Real Estate Account ■ Prospectus	7

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.250%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.180%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.105%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.240%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.780%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
Please see “Expense deductions” and “Selected financial data” for additional information.
TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.
Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and a total annual expense deduction equal to 0.780%. These figures do not represent actual expenses or investment performance, which may differ.

1 Year	3 Year	5 Year	10 Year
$80	$249	$434	$970
Summary risk factors
The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You may lose money by investing in the Account. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented in this prospectus before investing in the Account. The principal risks include the following:

•
General Risks of Acquiring and Owning Real Property: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters or acts of violence);

8	TIAA Real Estate Account ■ Prospectus

•
General Risks of Selling Real Estate Investments: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•
Valuation and Appraisal Risk: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•
Risks of Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk of default under unsecured lines of credit or credit facilities underwritten by third-party lenders, the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•
Investment and Cash Management Risks Associated with Participant Transactions: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate–related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid non-real-estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash and liquid non-real-estate-related investments in the Account during times of appreciating real estate values can impair the Account’s overall return;

•
Joint Venture Investment Risk: The risks associated with joint ventures organized or real estate funds, as applicable, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

TIAA Real Estate Account ■ Prospectus	9

•	Real Estate Regulatory Risk: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•
Environmental Risk: The risks that the Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Federal and state environmental laws may also impose restrictions on the manner in which a property may be used, impose significant costs for environmental cleanup relating to certain real property investments (including remediating contaminated property), and require the Account to acquire third-party insurance related to environmental risks, all of which could adversely impact the Account’s investment returns;

•
Uninsurable Loss Risk: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, tsunamis, high winds, wildfires, inland or coastal floods, rising sea levels or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous for the Account to buy insurance to cover such losses. In such an event, the catastrophic losses could adversely impact the Account’s investment returns;

•
Physical Climate Change Related Financial Risk: Many of the Account’s commercial real estate assets are located within geographical regions in the United States and foreign jurisdictions that currently are, and in the future will continue to be, adversely impacted by increasingly severe and adverse weather conditions across the globe, including, among others, earthquakes, hurricanes, tsunamis, high winds, wildfires, inland or coastal flooding, and rising sea levels. Any resulting losses from such climate-related changes and hazards could adversely impact the Account’s investment returns;

•
ESG Criteria Risk: The risks that the Account’s utilization of ESG criteria in its commercial real estate underwriting may result in the Account foregoing some commercial real estate market opportunities that could be beneficial to the Account. Consequently, the Account may underperform other investment vehicles that do not utilize such ESG criteria in selecting portfolio properties;

•
Foreign Real Property Investment Risk: Foreign commercial real properties, foreign real estate loans, and foreign debt investments may experience unique risks such as changes in currency exchange rates, imposition of market controls or currency exchange controls, seizure, expropriation or nationalization of assets, political, social or diplomatic events or unrest, regulatory and taxation risks and risks associated with enforcing judgments in foreign countries that could cause the Account to lose money. The risks described above often increase in countries with emerging markets;

•
Risks of Investing in REIT Securities: Investments in REIT securities are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage

10	TIAA Real Estate Account ■ Prospectus

REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own;

•
Risks of Mortgage-Backed Securities: The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS and RMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults, are subject to prepayment risk or extension risk and are highly sensitive to changes in interest rates, liquidity of the secondary market, economic conditions impacting financial institutions and the credit markets generally, and changes in governmental policies impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future;

•
Risks of Investing in Mortgage Loans and Related Investments: Because the Account’s investment strategy includes investments in mortgage loans (i.e., the Account serving as lender), the Account will be subject to the risks inherent in making mortgage loans, including, among others, (i) borrower default, bankruptcy and insolvency that results in the Account being unable to recover some or all of its original investment, (ii) mechanic’s or tax liens that may have priority over the Account’s security interest, (iii) a deterioration in the financial condition of tenants, (iv) changes in interest rates for the Account’s variable-rate mortgage loans and other debt instruments that may increase or decrease the investment’s yield, (v) the risk that borrowers pay off their mortgage loans earlier or later than expected resulting in a decline in income, and (vii) the costs of hedging strategies for domestic and foreign loans or securities that may increase the Account’s transactions costs and reduce its performance;

•
Risks of U.S. Government and Government Agency Securities and Corporate Obligations: Risks associated with investment securities issued by U.S. Government agencies and U.S. Government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. Government, which could adversely affect the pricing and value of such securities. Such securities are also subject market movements, regulatory changes, changes in political or economic conditions or downgrades or threatened downgrades of the credit rating for U.S. Government obligations generally that could negatively impact the value of the securities and the Account’s ability to dispose of the security at a favorable time. U.S. Government securities generally present limited credit risk compared to other types of debt securities but are not free from risk. In addition, the Account’s investment in corporate obligations (such as

TIAA Real Estate Account ■ Prospectus	11

commercial paper and other types of corporate debt) may be subject to general dislocations in the finance or credit markets, fluctuations in transaction activity that could impair the Account’s ability to dispose of a corporate debt security at a favorable time, and the risk that the credit quality of the corporate issuer will deteriorate, any of which could have a negative impact on the value of the investment;

•
Risks of Liquid, Fixed-Income Investments and Other Securities: Risks associated with investments in liquid, fixed-income investments and real estate–related liquid assets (e.g., registered or unregistered REIT securities and CMBS), include the following:

•	Issuer Risk (Financial risk): The risk that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Credit Risk (a type of Issuer Risk): The risk that the issuer of fixed-income investments may not be able or willing to meet interest or principal payments when the payments become due;

•
Credit Spread Risk: The risk that credit spreads (i.e., the difference in yield between securities that is due to differences in each security’s respective credit quality) may increase when market participants believe that bonds or other fixed-income securities generally have a greater risk of default, which could result in a decline in the market values of the Account’s debt or other fixed-income securities;

•	Market Volatility, Liquidity and Valuation Risk (types of Market Risk): The risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•
Interest Rate Risk (a type of Market Risk): The risk that interest rate volatility may affect the Account’s current income from an investment or the pricing of that investment. In general, changing interest rates could have unpredictable effects on the markets and may expose markets to heightened volatility;

•	Downgrade Risk: The risk that securities are subsequently downgraded should TIAA and/or rating agencies believe the issuer’s business outlook or creditworthiness has deteriorated.

•	Income Volatility Risk: The risk that the level of current income from a portfolio of fixed-income investments may decline in certain interest rate environments;

•	Call Risk: The risk that, during periods of falling interest rates, an issuer may call (or repay) a fixed-income security prior to maturity, resulting in a decline in the Account’s income;

•
Prepayment Risk: The risk that, during periods of falling interest rates, borrowers may pay off their loans sooner than expected, forcing the Account to reinvest the unanticipated proceeds at lower interest rates and resulting in a decline in income;

•	Extension Risk: The risk that, during periods of rising interest rates, borrowers may pay off their mortgage and other loans later than expected,

12	TIAA Real Estate Account ■ Prospectus

preventing the Account from reinvesting principal proceeds at higher interest rates and resulting in less income than potentially available;

•
U.S. Government Securities Risk: Securities issued by the U.S. Government or one of its agencies or instrumentalities may receive varying levels of support from the U.S. Government, which could affect the Account’s ability to recover should they default. To the extent the Account invests significantly in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, any market movements, regulatory changes or changes in political or economic conditions that affect the securities of the U.S. Government or its agencies or instrumentalities in which the Account invests may negatively impact the Account’s performance;

•
State and Municipal Investment Risk: The risk that events affecting states and municipalities, including severe financial difficulties and continued budget deficits, may adversely impact the Account’s investments and its performance;

•
Foreign Securities Risk: Foreign securities investments may experience unique risks such as changes in currency exchange rates, imposition of market controls or currency exchange controls, seizure, expropriation or nationalization of assets, and political, social or diplomatic events or unrest that could cause the Account to lose money. The risks described above often increase in countries with emerging markets;

•
Emerging Markets Risk: The risk of foreign investment often increases in countries with emerging markets. For example, these countries may have more unstable governments than developed countries, and their economies may be based on only a few industries. Because their financial markets may be very small, share prices of financial instruments in emerging market countries may be volatile and difficult to determine. Financial instruments of issuers in these countries may be less liquid than those of issuers in more developed countries. In addition, foreign investors such as the Fund are subject to a variety of special restrictions in many emerging market countries. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid, and as a result, the risks of investing in emerging markets are magnified in frontier markets;

•
Fixed-Income Foreign Investment Risk: Investment in fixed-income securities or financial instruments of foreign issuers involves increased risks due to adverse issuer, political, regulatory, currency, market or economic developments. These developments may impact the ability of a foreign debt issuer to make timely and ultimate payments on its debt obligations to the Account or impair the Account’s ability to enforce its rights against the foreign debt issuer. These risks are heightened in emerging or developing markets. Foreign fixed-income investments may

TIAA Real Estate Account ■ Prospectus	13

also be less liquid and more difficult to value than fixed-income investments in U.S. issuers;

•
Sovereign Debt Risk: The risk that the issuer of non-U.S. sovereign debt or the governmental authorities that control the repayment of such debt may be unable or unwilling, due to social, political or economic factors, to repay principal or interest when due, resulting in losses to the Account;

•
Supranational Debt Risk: The risk that the issuer of multinational or supranational foreign debt (e.g., the European Union or the International Monetary Fund (IMF)) that controls the repayment of such debt may be unable or unwilling, due to social, political or economic factors such as the sudden or gradual disintegration of the multinational or supranational organization, to repay principal or interest when due, resulting in losses to the Account;

•
Active Management Risk: The risk that the Account’s investment strategy, investment selection or trading execution may cause the Account to underperform relative to a comparison index or accounts or issuers with similar investment objectives;

•
Currency Risk: The risk that foreign (non-U.S.) currencies may decline in value relative to the U.S. dollar and adversely affect the value of the Account’s investments in foreign currencies, securities denominated in foreign currencies or derivative instruments that provide exposure to foreign currencies;

•
Derivatives Risk: The risks associated with investing in derivatives and other types of hedging strategies may be different and greater than the risks associated with directly investing in the underlying securities and other instruments. The Account may use futures, options, or forwards, and the Account may also use more complex derivatives such as swaps that might present liquidity, credit and counterparty risk. When investing in derivatives, the Account may lose more than the principal amount invested;

•
Currency Management Strategies Risk: Currency management strategies, including the use of forward currency contracts and other derivatives, may substantially change the Account’s exposure to currencies and currency exchange rates and could result in losses to the Account if currencies do not perform as TIAA anticipates;

•
Counterparty and Third-Party Risk: The Account’s transactions involving a counterparty to a derivative or other instrument, or to a third-party responsible for servicing the instrument, are subject to the credit risk of the counterparty or third-party, and to the counterparty’s or third-party’s ability to perform in accordance with the terms of the transaction;

•
Regulation S and Rule 144A Securities Risk: The risk that SEC Regulation S and Rule 144A securities may be less liquid, and have less disclosure and investor protections, than publicly traded securities. Such securities

14	TIAA Real Estate Account ■ Prospectus

may involve a high degree of business and financial risk and may result in losses to the Account;

•
Illiquid Investments Risk: The risk that illiquid investments may be difficult for the Account to sell for the value at which they are carried, if at all, or at any price within the desired time frame;

•	Deposit/Money Market Risk: The risk that the Account could experience losses if banks fail.

•
Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with the purchasing, selling and leasing of properties;

•
Securities Lending Risk: In lending its securities, the Account bears the market risk with respect to the investment of collateral or a portion of the income generated by interest paid by the securities lending agent on the cash collateral balance, and the risk the lending agent may default on its contractual obligations to the Account;

•
Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the Account’s independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account.

More detailed discussions of these risks and other risk factors associated with an investment in the Account are contained in the section below entitled “Risk factors.”
Valuing the Account’s assets
The assets of the Account are valued at the close of each valuation day and the Account calculates and publishes a unit value, which is available on TIAA’s website (www.tiaa.org), for each valuation day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.
With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the

TIAA Real Estate Account ■ Prospectus	15

independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus adjustments to the valuations of its holdings (to the extent adjustments are made), that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis and are included in the Account’s daily unit value.
As of December 31, 2019, the Account’s net assets totaled approximately $27.3 billion. Please see the section below entitled “Valuing the Account’s assets” for more information on how each different type of asset class of the Account’s investments is valued.
Past performance
The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2019. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk factors” below.

16	TIAA Real Estate Account ■ Prospectus

The following represents the Account's best and worst quarterly returns for the past ten years:

Best quarter: 5.68%, for the quarter ended December 31, 2010.
Worst quarter: –1.94%, for the quarter ended March 31, 2010.
AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2019)

	1 Year	3 Year	5 Year	10 Year
TIAA Real Estate Account	5.51%	4.89%	5.60%	8.57%
About TIAA and TIAA’s role with the Account
TIAA was founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and offers traditional annuities. In addition to the Account, TIAA also offers other variable annuities (through certain other insurance separate accounts) that invest in equity investments directly as well as in mutual funds that invest in equities and fixed-income investments.
TIAA is the companion organization of CREF, the first company in the United States to issue a variable annuity. CREF is a non-profit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems, based on assets under management, in the United States. As of December 31, 2019, TIAA’s total statutory admitted assets were approximately $316 billion; the combined assets under management for TIAA, CREF and other entities within the TIAA organization (including TIAA-sponsored mutual funds) totaled approximately $1.2 trillion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.
The Account does not have officers, directors or employees. TIAA officers, under the direction and control of TIAA’s Board of Trustees (the “Board”) and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, to the Account on an “at cost” basis.
With over 65 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2019, the TIAA General Account had a mortgage and real property portfolio (including interests in TIAA subsidiaries that hold real estate, real estate

TIAA Real Estate Account ■ Prospectus	17

funds and joint ventures but excluding mortgage-backed securities and REIT securities) valued at approximately $43.9 billion.
Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account contract owners may redeem their accumulation units (at their accumulation unit value as of the date of such redemption request received in good order), the TIAA General Account will purchase accumulation units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account. Please see the sections entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” and “— Role of the independent fiduciary under the PTE.”
The contracts
TIAA offers the Account as a variable option for the annuity contracts listed on the inside cover page of this prospectus, although some employer plans may not offer the Account as an option for certain contracts. Each payment to the Account buys a number of accumulation units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for an accumulation unit, and the price you receive for an accumulation unit when you redeem accumulation units, is the accumulation unit value (“AUV”) calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer).
The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.
Transfers and Withdrawals. Subject to the terms of the contracts and your employer’s plan, you can move your money to and from the Account in the following ways, among others:

•
from the Account to the following accounts as available under your employer plan or IRA: a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity or a fund (including TIAA affiliated funds) or other options available under your plan;

•
to the Account from a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions), a TIAA affiliated fund or other options as available under your plan or IRA or from other companies/plans;

•	by withdrawing cash; and/or

18	TIAA Real Estate Account ■ Prospectus

•	by setting up a program of automatic withdrawals or transfers.
Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any business day but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. TIAA reserves the right to stop accepting transfers into the Account at any time. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.
In addition, with most contracts, individual contract owners are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers” for purposes of this limitation are described in detail in the section below entitled “Restrictions on premiums and transfers to the Account.” As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. Please see the section entitled “How to transfer and withdraw your money.”
By limiting these transfers to the Real Estate Account, as anticipated, the amount of funds going into and out of the Account has become more predictable, which we believe will continue to enhance our ability to invest and manage the Real Estate Account’s portfolio with a long-term perspective. Please see the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations — Liquidity and capital resources” incorporated by reference from the Account’s 2019 Form 10-K for a discussion of liquidity and capital resources.
The Annuity Period. You can receive an income stream from all or part the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the income change method you choose. Important tax considerations may also apply. Please see the section below entitled “When you are ready to receive annuity income.”
Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner (referred to as the “second annuitant” in some contracts) dies; however, TIAA does not pay a death benefit after the death of an annuity partner if the primary annuitant is still alive. When you purchase your annuity contract, you name one or more beneficiaries to

TIAA Real Estate Account ■ Prospectus	19

receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner (also referred to as the “second annuitant” in some annuity contracts) can do the same after your death. Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the accumulation period (currently under one of five available methods) or during the annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See the section below entitled “Death benefits.”

Risk factors
The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. Contract owners can lose money by investing in the Account. The past performance of the Account is not indicative of future results. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus and incorporated by reference from the Account’s 2019 Form 10-K are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection below in the Account’s 2019 Form 10-K entitled “Forward-looking statements.”
Forward-looking statements
Some statements in this prospectus (including statements incorporated by reference from the Account’s 2019 Form 10-K) which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections

20	TIAA Real Estate Account ■ Prospectus

about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:
Risks associated with real estate investing
General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets consist of direct ownership interests in real estate. As such, the Account is particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

•
adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

•
a weak market for real estate generally and/or in specific locations where the Account may own property, including, among other reasons, as a result of an epidemic, pandemic or other health-related issue in one or more markets where the Account owns property;

•	business closings, industry or sector slowdowns, employment losses and related factors;

•	the availability of financing (both for the Account and potential purchasers of the Account’s properties);

•	an oversupply of, or a reduced demand for, certain types of real estate properties;

•	natural disasters (including hurricanes and tsunamis), rising sea levels due to global climate warming or otherwise, flooding and other significant and severe weather-related events;

•	terrorist attacks and/or other man-made events; and

•	decline in population or shifting demographics.
The incidence of some or all of these factors could reduce occupancy, rental rates and the fair value of the Account’s real properties or interests in investment vehicles (such as real estate funds) which directly hold real properties.

•
Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types (i.e., office, industrial,

TIAA Real Estate Account ■ Prospectus	21

retail and multi-family), the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates. Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. (e.g., retail mall shopping centers, industrial properties or office space). If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

•
Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:

•
A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

•
The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

•
In the event a tenant vacates its space in one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property. In some instances, the Account’s properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. The Account may have difficulty obtaining a new tenant for any

22	TIAA Real Estate Account ■ Prospectus

vacant space in its properties, particularly if the current structure of the developed property (e.g., floor plan or otherwise) limits the types of businesses that can use the space without major renovation, which may require the Account to incur substantial expense in re-planning the space. Also, upon expiration of a lease, the space preferences of the Account’s major tenants may no longer align with the space they previously rented, which could cause those tenants to not renew their lease, or may require the Account to expend significant sums to reconfigure the space to their needs.

•
The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including the insolvency and/or closing of an anchor tenant for certain properties. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession, competition from online retailers and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases or reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such tenants to terminate their leases, or to fail to renew their leases at expiration.

•
Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results. In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties, or have owners

TIAA Real Estate Account ■ Prospectus	23

who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. The Account may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, and limit the Account’s ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

•
Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants, increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, the Account’s expenses of owning and operating a property are not necessarily reduced when the Account’s income from a property is reduced.

•
Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount the Account believes represents the equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally, a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.

•
Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account can provide no assurance that there will not be further terrorist attacks against the United States or U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the properties the Account owns or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States, worldwide financial markets, and the global economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

•
Risk of Limited Warranty. Purchasing a property “as is” or with limited warranties, which limit the Account’s recourse if due diligence fails to identify all material risks, can negatively impact the Account by reducing the value of such properties and increasing the Account’s cost to hold or sell properties.

24	TIAA Real Estate Account ■ Prospectus

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.

•
The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is tied to contract owners having the ability to redeem their accumulation units upon demand (thus alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).

•
The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

•	Interests in real estate funds tend to be, in particular, illiquid and the Account may be unable to dispose of such investments at opportune times.

•
Seller Indemnities. When the Account sells property, it is often required to provide some amount of indemnity for loss to the buyer. While the Account takes steps to try to mitigate the impact of the indemnities, such indemnities could negatively impact the sale price or result in claims by the buyer for indemnity in the future, which could increase the Account’s expenses and thereby reduce the return on investment.

Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would

TIAA Real Estate Account ■ Prospectus	25

actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market. Any future disruptions in the macro-economy, real estate markets and the credit markets, such as those that occurred from 2008–2011, could lead to a significant decline in real estate transaction activity in most markets and sectors in which the Account is invested. The resulting lack of observable transaction data may make it more difficult for a property appraisal to determine the fair value of the Account’s investment in one or more real estate assets. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value. Also, to the extent that the Account uses a relatively small number of independent appraisers to value a significant portion of its properties, valuations may be subject to any institutional biases of such appraisers and their valuation procedures.
Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.
If the appraised values of the Account’s properties as a whole are too high, those contract owners who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those contract owners who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming contract owners. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a non-distressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.

26	TIAA Real Estate Account ■ Prospectus

If the appraised values of the Account’s properties as a whole are too low, those contract owners who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those contract owners who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.
Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate funds or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such items. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual recognized item of income or expense.
Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of purchase. The Account may borrow pursuant to mortgages placed on individual properties, under the Account’s Credit Agreement or under another unsecured line of credit or credit facility into which the Account enters in the future. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). As of December 31, 2019, the Account’s loan to value ratio was approximately 17.1%. Also, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account, except for standard non-recourse carve outs. Among the risks of borrowing money, including borrowing under the Credit Agreement or under another line of credit or credit facility, or otherwise investing in a property subject to a mortgage, are the following:

•
General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, rising interest rates or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments.

TIAA Real Estate Account ■ Prospectus	27

Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account. Also, the Account’s ability to continue to secure financing may be impaired if negative marketplace effects, such as those which followed from the worldwide economic slowdown following the 2008–2011 financial crisis or the subsequent sovereign debt and banking difficulties experienced in parts of the Eurozone, were to occur. Such marketplace effects could result in tighter lending standards instituted by banks and financial institutions, the reduced availability of credit facilities and project finance facilities from banks and the fall of consumer and/or business confidence.

•
Default Risk. The property or group of encumbered properties may not generate sufficient cash flow to support the debt service on the mortgage loan. The property may also fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property) or inadequate equity. In addition, income from properties or investments or any other source of income for the Account may not generate sufficient cash flow to support the debt service on a line of credit or credit facility. In any of these circumstances, we (or a joint venture in which we invest) may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account or the venture may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account or venture may not be able to otherwise remedy such default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan or other loans. Finally, any such default could subject the Account to the costs of litigation, increase the Account’s borrowing costs, or result in less favorable terms, with respect to financing future properties or entering into future lines of credit or credit facilities.

•
Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account will not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions, restructure the loan on terms not advantageous to the Account, or default on its mortgage, resulting in the lender exercising its remedies, which may

28	TIAA Real Estate Account ■ Prospectus

include repossession of the property, and the Account could lose the value of its investment in that property.

•
Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any interest rate hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.

•
Variable Rate Demand Obligation (“VRDO”) Risk. To the extent the Account obtains financing pursuant to a variable rate demand obligation subject to periodic remarketing or similar mechanisms, the Account or the joint ventures in which it invests could face higher borrowing costs if the remarketing results in a higher prevailing interest rate. In addition, the terms of such variable rate obligations may allow the remarketing agent to cause the Account or venture to repay the loan on demand in the event insufficient market demand for such loans is present.

•
Valuation Risk. The market valuation of loans payable could have an adverse impact on the Account’s performance. Valuations of loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate.

•
Underlying Leverage Risk by Certain Portfolio Investments. Certain of the Account’s portfolio investments, including investments in certain REITs, joint ventures and real estate funds and other investment vehicles, often utilize leverage in connection with their investment activity. Such leverage is generally not included in the Account’s loan to value calculation. In addition, higher amounts of leverage by such portfolio investments could cause the investments to lose money and negatively impact the Account’s performance.

A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, may aggravate some or all of these risks.
Investment and Cash Management Risks Associated with Participant Transactions: The amount the Account has available to invest in new properties and other real estate–related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in liquid, fixed-income investments. These liquid assets are intended to be used to satisfy participant redemption requests and meet the Account’s expense needs (including, from time to time, obligations on debt). Significant participant transaction activity into or out of the Account’s units is generally not predictable, and wide fluctuations can occur as a r

TIAA Real Estate Account ■ Prospectus	29

esult of macroeconomic, geopolitical or market conditions (including market disruptions, volatility or downturns), the performance of equities or fixed income securities or general investor sentiment, regardless of the historical performance of the Account or of the performance of the real estate asset class generally. In the event that the Account were to experience significant net participant transfers out of the Account, such transfers could eventually cause the Account’s liquid, fixed-income investments to comprise less than 10% of the Account’s assets (on a net and total basis). Such situations could require the need to execute the TIAA liquidity guarantee. Please see the section below entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee.” Among other things, this continued shortfall in the amount of liquid assets impaired management’s ability to consummate new transactions. If a significant amount of net participant transfers out of the Account were to recur, particularly in high volumes, the Account may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though the Account has over time experienced both net inflows (purchases) and net outflows (redemptions) of contract owner investments on an annual basis, there is no guarantee that net outflow or redemption activity will not increase, perhaps in a significant and rapid manner, particularly in response to market cycles in the domestic and foreign securities and commercial real estate markets and other factors.
Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in liquid, fixed-income investments than the Account’s managers would target to hold under the Account’s long-term strategy. As of December 31, 2019, the Account’s liquid, fixed-income investments comprised 15.2% of its net assets. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a lack of attractive real estate–related investments on the market. Also, large inflows from participant transactions often occur in times of appreciating real estate values and pricing, which can render it challenging to execute on some transactions at ideal prices.
In an appreciating real estate market generally, this large percentage of assets held in liquid, fixed-income investments and not in real estate and real estate–related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury and Agency securities and other liquid, fixed-income investments. In addition, to manage cash flow, the Account may temporarily hold a higher percentage of its net assets in liquid real estate–related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.

30	TIAA Real Estate Account ■ Prospectus

Joint Venture Investment Risks: Investing in joint ventures or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account is required to take action.

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:

•
a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;

•	a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;

•
a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account and/or lead to a default under a loan secured by a property owned by the venture; or

•
for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.

•
The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•
If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•
The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.

•
The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third-party, which could adversely impact the valuation of the Account’s interest in the venture.

TIAA Real Estate Account ■ Prospectus	31

•
To the extent the Account serves as the general partner or managing member in a venture, it may owe certain contractual or other duties to the co-venturer, including fiduciary duties, which may present perceived or actual conflicts of interest in the management of the underlying assets. Such an arrangement could also subject the Account to liability to third parties in the performance of its duties as a general partner or managing member.

•	The venture may incur higher than normal levels of investment leverage, including levels that exceed the Account’s typical loan-to-value ratio.

•
A partner that administratively operates a particular co-venture may not sufficiently assess ESG-related criteria when acquiring commercial real property, and any resulting ESG-related concerns with the commercial property have the potential in certain circumstances to negatively impact the value of, and subsequent investment returns on, the property.

Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:

•
There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•
There are risks associated with potential underperformance or non-performance by, and/or solvency of, a contractor we select or other third- party vendors involved in developing or redeveloping the property.

•
If the Account were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.

•
Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest rates, overbuilding in the area or changes in the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.

Real Estate Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multi-family properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically

32	TIAA Real Estate Account ■ Prospectus

desirable terms, or at all, due to the increased costs associated with regulatory compliance.
In addition, some state and local municipal jurisdictions, such as New York City, Washington DC and the State of Washington, have enacted legislation which compels building owners to meet standards for energy efficiency or carbon emission limits which may result in unplanned capital expenditures or require amendments to leases or other financial agreements with tenants (which represent a significant portion of building energy consumption) to improve building efficiency. If standards are not met, the Account could be subject to fines and/or other regulatory penalties that may impact the value of non-compliant building held in the Account’s portfolio. Additional state and local jurisdictions (including foreign jurisdictions where the Account could own commercial property) that have committed to achieve carbon reduction, clean energy standards and other ESG-related criteria for commercial real estate may implement similar legislation that could increase costs and negatively impact the performance of such properties in the Account’s portfolio.
Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds in order to comply with these laws. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required cleanup relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while the Account may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause the Account to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.
Uninsurable Loss Risks: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, tsunamis, high winds, wildfires, inland or coastal floods, rising sea levels or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is

TIAA Real Estate Account ■ Prospectus	33

economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, the Account is reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial health of an insurer were to deteriorate quickly, the Account may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s investment returns.
Physical Climate Change Related Financial Risks: Many of the Account’s commercial properties are located within geographical regions in the United States and foreign jurisdictions that currently are, and in the future will continue to be, affected by increasingly severe and adverse weather conditions across the globe, including, among others, earthquakes, hurricanes, tsunamis, high winds, wildfires, inland or coastal flooding, and rising sea levels. As regions experience changes to the climate and extreme weather events become more frequent and intense, commercial real estate assets within the Account that are located in such regions could be adversely impacted by direct damage to buildings and other improvements thereon and result in loss of revenue, the incurrence of unplanned capital and other expenses not covered by insurance, and increase operating expenses for such properties, including utility, insurance and maintenance costs. Climate related changes and resulting hazards may stress local populations, real estate financing and operational systems, and local infrastructure to the point where such changes and hazards negatively impact local market attractiveness of such properties as investments, rental market growth, and ultimately decrease demand for and value of commercial real estate in such regions. Any resulting losses from such climate changes and hazards could adversely impact the Account’s investment returns.
ESG Criteria Risks: Management of the Account looks to utilize ESG criteria in its commercial real estate underwriting given TIAA’s view that the application of such criteria, as part of the underwriting process, is beneficial in achieving positive long-term returns for the Account. In its evaluation of commercial real estate opportunities, the Account will take ESG considerations into account as part of the financial assessment of a commercial real estate portfolio asset, and not to

34	TIAA Real Estate Account ■ Prospectus

achieve a desired outcome or as an investment qualification or screen. Ultimately, the Account will make an investment decision that incorporates ESG criteria only to the extent that the criteria is reasonably expected to enhance the ability to achieve desired returns for the Account. However, the application of ESG criteria may, when coupled with other criteria in the underwriting process, result in the Account deciding to forego some commercial real estate market opportunities that could be beneficial to the Account. Consequently, the Account may underperform other investment vehicles that do not utilize such ESG criteria in selecting portfolio properties.
Foreign Real Property Investment Risks: Investment in foreign commercial real properties, foreign real estate loans, and foreign debt investments may present the following special risks:

•
The value of foreign investments or rental income can increase or decrease due to changes or fluctuations in foreign currency exchange rates, imposition of currency exchange control or market control regulations, possible expropriation or confiscatory taxation, political, social, diplomatic and economic developments and foreign regulations. The Account translates into U.S. dollars purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on foreign debt investments and loans payable is included in the Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates, even if hedged, may impair or reduce the Account’s returns and result in poorer overall performance of the Account than if it had not acquired such foreign investments or entered into any foreign currency hedging transactions.

•
In managing any domestic or foreign commercial real property investments, the Account may, but is not required to, use or enter into forward currency contracts and foreign currency swaps, and may buy or sell put and call options and futures contracts on foreign currencies as well as other types of derivatives transactions (including interest rate swaps and options, futures contracts or swaps) in order to hedge against the risks of currency or exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign real estate investments. Changes in exchange rates and exchange control regulations or interest rates may increase or reduce the value of domestic or foreign real estate investments. Currency hedging, interest rate hedging and similar transactions involve special risks and may limit potential gains due to increases in a currency’s value or changes in interest rates. Unanticipated changes in interest rates, domestic or foreign securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into any such currency-related or interest rate-related hedging transactions for such real property investments. In addition, the Account could incur additional costs of paying hedge unwind fees, if it has to terminate cross-currency or interest rate swaps, futures contracts or options

TIAA Real Estate Account ■ Prospectus	35

prematurely due to early repayment of domestic or foreign mortgage loans related to such properties. The Account does not intend to speculate in foreign currency exchange transactions, forward currency contracts, interest rate options, futures contracts or swaps or other types of hedging transactions related to its portfolio of domestic or foreign real property investments.

•
Non-U.S. jurisdictions may impose withholding taxes on the Account as a result of its investment activity in that jurisdiction. TIAA may be eligible for a foreign tax credit in respect of such tax paid by the Account and such credit (if available to TIAA) would be reimbursed to the Account. However, there may be circumstances where TIAA is unable to receive some or all of the benefit of a foreign tax credit and the Account would thus not receive reimbursement, which could harm the value of the Account’s units.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•
The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.

•
The Account may be subject to increased risk of regulatory scrutiny pursuant to U.S. federal statutes, such as the Foreign Corrupt Practices Act, which, among other things, requires robust compliance and oversight programs to help prevent violations. The costs associated with maintaining such programs, in addition to costs associated with a potential regulatory inquiry, could impair the Account’s returns and divert management’s attention from other Account activities.

•
It may be more difficult for the Account to obtain and collect a judgment on foreign investments than on domestic investments, and the costs to the Account that are associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

Risks of investing in real estate investment trust (REIT) securities
The Account invests in registered and unregistered REIT securities for diversification, liquidity management and other purposes. The Account’s investment in REITs may also increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net participant transfers into the Account. As of December 31, 2019, REIT securities comprised approximately 3.0% of the Account’s net assets. Investments in REIT securities are part of the Account’s real estate–related investment strategy and are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition t

36	TIAA Real Estate Account ■ Prospectus

o these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own. Also, sales of REIT securities by the Account for liquidity management purposes may occur at times when values of such securities have declined and it is otherwise an inopportune time to sell the security. Volatility in REITs can cause significant fluctuations in the Account’s AUV on a daily basis, as they are correlated to equity markets which have experienced significant day to day fluctuations over the past few years.
REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if the Account invests in securities of a REIT that later fails to qualify as a REIT, this may adversely affect the performance of our investment. Certain provisions of recently “Enacted Tax Legislation,” as described under such heading in the section below entitled “Taxes” and related guidance that may be issued by the Treasury and Internal Revenue Service may impact REIT qualification in an unforeseen manner. The Account will continue to monitor such developments.
Risks of mortgage-backed securities
The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS and RMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, it is possible that issuers of U.S. Government Securities will not have the funds to meet their payment obligations in the future, and the U.S. Government may change its support of, and policies regarding, Fannie Mae and Freddie Mac, Fannie Mae and Freddie Mac have been

TIAA Real Estate Account ■ Prospectus	37

operating under conservatorship, with the Federal Housing Finance Administration (“FHFA”) acting as their conservator, since September 2008. The entities are dependent upon the continued support of the U.S. Department of the Treasury and FHFA in order to continue their business operations. These factors, among others, could affect the future status and role of Fannie Mae and Freddie Mac and the value of their securities and the securities which they guarantee. Even if the Account acquired such securities, such changes may have a negative effect on the pricing of such securities. Other policy changes impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future could create market uncertainty and affect the actual or perceived credit quality of issued securities, adversely affecting mortgage-backed securities through an increased risk of loss.
Importantly, the fair market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.
Risks of investing in mortgage loans and related investments
The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:

•
The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. In addition, there is a risk of delay in exercising any contractual remedies due to actions of the borrower, including, without limitation, bankruptcy or insolvency of the borrower.

•
The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•
A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

38	TIAA Real Estate Account ■ Prospectus

•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•
If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than those which are then available in the market if interest rates rise generally.

•
Interest Rate Risk. The risk that the value or yield of fixed-income investments may decline if interest rates change. In general, when prevailing interest rates decline, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to increase while yields on similar newly issued fixed-income investments tend to decrease, which could adversely affect the Account’s income. Conversely, when prevailing interest rates increase, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to decline while yields on similar newly issued fixed-income investments tend to increase. If a fixed-income investment pays a floating or variable rate of interest, changes in prevailing interest rates may increase or decrease the investment’s yield. Fixed-income investments with longer durations tend to be more sensitive to interest rate changes than shorter-term investments. Interest rate risk is generally heightened during periods when prevailing interest rates are low or negative. During periods of very low or negative interest rates, a fixed-income investment may not be able to maintain positive returns. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility. Additional interest rate-related risks include the following:

•
LIBOR Risk. LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. In addition, the terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to LIBOR, which functions as a reference rate or benchmark for various commercial and financial contracts. The United Kingdom’s (“UK”) Financial Conduct Authority has announced plans to discontinue supporting LIBOR and transition away from LIBOR by the end of 2021. There remains uncertainty regarding the future use of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on the Account or on certain instruments in which the Account invests are not known. Various financial industry groups have begun planning for that transition and certain regulators have taken actions to establish alternative reference rates (e.g., the Secured Overnight Financing Rate, which measures the cost of overnight borrowings through repurchase agreement

TIAA Real Estate Account ■ Prospectus	39

transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBOR with certain adjustments). The transition process may involve, among other things, an increase in volatility or illiquidity of markets for instruments that currently rely on LIBOR, a reduction in the value of certain instruments held by the Account or a reduction in the effectiveness of related Account transactions such as hedging transactions. Any such effects, as well as other unforeseen effects, could result in losses to the Account; and

•
Negative Interest Rate Risk. Certain European countries and Japan have pursued negative interest rate policies, the consequences of which are uncertain. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent) intended to help create self-sustaining growth in the local economy. If a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank. As a result, certain debt instruments have recently begun to trade at negative yields. Negative interest rates may become more prevalent among foreign (non-U.S.) issuers, and potentially within the U.S. These market conditions may increase the Account’s exposure to the risks associated with rising interest rates. A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise. This is especially true under current conditions because, as of the date of this registration statement, interest rates in the United States and in certain foreign markets are at low levels. Thus, the Account currently faces a heightened level of risk associated with rising interest rates. This could be driven by a variety of factors, including, but not limited, to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. To the extent the Federal Reserve Board continues to raise interest rates, there is a risk that rates across the financial system may rise. To the extent the Account has a bank deposit or holds a debt or mortgage instrument with a negative interest rate to maturity, the Account would generate a negative return on that investment. A number of factors may contribute to debt instruments trading at a negative yield. While negative yields can be expected to reduce demand for fixed-income investments trading at a negative interest rate, investors may be willing to continue to purchase such investments for a number of reasons including, but not limited to, price insensitivity, arbitrage opportunities across fixed-income markets or rules-based investment strategies. If negative interest rates become more prevalent in the market, it is expected that investors will seek to reallocate assets to other income-producing assets such as investment-grade and high-yield debt instruments, or equity investments that pay a dividend. This increased demand for higher yielding assets m

40	TIAA Real Estate Account ■ Prospectus

ay cause the price of such instruments to rise while triggering a corresponding decrease in yield and the value of debt instruments over time. In addition, a move to higher yielding investments may cause investors, including the Account, to seek fixed-income investments with longer duration and/or potentially reduced credit quality in order to seek the desired level of yield. These considerations may limit the Account’s ability to locate fixed-income instruments containing the desired risk/return profile. Changing interest rates, including, but not limited to, rates that fall below zero, could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility and potential illiquidity, increasing the potential for losses for the Account.

•
Extension Risk. The risk that during periods of rising interest rates, borrowers pay off their mortgage loans later than expected, preventing the Account from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally present in mortgage-backed securities and other ABS. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.

•
Prepayment Risk. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, the Account may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate, resulting in a decline in income.

•
Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, the Account could incur penalties or may be unable to enforce payment of the loan.

•
Risks of Investing in Domestic and Foreign Debt or Loans. The Account may invest from time to time in domestic and foreign mezzanine and other debts or loans to entities which own real estate assets. Generally these loans will be secured by a pledge of the equity securities of the entity, but not by a first lien security interest in the property itself. As such, the Account’s recovery in the event of an adverse circumstance at the property (such as a default under a mortgage loan on the property) will be subordinated to the recovery available to the first lien mortgage lender(s) to the property. The Account’s remedy may solely consist of foreclosing on the equity interest in the entity owning the property, and that equity interest will be junior in right of recovery to a loan secured by the property owned by the entity. Also, as a subordinated lender, the Account may have limited rights to exercise control over the process by which the mortgage loan is restructured or the property

TIAA Real Estate Account ■ Prospectus	41

is liquidated following a default. Any of these circumstances may result in the Account being unable to recover some or all of its original investment.

•
Risks of Hedging Strategies for Domestic and Foreign Loans and Securities. In managing any domestic or foreign mezzanine debt or other domestic or foreign loans or securities, the Account may use or enter into forward currency contracts and foreign currency swaps, and may buy or sell put and call options and futures contracts on foreign currencies as well as other types of derivatives transactions (including interest rate swaps and options, futures contracts or swaps) in order to hedge against the risks of exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign loan and securities investments. Changes in exchange rates and exchange control regulations or interest rates may increase or reduce the value of domestic or foreign mezzanine debt or other types of loans and securities. Currency hedging, interest rate hedging and similar transactions involve special risks and may limit potential gains due to increases in a currency’s value or changes in interest rates. Unanticipated changes in interest rates, domestic or foreign securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into any such currency-related or interest rate-related hedging transactions for such loans and securities. In addition, the Account could incur additional costs of paying hedge unwind fees, if it has to terminate cross-currency or interest rate swaps, futures contracts or options prematurely due to early repayment of domestic or foreign mezzanine or other debt or securities. The Account does not intend to speculate in foreign currency exchange transactions, forward currency contracts, interest rate options, futures contracts or swaps or other types of hedging transactions relating to its portfolio of domestic and foreign loans and securities.

•	Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:

•
The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•
In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

Risks of U.S. Government and Government agency securities and corporate obligations

•
The Account invests in securities issued by U.S. Government agencies and U.S. Government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. Government,

42	TIAA Real Estate Account ■ Prospectus

which could adversely affect the pricing and value of such securities. U.S. Government securities that are supported by the full faith and credit of the United States present limited credit risk compared to other types of debt securities but are not free of risk. Other U.S. Government securities are supported by the right of the agency or instrumentality to borrow an amount limited to a specific line of credit from the U.S. Treasury or by the discretionary authority of the U.S. Government to purchase financial obligations of the agency or instrumentality, which are thus subject to a greater amount of credit risk than those supported by the full faith and credit of the United States. Still other U.S. Government securities are only supported by the credit of the issuing agency or instrumentality which are subject to greater credit risk as compared to other U.S. Government securities. The maximum potential liability of the issuers of some U.S. Government securities may exceed then current resources, including any legal right to support from the U.S. Treasury. Because the U.S. Government is not obligated by law to support an agency or instrumentality that it sponsors, or such agency’s or instrumentality’s securities, the Account only invests in U.S. Government securities when TIAA determines that the credit risk associated with the obligation is suitable for the Account. It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future. Uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may increase the risk that the U.S. Government may default on payments on certain U.S. Government securities, including those held by the Account.

•
In addition, the Account may invest in corporate obligations (such as commercial paper and other types of corporate debt obligations) and while the Account seeks out such holdings in short-term or intermediate-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Also, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities. Finally, any further downgrades or threatened downgrades of the credit rating for U.S. Government obligations generally could impact the pricing and liquidity of agency securities or corporate obligations in a manner which could impact the value of the Account’s units. On one occasion, the long-term credit rating of the United States has been downgraded by at least one leading rating agency as a result of disagreements within the U.S. Government over raising the debt ceiling to repay outstanding obligations. Similar situations in the future could result in

TIAA Real Estate Account ■ Prospectus	43

higher interest rates, lower prices of U.S. Treasury securities and increase the costs of various kinds of debt, which may adversely affect the Account.
Risks of liquid, fixed-income investments
The Account’s investments in liquid, fixed-income investments, whether real estate–related securities (such as REITs, CMBS or some loans receivable) or non-real-estate-related securities (such as ABS, MBS, RMBS, CLOs, CMOs, CDOs, cash equivalents and municipal bond securities and other domestic and foreign government and corporate securities), and whether debt or equity, are subject to the following general risks:

•
Issuer Risk (often called Financial Risk) — The risk that an issuer’s earnings or revenue prospects and overall financial position will deteriorate (or be perceived to deteriorate by market participants, rating agencies, pricing services or otherwise), causing a decline in the value of the issuer’s financial instruments over short or extended periods of time.

•	Credit Risk — The risk that the issuer of fixed-income investments may not be able or willing to meet interest or principal payments when the payments become due.

•
Credit Spread Risk — The risk that credit spreads (i.e., the difference in yield between securities that is due to differences in each security’s respective credit quality) may increase when market participants believe that bonds generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Account’s securities. Credit spreads often increase more for lower-rated and unrated securities than for investment-grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities.

•
Market Volatility, Liquidity and Valuation Risk — The risk that volatile or dramatic reductions in trading activity in securities make it difficult for the Account to properly value its investments and that the Account may not be able to purchase or sell a securities investment at an attractive price, if at all. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility in recent years.

•
Interest Rate Risk — The risk that increases or volatility in interest rates can cause the prices of certain fixed-income investments to decline. This risk is heightened to the extent the Account invests in fixed-income investments and during periods when prevailing interest rates are low. As of the date of this prospectus, interest rates in the United States and in certain foreign markets are near historic lows, which may increase the Account’s exposure to risks associated with rising interest rates. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility.

•	Downgrade Risk — The risk that securities are subsequently downgraded should TIAA and/or rating agencies believe the issuer’s business outlook or

44	TIAA Real Estate Account ■ Prospectus

creditworthiness has deteriorated. If this occurs, the values of these investments may decline, or it may affect the issuer’s ability to raise additional capital for operational or financial purposes and increase the chance of default, as a downgrade may be seen in the financial markets as a signal of an issuer’s deteriorating financial position.

•
Income Volatility Risk — Income volatility refers to the degree and speed with which changes in prevailing market interest rates diminish the level of current income from the Account’s portfolio of fixed-income securities. The risk of income volatility is that the level of current income from a portfolio of fixed-income securities may decline in certain interest rate environments.

•
Call Risk — The risk that an issuer will redeem a fixed-income investment prior to maturity. This often happens when prevailing interest rates are lower than the rate specified for the fixed-income investment. If a fixed-income investment is called early, the Account may not be able to benefit fully from the increase in value that other fixed-income investments experience when interest rates decline. Additionally, the Account would likely have to reinvest the payoff proceeds at current yields, which are likely to be lower than the fixed-income investment in which the Account originally invested, resulting in a decline in income.

•
Prepayment Risk — The risk that, during periods of falling interest rates, borrowers may pay off their mortgage loans sooner than expected, forcing the Account to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in income. These risks are normally present in mortgage-backed securities and other asset-backed securities. For example, borrowers have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can shorten depending on borrower prepayment activity. A rise in the prepayment rate and the resulting decline in duration of fixed-income securities held by the Account can result in losses to the Account.

•
Extension Risk — The risk that, during periods of rising interest rates, borrowers may pay off their mortgage loans later than expected, preventing a Fund from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally present in mortgage-backed securities and other asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.

•
U.S Government Securities Risk — Securities issued by the U.S. Government or one of its agencies or instrumentalities may receive varying levels of support from the U.S. Government, which could affect the Account’s ability to recover should they default. To the extent the Account invests significantly in securities issued or guaranteed by the U.S. Government or its

TIAA Real Estate Account ■ Prospectus	45

agencies or instrumentalities, any market movements, regulatory changes or changes in political or economic conditions that affect the securities of the U.S. Government or its agencies or instrumentalities in which the Account invests may have a significant impact on the Account’s performance.

•
State and Municipal Investment Risk — Events affecting states and municipalities may adversely affect the Account’s investments and its performance. These events may include severe financial difficulties and continued budget deficits, economic or political policy changes, tax base erosion, state constitutional limits on tax increases, and changes in the credit ratings assigned to state and municipal issuers of debt instruments.

•
Foreign Securities Investment Risk — Foreign investments, which may include securities of foreign issuers, securities or contracts traded or acquired in non-U.S. markets or on non-U.S. exchanges, or securities or contracts payable or denominated in non-U.S. currencies, can involve special risks that arise from one or more of the following events or circumstances: (1) changes in currency exchange rates; (2) possible imposition of market controls or currency exchange controls; (3) possible imposition of withholding taxes on dividends and interest; (4) possible seizure, expropriation or nationalization of assets; (5) more limited financial information or difficulties interpreting it because of foreign regulations and accounting standards; (6) lower liquidity and higher volatility in some foreign markets; (7) the impact of political, social or diplomatic events; (8) economic sanctions or other measures by the United States or other governments; (9) the difficulty of evaluating some foreign economic trends; and (10) the possibility that a foreign government could restrict an issuer from paying principal and interest to investors outside the country. Brokerage commissions and custodial and transaction costs are often higher for foreign investments, and it may be difficult for the Account to use foreign laws and courts to enforce financial or legal obligations.

•
Emerging Markets Risk — The risk of foreign investment often increases in countries with emerging markets. For example, these countries may have more unstable governments than developed countries, and their economies may be based on only a few industries. Because their financial markets may be very small, share prices of financial instruments in emerging market countries may be volatile and difficult to determine. Financial instruments of issuers in these countries may have lower overall liquidity than those of issuers in more developed countries. In addition, foreign investors such as the Account are subject to a variety of special restrictions in many emerging market countries. The risks outlined above are often more pronounced in “frontier markets” in which the Account may invest. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid. These factors may make investing in frontier market countries significantly riskier than investing in other countries.

46	TIAA Real Estate Account ■ Prospectus

•
Fixed-Income Foreign Investment Risk — Foreign fixed-income securities investments, including securities or contracts payable or denominated in non-U.S. currencies, can involve special risks that arise from one or more of the following events or circumstances: (1) changes in currency exchange rates; (2) possible imposition of market controls or currency exchange controls; (3) possible imposition of withholding taxes on dividends and interest; (4) possible seizure, expropriation or nationalization of assets; (5) more limited financial information about the foreign debt issuer or difficulties interpreting it because of foreign regulations and accounting standards; (6) lower liquidity and higher volatility in some foreign markets; (7) the impact of political, social or diplomatic events; (8) economic sanctions or other measures by the United States or other governments; (9) the difficulty of evaluating some foreign economic trends; and (10) the possibility that a foreign government could restrict an issuer from paying principal and interest on its debt obligations to investors outside the country. It may also be difficult to use foreign laws and courts to force a foreign issuer to make principal and interest payments on its debt obligations. In addition, the cost of servicing external debt will also generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The risks described above often increase in countries with emerging markets. For example, the ability of a foreign sovereign issuer, especially in an emerging market country, to make timely and ultimate payments on its debt obligations may be strongly influenced by the issuer’s balance of payments, including export performance, its access to international credit and investments, fluctuations of interest rates and the extent of its foreign reserves. If a deterioration occurs in the foreign country’s balance of payments, it could impose temporary restrictions on foreign capital remittances. In addition, there is a risk of restructuring certain foreign debt obligations that could reduce and reschedule interest and principal payments.

•
Sovereign Debt Risk — The risk that the issuer of non-U.S. sovereign debt or the governmental authorities that control the repayment of such debt may be unable or unwilling to repay principal or interest when due. This may result from political or social factors, the general economic environment of a country, levels of foreign debt or foreign currency exchange rates, among other possible reasons. To the extent the issuer or controlling governmental authority is unable or unwilling to repay principal or interest when due, the Account may have limited recourse to compel payment in the event of default and could result in losses to the Account.

•
Supranational Debt Risk — The risk that the issuer of multinational or supranational foreign debt (e.g., the European Union or the International Monetary Fund (IMF)) that controls the repayment of such debt may be unable or unwilling to repay principal or interest when due. This may result

TIAA Real Estate Account ■ Prospectus	47

from, among other possible reasons, political or social factors (e.g., the sudden or gradual disintegration of the multinational or supranational organization), the general economic environment of the countries or foreign markets that comprise the organization, levels of foreign debt or foreign currency exchange rates. To the extent the issuer or controlling multinational or supranational authority is unable or unwilling to repay principal or interest when due, the Account may have limited recourse to compel payment in the event of default and could result in losses to the Account.

•
Active Management Risk — The risk that the Account’s strategy, investment selection or trading execution for securities, including REIT stocks, may cause the Account to underperform relative to a stated benchmark index or funds or accounts with similar investment objectives.

•
Currency Risk — The risk of a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that foreign currency. The overall impact on the Account’s holdings can be significant and long lasting depending on the currencies represented in the portfolio, how each currency appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time, particularly with respect to emerging markets currencies. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or by currency controls or political developments.

•
Derivatives Risk — The risks associated with investing in derivatives may be different and greater than the risks associated with directly investing in the underlying securities and other instruments. Derivatives such as swaps are subject to risks such as liquidity risk, interest rate risk, market risk, and credit risk. These derivatives involve the risk of mispricing or improper valuation and the risk that the prices of certain options, futures, swaps (including credit default swaps), forwards and other types of derivative instruments may not correlate perfectly with the prices or performance of the underlying security, currency, rate, index or other asset. Certain derivatives present counterparty risk, or the risk of default by the other party to the contract, and some derivatives are, or may suddenly become, illiquid. Some of these risks exist for futures, options and swaps which may trade on established markets. Unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into derivatives transactions. The potential for loss as a result of investing in derivatives, and the speed at which such losses can be realized, may be greater than investing directly in the underlying security or other instrument. Derivative investments can create leverage by magnifying investment losses or gains, and the Account could lose more than the amount invested.

48	TIAA Real Estate Account ■ Prospectus

•
Currency Management Strategies Risk — Currency management strategies, including forward currency contracts, may substantially change the Account’s exposure to currency exchange rates and could result in losses to the Account if currencies do not perform as TIAA expects. In addition, currency management strategies, to the extent that such strategies reduce the Account’s exposure to currency risks, may also reduce the Account’s ability to benefit from favorable changes in currency exchange rates. There is no assurance that TIAA’s use of currency management strategies will benefit the Account or that they will be, or can be, used at appropriate times. Furthermore, there may not be a perfect correlation between the amount of exposure to a particular currency and the amount of securities in the portfolio denominated in that currency. Currency markets are generally less regulated than securities markets. Derivatives transactions, especially forward currency contracts and currency-related futures contracts and swap agreements, may involve significant amounts of currency management strategies risk.

•
Counterparty and Third-Party Risk — Transactions involving a counterparty to a derivative or other instrument, or a third-party responsible for servicing the instrument, are subject to the credit risk of the counterparty or third-party, and to the counterparty’s or third-party’s ability to perform in accordance with the terms of the transaction. If a counterparty defaults, the Account may have contractual remedies but the Account may be unable to enforce them due to the application of bankruptcy, insolvency and other laws affecting the rights of creditors. Counterparty risk is still present even if a counterparty’s obligations are secured by collateral because, for example, the Account’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. The Account is also subject to counterparty risk to the extent it executes a significant portion of its securities or derivatives transactions through a single broker, dealer, or futures commission merchant.

•
Illiquid Investments Risk — The risk that illiquid investments may be difficult to sell for the value at which they are carried, if at all, or at any price within the desired time frame. Illiquid investments are those that are not reasonably expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Account’s investments in illiquid investments may reduce the returns of the Account because it may be unable to sell the illiquid investment at an advantageous time or price, which could prevent the Account from taking advantage of other investment opportunities. Illiquid investments may trade less frequently, in lower quantities and/or at a discount as compared to more liquid investments, which may cause the Account to receive distressed prices and incur higher transaction costs when selling such investments. Securities that are liquid at the time of purchase may subsequently become illiquid due to events

TIAA Real Estate Account ■ Prospectus	49

such as adverse developments for an issuer, industry-specific developments, market events, rising interest rates, changing economic conditions or investor perceptions and geopolitical risk.

•
Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses. Further, to the extent that a significant portion of the Account’s net assets at any particular time consist of cash, cash equivalents and non-real-estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate–related investments. Such a potential negative impact on returns may be exacerbated in times of low prevailing interest rates payable on many classes of liquid securities, such as is the case as of the date hereof and which may persist in the future.

Global economic risks
National and regional economies and financial markets are becoming increasingly interconnected, which increases the possibilities that conditions in one country, region or market might adversely impact issuers in a different country, region or market. Changes in legal, political, regulatory, tax and economic conditions may cause fluctuations in markets and securities and commercial real property prices around the world, which could negatively impact the value of the Account’s investments. Major economic or political disruptions, particularly in large economies, may have global negative economic and market repercussions. Additionally, events such as war, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the securities and local commercial real estate markets and issuers in which the Account invests. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy. Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities and commercial real estate markets, which could adversely affect the Account’s investments.
Conflicts of interest within TIAA
General: TIAA and its affiliates (including Nuveen Alternatives Advisors, LLC (“NAA”) and Teachers Advisors, LLC (“TAL”), its wholly owned subsidiaries and registered investment advisers, and Nuveen Real Estate (“NRE”), its wholly owned

50	TIAA Real Estate Account ■ Prospectus

subsidiary) have interests in other real estate programs and accounts and also engage in other business activities. As such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own or manage properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned or managed by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to TIAA itself and to other current and potential investment vehicles sponsored by TIAA affiliates with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.
Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. While an independent fiduciary is responsible under PTE 96-76 (as defined below) for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary oversees any redemption of TIAA liquidity units. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) from time to time could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of accumulation units held by all contract owners. Any perception of a conflict of interest could cause contract owners to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy. For a discussion of the relevant allocation policies and procedures TIAA has established, as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see the section entitled “Establishing and managing the Account — The role of TIAA — Conflicts of interest.”

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Risks of securities lending
As described more fully in “Securities Lending” below, in lending its securities, the Account bears the market risk with respect to the investment of collateral and the risk the borrower or securities lending agent (the “Agent”) may default on its contractual obligations to the Account. Each Agent bears the risk that the borrower may default on its obligation to return the loaned securities as the Agent is contractually obligated to indemnify the Account if at the time of a default by a borrower some or all of the loaned securities have not been returned.
Required property sales under the PTE
As described more fully in “Establishing and managing the Account – role of the independent fiduciary under the PTE” below, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the Account’s independent fiduciary), the independent fiduciary could, pursuant to its obligations under PTE 96-76 (as defined below), require the Account to sell commercial real properties or other portfolio assets in the Account to reduce TIAA’s ownership interest. Any such required sales could occur at times and at prices that depress the sale proceeds to the Account and result in losses to the Account.
No opportunity for prior review of transactions
Investors do not have the opportunity to evaluate the economic or financial merit of the purchase, sale or financing of a property or other investment before the Account completes the transaction, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.
Risks of registration under the Investment Company Act of 1940
The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.
If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on

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capital structure, restrictions on certain investments, compliance with reporting, recordkeeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.
Cybersecurity and other business continuity risks
With the increased use of connected technologies to conduct business, the Account and its service providers (including, but not limited to, TIAA, Services, the independent fiduciary and the Account’s custodian and financial intermediaries) are susceptible to cybersecurity risks. In general, cybersecurity attacks can result from infection by computer viruses or other malicious software or from deliberate actions or unintentional events, including gaining unauthorized access through “hacking” or other means to digital systems, networks, or devices that are used to service the Account’s operations in order to misappropriate assets or sensitive information, corrupt data, or cause operational disruption. Cybersecurity attacks can also be carried out in a manner that does not require gaining unauthorized access, including by carrying out a “denial-of-service” attack on the Account or its service providers. In addition, authorized persons could inadvertently or intentionally release and possibly destroy confidential or proprietary information stored on the Account’s systems or the systems of its service providers.
Cybersecurity failures by the Account or any of its service providers, or the issuers of any portfolio securities in which the Account invests (e.g., issuers of REIT stocks or debt securities), have the ability to result in disruptions to and impacts on business operations and may adversely affect the Account and the value of your accumulation units. Such disruptions or impacts may result in: financial losses; interference with the processing of contract transactions, including the processing of orders from TIAA’s website; interfere with the Account’s ability to calculate AUVs; barriers to trading and order processing; Account contract owners’ inability to transact business with the Account; violations of applicable federal and state privacy or other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; or additional compliance costs. The Account may incur additional, incremental costs to prevent and mitigate the risks of cybersecurity attacks or incidents in the future. The Account and its contract owners could be negatively impacted by such cybersecurity attacks or incidents. Although the Account has established business continuity plans and risk-based processes and controls to address such cybersecurity risks, there are inherent limitations in such plans and systems in part due to the evolving nature of technology and cybersecurity attack tactics. As a result, it is possible that the Account or the Account’s service providers will not be able to adequately identify or prepare for all cybersecurity attacks. In addition,

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the Account cannot directly control the cybersecurity plans or systems implemented by its service providers.
Other disruptive events, including, but not limited to, natural disasters and public health or pandemic crises, may adversely affect the Account’s ability to conduct business. Such adverse effects may include the inability of TIAA’s employees, or the employees of its affiliates and the Account’s service providers, to perform their responsibilities as a result of any such event. Any resulting disruptions to the Account’s business operations can interfere with our processing of contract transactions (including the processing of orders from our website), impact our ability to calculate annuity unit values, or cause other operational issues.
About the Account’s investments — In general
Direct investments in real estate
Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, primarily office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules and in addition, the Account may selectively invest in real estate development projects or engage in redevelopment projects, including pure ‘ground up’ developments. The Account may also invest in commercial properties that include data centers, senior housing, student housing, medical offices, life sciences and other laboratories, manufactured housing, single-family detached rental properties, and domestic and foreign real estate operating companies (“REOCs”) (including REOCs that operate “co-living” and similar arrangements).
The Account considers material ESG-related risks in the course of sourcing its direct real estate investment opportunities, both throughout the commercial real estate underwriting due diligence process and in the monitoring of portfolio investments to the extent commercially practical under the circumstances. In its evaluation of commercial real estate opportunities, the Account will take ESG considerations into account as part of the financial assessment of a commercial real estate portfolio asset, and not to achieve a desired outcome or as an investment qualification or screen. Ultimately, the Account will make an investment decision that incorporates ESG criteria only to the extent that the criteria is reasonably expected to enhance the ability to achieve desired returns for the Account. The Account’s application of such ESG screening of commercial real property assets will not preclude investment in certain commercial properties that present non material ESG-related risks.
In addition to its own proprietary financial analysis, TIAA typically uses third-party environmental assessment analysis in acquiring and managing commercial real estate properties within the Account’s portfolio. That analysis involves, among other things, climate change risk screening, carbon emissions impact, natural resource and energy efficiency investment opportunities, and tenant

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considerations. Certain directly owned real estate assets engage third-party consultants to monitor ESG performance metrics which are used for business planning, measuring return on investment on efficiency improvements, and investor disclosures.
Investments in mortgages
General: The Account can originate or acquire interests in domestic or foreign mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. Government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most loans will be on existing income-producing property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).
Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.
Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan;

•	extending the maturity of any mortgage loan made by the Account;

•	consenting to a sale of the property subject to a mortgage loan;

•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or

•	selling the mortgage loans, or portions of them, before maturity.
Other real estate-related investments
Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, real estate funds, and other commingled investment vehicles involved in real estate–related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in these commingled vehicles, including over the selection and disposition of the underlying real estate–related assets owned by the vehicle. Also, the Account’s ability to sell freely its interests in co

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mmingled vehicles may be restricted by the terms of the governing agreements and financing (including credit) agreements to which the Account is a party. From time to time, the Account may also serve as the general partner, managing member, manager or administrator for a joint venture, for which it may earn fees and assume certain responsibilities (including fiduciary duties) typically associated with serving as a manager. Such joint ventures may also have higher than normal levels of investment leverage, including levels that exceed the Account’s typical loan-to-value ratio. The Account will not hold real property jointly with TIAA or its affiliates.
When considering entering into joint ventures with other real estate companies, the Account requests information from potential partners on their approach to responsible investing and ESG-related strategies for identifying and managing ESG risk in commercial real property investments. While holding commercial real property joint investments in such joint ventures, the Account actively engages the joint venture partner to discuss on-going monitoring and management of ESG issues and risks that may have the potential to impact investment performance of the property held in the venture.
Real Estate Investment Trusts (REITs): The Account uses active management investment techniques to invest in public and/or privately placed registered and unregistered equity investments in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs may use leverage, by borrowing in order to make investments in real estate or real estate–related assets. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the amount and scope of borrowing or leverage used by the REIT, performance of the real estate sector in which the REIT primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.
Mortgage-Backed and Other Asset-Backed Securities and Instruments: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, residential mortgage backed securities (“RMBS”), mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these

56	TIAA Real Estate Account ■ Prospectus

instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. Many classes of mortgage-backed securities experienced volatility in pricing and liquidity following the 2008–2011 financial crisis with some volatility persisting to the present day.
To a lesser extent, the Account may invest in ABS secured by non–real estate assets. ABS that are unrelated to mortgage loans may include, but are not limited to, credit card securitizations and auto and equipment lease and loan securitizations. In the case of credit card securitizations, it is typical to have a revolving master trust issue “soft bullet” maturities representing a fractional interest in trusts the assets of which consist of revolving credit card receivables. Auto and equipment lease and loan securitizations reference specific static asset pools whereby monthly payments of principal and interest are passed through directly to certificate holders typically in order of seniority. The ultimate performance of these securities is a primarily a function of the ongoing creditworthiness of the borrowers (including their continuance of sufficient rate base to repay the notes in the specified time frame), the recovery, if applicable, obtained on collateral foreclosed upon by the respective trust(s) in a default scenario, and a stable regulatory environment.
Mezzanine Loan Investments: Consistent with its investment objectives, the Account may invest in domestic and foreign mezzanine debt. Management believes that domestic and foreign mezzanine lending may provide opportunities to generate returns that are commensurate with targeted returns for property acquisitions. Unlike a commercial mortgage loan, a mezzanine loan is not secured by a mortgage on a property. Rather, it is a debt investment whereby the lender typically has a security interest in an owner’s equity in an entity that owns a property. A mezzanine loan is subordinate to a first mortgage but senior to the owner’s ownership interest. If a borrower fails to make an interest payment, a mezzanine lender can foreclose on the equity of the entity that owns the property. Investments in foreign mezzanine debt will expose the Account to certain additional risks with foreign investments, including foreign currency fluctuation, which risks are described in the sections above entitled “Risk Factors — Foreign real property investment risks” and “Risk Factors — Foreign securities risk.” For higher quality assets, management will selectively determine whether to enter into mezzanine loan investments with higher levels of leverage. Management may also engage in currency and interest rate hedging strategies for foreign or domestic mezzanine loan investments in order to reduce the impact of foreign currency or interest rate fluctuations related to such loan investments. Use of currency and interest rate hedging strategies involves special risks, which risks are described in the section above entitled “Risks of Hedging Strategies for Domestic and Foreign Loans and Securities.”
Stock of Companies Involved in Real Estate Activities: From time to time, the Account can invest in common or preferred stock of companies whose business

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involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.
Liquid, fixed-income investments
The Account can also invest in:

•	U.S. Treasury or U.S. Government agency securities;

•
Intermediate-term or long-term government related instruments, such as bond or other fixed-income securities issued by U.S. Government agencies, U.S. States or municipalities or U.S. Government-sponsored entities as well as foreign governments and their agencies (including those in emerging markets) and supranational or multinational organizations (e.g., European Union);

•
Intermediate-term or long-term non-government related instruments, such as corporate debt securities or ABS issued by domestic or foreign entities, including domestic or foreign mezzanine or other debt, MBS, RMBS, debt securities of foreign governments, and CDOs, CBOs, and CLOs, but only if such non-government related instruments are investment-grade securities;

•
Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities; and

•
To a limited extent, privately issued (or non-publicly traded) debt securities, including Rule 144A securities, issued by domestic and foreign companies that do not primarily own or manage real estate.

Foreign real estate and other foreign investments
The Account from time to time will invest in foreign real estate or real estate–related investments. It might also invest in securities or other instruments of foreign government or private issuers. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate–related securities and foreign liquid, fixed-income investments, may not comprise more than 25% of the Account’s net assets. However, management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of the date of this prospectus, the Account did not hold any foreign real estate investments.
Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. TIAA will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

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General investment and operating policies
Standards for real estate investments
Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;

•	its operating history and its future income-producing capacity; and

•	the quality, operating experience, and creditworthiness of the tenants or the borrower.
TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.
Diversification: TIAA has percentage limitations on the type and location of properties that the Account can buy. The Account seeks to diversify its investments by type of property, geographic location and tenant mix. How much the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.
Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes:

•	have maximized in value;

•	have underperformed or face deteriorating property-specific or market conditions;

•	represent properties needing significant capital infusions in the future;

•
are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or

•	otherwise do not satisfy the investment objectives or strategy of the Account.
Management from time to time will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under real estate fund agreements) or to meet participant redemption requests (e.g., cash withdrawals or transfers).

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Other real estate-related policies
Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third-party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.
Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third-party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.
Borrowing: The Account is authorized to borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). Forms of borrowing may include:

•	placing new debt on properties;

•	refinancing outstanding debt;

•	assuming debt on the Account’s properties;

•	extending the maturity date of outstanding debt; or

•	an unsecured line of credit or credit facility.
The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value, and excludes leverage, if any, used by REITs and partnerships or investment funds in which the Account invests. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.
In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture

60	TIAA Real Estate Account ■ Prospectus

in which the Account is a partner) enters into a revolving or other line of credit, management includes only amounts outstanding when calculating outstanding indebtedness.
As of December 31, 2019, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $5.7 billion and the Account’s loan to value ratio was approximately 17.1%.
Under the terms of the Credit Agreement, the Account has access to a senior unsecured line of credit that provides for aggregate loan commitments to the Account of up to $500,000,000 for unsecured revolving loans, with an accordion feature pursuant to which the Account may request increase aggregate commitments of up to $750,000,000, subject to the satisfaction of certain conditions. The Account may use the proceeds of borrowings under the Credit Agreement for funding general organizational purposes of the Account in the ordinary course of business, including to finance certain real estate portfolio investments. Under the Credit Agreement, TIAA has made certain representations and warranties regarding the Account and must comply with various covenants and reporting requirements customary for credit facilities of this type, including financial covenants relating to, among other things, the Account’s total leverage ratio, fixed charges ratio, consolidated net worth, unencumbered leverage ratio and unsecured interest coverage ratio.
In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or ‘yield maintenance’ amounts to lenders.
The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing a property. Except for construction loans, any mortgage loans on a property will be non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at varying times to limit the risks of borrowing.
The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide a loan to a third-party purchaser of a property sold by the Account, but no such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mort

TIAA Real Estate Account ■ Prospectus	61

gage will not be subject to the general limitations on borrowing described above.
When the Account assumes or obtains a mortgage on a property, or enters into a line of credit or credit facility (including the Credit Agreement), it will bear the expense of mortgage or other loan payments. It will also be exposed to certain additional risks, which are described in the section above entitled “Risk Factors – Risks associated with real estate investing – Risks of borrowing.”
In addition to the Credit Agreement, the Account may obtain additional unsecured lines of credit or credit facilities to meet short-term or long-term cash or other financial needs. Management expects the proceeds from any such short-term borrowing, including the Credit Agreement, would be used to meet the cash flow needs of the Account’s properties and real estate–related investments or the need to honor unexpected participant withdrawal activity. However, depending on the circumstances, proceeds from any such line of credit or credit facility, including the Credit Agreement, could be used for long-term Account-level funding needs, including for the acquisition of one or more individual properties.
Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.
Property Management and Leasing Services: The Account usually will hire a national or regional independent third-party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.
Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account bears only the cost of insuring the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be adequate to

62	TIAA Real Estate Account ■ Prospectus

cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.
Other policies
Investment Company Act of 1940: The Account has not registered, and TIAA intends to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40% of the value of its total assets, excluding U.S. Government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.
Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide, in its sole discretion, to change the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s Traditional Annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.
Securities Lending: Subject to the Account’s investment policies relating to loans of portfolio securities, the Account may lend certain of its portfolio securities (e.g., REIT stocks) to certain other financial institutions, including brokers and dealers that are not affiliated with the Account or TIAA, are registered with the SEC and are members of the Financial Industry Regulatory Authority (“FINRA”). All loans of the Account’s portfolio securities will be fully collateralized. In connection with the lending of its securities, the Account will receive as collateral cash, securities issued or guaranteed by the U.S. Government (e.g., Treasury securities), or other collateral permitted by applicable law, which at all times while the loan is outstanding will be maintained in amounts equal to at least 100% of the current market value of the outstanding loaned securities for U.S. equities (including domestic REIT stocks) and fixed-income assets and 105% for non-U.S equities (including foreign REIT stocks), or such lesser percentage as may be permitted by the SEC or the New York State Department of Financial Services (“NYDFS”) (including a decline in the value of the collateral). Such percentage may not fall below 100% of the market value of the loaned securities (unless due to a decline in the value of the collateral), and all such collateral levels will be reviewed daily.
Cash collateral received by the Account will generally be invested in overnight cash deposits, U.S. Treasury repurchase agreements (or repos), or in one or more funds maintained by the Account’s securities lending agent for the purpose of

TIAA Real Estate Account ■ Prospectus	63

investing cash collateral. During the term of the loan, the Account will continue to have investment risks with respect to the securities being loaned, as well as risk with respect to the investment of the cash collateral, and the Account may lose money as a result of the investment of such collateral. In addition, an Account could suffer loss if the loan terminates and the Account is forced to liquidate investments at a loss in order to return the cash collateral to the borrower.
By lending its securities, the Account will receive amounts equal to the interest or dividends paid on the securities loaned and, in addition, will expect to receive a portion of the income generated by interest paid by the securities lending agent on the cash collateral balance, short-term investment of cash received as collateral or, where securities or letter of credit are used as collateral, a lending fee paid directly to the Account by the borrower of the securities. Under certain circumstances, a portion of the lending fee may be paid or rebated to the borrower by the Account. Such securities loans will be terminable by the Account at any time and will not be made to affiliates of TIAA. The Account may terminate a loan of securities in order to regain record ownership of, and to exercise beneficial rights related to, the loaned securities, including, but not necessarily limited to, voting or subscription rights. The Account may also terminate a loan in the event that a vote of holders of those securities is required on a material matter. The Account may pay reasonable fees to persons unaffiliated with the Account for services, for arranging such loans, or for acting as securities lending agent. Loans of securities will be made only to firms deemed creditworthy.
Establishing and managing the Account — The role of TIAA
Establishing the Account
The Board established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by NYDFS and the insurance departments of the other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations under the contracts are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, TIAA can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.
Managing the Account
Officers of TIAA, under the direction and control of the Board, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

64	TIAA Real Estate Account ■ Prospectus

•	identifying and recommending purchases, sales and financings of appropriate real estate–related and other investments;

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.
In addition, TIAA performs administration functions for the Account. These functions include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services. Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at cost” basis. In the future, TIAA may retain one or more affiliated sub-advisers (e.g., one or more registered investment advisers in TIAA’s Nuveen division) to provide investment management and administration services to the Account. For more information about the charge for investment management, administration and distribution services, please see the section below entitled “Expense deductions.”
You don’t have the right to vote for TIAA Trustees. Please see the section below entitled “General matters — Voting rights.” For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A to this prospectus.
TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.
Liquidity guarantee
The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet participant redemption, transfer or cash withdrawal requests. This guarantee is required by the NYDFS. If the Account can’t fund participant requests from the Account’s own cash flow and liquid investments, the TIAA General Account will fund such requests by purchasing accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent participant withdrawal activity and the Account’s expected working capital, debt service and

TIAA Real Estate Account ■ Prospectus	65

cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund participant requests, the guarantee is in place to meet contract owner needs. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s contract owners. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.
TIAA’s obligation to provide Account contract owners liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described under the section below entitled “Establishing and managing the Account — the role of TIAA — Role of the independent fiduciary under the PTE,” the Account’s independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.
Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee. Please see the section below entitled “Expense deductions.”
Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of the Account’s contract owners.
As of December 31, 2019, TIAA did not own any liquidity units, as the independent fiduciary completed the systematic redemption of all of the liquidity units previously held by the TIAA General Account in March 2013. As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed.
Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “— Role of the independent fiduciary under the PTE” immediately below).

66	TIAA Real Estate Account ■ Prospectus

Role of the independent fiduciary under the PTE
Because of the TIAA General Account’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (96-76) (“PTE 96-76”). In connection with the exemption, TIAA has appointed RERC, LLC, whose principal office is located in Des Moines, IA (“RERC”), as an independent fiduciary pursuant to an amended and restated letter agreement effective as of March 1, 2018. The term of such letter agreement expires on February 28, 2021.
Under the terms of PTE 96-76, RERC’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving the valuation of units in the Account and of the properties held in the Account as well as the valuation procedures for the Account and changes in those procedures;

•
approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	approving the appointment of all independent appraisers; and

•
requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or with respect to any of the properties, whenever the independent fiduciary deems that an additional appraisal is necessary or appropriate to assure the correct valuation of the Account.

In addition, RERC has certain responsibilities with respect to the Account whenever the TIAA General Account purchases and owns any liquidity units in the Account, including among other things, reviewing the purchases and redemption of liquidity units by the TIAA General Account to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•
when required in the PTE 96-76, establishing the percentage of total liquidity units that the TIAA General Account’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•
in accordance with the PTE 96-76, approving any adjustment of the TIAA General Account’s ownership interest in the Account and, in its discretion, requiring an adjustment if the TIAA General Account’s ownership of liquidity units reaches the trigger point; and

•	if the trigger point has been reached, participating in and planning any program of sales of the assets of the Account , which would include:

(i)	the selection of properties for sale,

(ii)	the guidelines to be followed in making such sales, and

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(iii)	approving those sales if, in the independent fiduciary’s opinion, such sales are desirable at the trigger point to reduce the TIAA General Account’s ownership of liquidity units.
In establishing the appropriate trigger point, including whether or not to require certain actions if the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of the TIAA General Account’s ownership interest in the Account.
A special subcommittee consisting of five (5) independent outside members of the Investment Committee of the Board renewed the appointment of RERC as the independent fiduciary for an additional three-year term, which appointment was effective as of March 1, 2018, and continues through February 28, 2021. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove of the reappointment. The independent fiduciary can resign after providing at least 180 days’ written notice.
The investment management charge to the Account for TIAA’s services includes the costs and expenses associated with TIAA’s retention of RERC as the Account’s independent fiduciary. Under PTE 96-76, the independent fiduciary (or any partnership or corporation of which it is an officer, director or a 10% or more partner or shareholder) cannot receive more than 5% of its annual gross income from all sources (including payment for its services to the Account) from TIAA and its affiliates.
When you decide as a participant to invest in the Account or as a plan sponsor to add the Account as an in-plan funding option, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept RERC or any successor to serve as the Account’s independent fiduciary.
Conflicts of interest
General. Officers of TIAA that provide advice with respect to the Account may also provide investment advice with respect to investments owned by TIAA, and investments managed by affiliates of TIAA (including NAA, NRE and TAL). In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its officers may at times face various conflicts of interest. For example, the TIAA General Account and privately offered property investment funds managed by NAA (the “property investment funds”) sometimes compete with the Account in the purchase of investments; however, each account will be subject to the allocation procedure described below. (Each of the TIAA General Account, the Account and the property investment funds, together with

68	TIAA Real Estate Account ■ Prospectus

any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account”).
Many of the officers of TIAA involved in performing services for the Account will have competing demands on their time. The officers will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Account, the General Account, and other accounts in order to appropriately manage such conflicts of interest if they arise. TIAA or its affiliates may form and/or manage other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into appropriate conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.
TIAA and its affiliates (including NRE and other subsidiaries of Nuveen, LLC (“Nuveen”)) allocate new investments (including real property investments and commercial mortgages, but generally not real estate fund investments) among the accounts (including the Account) in accordance with a written allocation procedure as adopted by TIAA and such affiliates and modified from time to time. Under the allocation procedure, an internal real estate acquisitions team adds transactions as they are identified into an internal deal pipeline. Proposed transactions in the pipeline are presented at regular internal real estate review meetings, at which the portfolio managers for each of the accounts evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If only one portfolio manager is interested in making a bid to pursue the transaction, the transaction is allocated to that account and there is no change in the rotation order. However, if more than one account expresses an interest in a transaction in a particular sector, a strict rotation system is used so that the accounts are treated equitably and transactions are impartially allocated.
Under the rotation system, an allocations coordinator will allocate a transaction to the interested account in the top most position of the rotation for a specific real estate sector, but the applicable account will then drop to the bottom of the rotation for new or additional investment opportunities in that sector. This rotation system is employed on a sector-by-sector basis for each of the office, retail, industrial, multi-family, senior housing, student housing and other sectors; and each sector has its own rotation. As a result, an account (including the Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any one or all of the sectors in which the Account could invest. If an account chooses not to pursue a transaction that has been allocated to it, the acquisitions team may bring the transaction back into the main rotation. New funds or accounts with the ability to invest in transactions without a co-investor (i.e., “stand alone” accounts), will be added to the main rotation. Where such new funds or accounts are a co-investor with TIAA as a joint venture partner and the portfolio manager for TIAA or NRE affiliate does not have

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discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a non-discretionary mandate), such mandates will be part of a sub-rotation within the account that was allocated the transaction and will not have a separate place in the main rotation. New funds or accounts where TIAA is a joint venture partner and the portfolio manager for TIAA or NRE affiliate does have discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a fully discretionary mandate), regardless of the ownership percentage, are added to the main rotation.
Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity, and the proposed price is inclusive of all the properties. If more than one account has interest in all or a portion of such bundled acquisition opportunity, the acquisitions team will investigate with the seller whether the properties can be unbundled and offered to the accounts on an individual basis and the sector-based rotation system described above will apply to the allocation of such unbundled properties.
The allocation procedure contains substantive requirements for proceeding through the different stages of the bidding process prior to allocation to preserve the fairness, equitability and transparency of the transaction. The procedure also provides a process for handling exceptions to the allocation process when requested by a portfolio manager for the accounts.
The allocation procedure is overseen and monitored by senior officers of TIAA and its affiliates, including NRE and other subsidiaries of Nuveen, pursuant to Nuveen’s existing compliance policies and processes.
Leasing Conflicts. Conflicts also potentially arise because some properties in the TIAA General Account, and other accounts may compete for tenants with the Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties.
Sales Conflicts. Conflicts also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.
Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the

70	TIAA Real Estate Account ■ Prospectus

Account which serves the interest of the TIAA General Account, at the expense of those contract owners that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.
Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the execution of the liquidity guarantee to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.
While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described in “— Role of the independent fiduciary under the PTE,” the independent fiduciary’s authority to override investment management decisions made by TIAA’s managers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.
Indemnification
The Account has agreed to indemnify TIAA and its affiliates, including their officers and trustees, against certain liabilities related to the Account to the extent permitted by law, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Account may make such indemnification out of its assets. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to TIAA and its affiliates, the Account has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Summary of the Account’s properties
The properties — In general
At December 31, 2019, the Account owned a total of 166 real estate investments (129 of which were wholly owned and 37 of which were held in real estate–related joint ventures), representing 77.1% of the Account’s total investment portfolio (on a gross asset value basis). At December 31, 2019, the real estate portfolio included:

•	44 office investments (including 20 held in joint ventures);

•	55 apartment investments (including three held in joint ventures);

•	37 industrial investments;

•	24 retail investments (including 10 held in joint ventures);

•	3 portfolios of storage facilities (all held in joint ventures);

•	2 land investments for development (including one held in a joint venture); and

•	a hotel investment.
Of the 166 real estate investments held in the Account’s portfolio, 47 were subject to mortgages (including 21 joint venture property investments).
Additional detailed information regarding the Account’s properties, including its commercial (non-residential) and residential property investments, as well as the Account’s ten largest tenants, as of December 31, 2019 can be found in the Account’s 2019 Form 10-K and is incorporated by reference in this prospectus. The Account’s investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties.
Recent transactions
The following describes property and financing transactions by the Account between the date of the Account’s most recent prospectus supplement comprising a part of Registration Statement No. 333-230322 and April 1, 2020. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease.
Real Estate Properties and Joint Ventures
Westside Centre—Huntsville, AL
On April 16, 2019, the Account sold an 85% interest in a retail property within the SITE Centers Corp investment portfolio in Huntsville, Alabama for $29.8 million (the Account's share), realizing a loss of $48.8 million on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.

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Sole at Brandon—Riverview, FL
On May 8, 2019, the Account purchased an apartment property in Riverview, Florida for $77.6 million.
District on La Frontera—Austin, TX
On May 15, 2019, the Account purchased an apartment property in Austin, Texas for $73.8 million.
I-35 Logistics Center—Fort Worth, TX
On June 4, 2019, the Account purchased a 95% interest in land in Fort Worth, Texas for $9.6 million (the Account’s share).
101 N. Tryon Street—Charlotte, NC
On June 14, 2019, the Account purchased an 85% interest in an office property in Charlotte, North Carolina for $113.4 million (the Account’s share).
Vista Station Office Portfolio—Draper, UT
On June 26, 2019, the Account purchased an office property in Draper, Utah for $111.2 million.
Riverside 202 Industrial—Phoenix, AZ
On July 9, 2019, the Account purchased an industrial property in Phoenix, Arizona for $29.6 million.
Campus Pointe 6 —San Diego, CA
On July 9, 2019, the Account purchased a 45% interest in an office property in San Diego, California for $111.9 million (the Account’s share).
Campus Pointe 5 —San Diego, CA
On July 26, 2019, the Account purchased a 45% interest in an office property in San Diego, California for $37.2 million (the Account’s share).
55 Second Street—San Francisco, CA
On August 21, 2019, the Account sold an office property in San Francisco, California for $400.1 million, realizing a gain of $106.3 million on the sale. The majority of the realized gains was previously recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
Storage Portfolio III (Southwest)—Various, U.S.A.
On August 23, 2019, the Account purchased a 90% interest in a portfolio of storage facilities throughout the southwestern region of the United States for $18.4 million (the Account's share).
Almond Avenue—Fontana, CA
On August 28, 2019, the Account purchased land in Fontana, California for $8.8 million.

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Township Apartments—Redwood City, CA
On September 12, 2019, the Account sold an apartment property in Redwood City, California for $88.1 million, realizing a gain of $4.7 million on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
Fourth and Madison—Seattle, WA
On September 26, 2019, the Account sold 49% of its ownership in Fourth and Madison, an office property in Seattle, Washington for $295.3 million. The 51% interest in the property retained by the Account was transferred to a joint venture, T-C 4th & Madison, LLC. The value of the 51% interest transferred to the joint venture was $307.5 million. The Account realized a gain of $189.0 million from the transactions, the majority of which had previously been recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
Cabana Beach Gainesville—Gainesville, FL
On September 27, 2019, the Account purchased a 97% interest in an apartment property in Gainesville, Florida for $64.4 million (the Account’s share).
350 Washington—Boston, MA
On October 11, 2019, the Account purchased a retail property in Boston, Massachusetts for $134.4 million.
Henley at Kingstowne—Alexandria, VA
On November 1, 2019, the Account purchased an apartment property in Alexandria, Virginia for $102.9 million.
101 Pacific Coast Highway—El Segundo, CA
On November 15, 2019, the Account purchased an office property in El Segundo, California for $96.4 million.
Terra House—San Jose, CA
On November 15, 2019, the Account purchased an apartment property in San Jose, California for $145.4 million.
425 Park Avenue—New York, NY
On November 25, 2019, the Account sold a ground lease in New York, New York for $598.6 million, realizing a gain of $280.7 million on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
Hilton Dallas Lincoln Center—Dallas, TX
On December 5, 2019, the Account purchased a hotel property in Dallas, Texas for $74.4 million.
150 Industrial Road—San Carlos, CA
On December 6, 2019, the Account purchased a 98% interest in an office property in San Carlos, California for $98.1 million (the Account’s share).

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Weston Business Center—Weston, FL
On December 10, 2019, the Account sold Building B within Weston Business Center, an industrial property in Weston, Florida for $31.7 million, realizing a loss of $1.5 million on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.
Creekside Alta Loma—Rancho Cucamonga, CA
On December 19, 2019, the Account purchased an apartment property in Rancho Cucamonga, California for $85.3 million.
Barrett Pavilion—Kennesaw, GA
On December 20, 2019, the Account sold an 85% interest in a retail property within the SITE Centers Corp investment portfolio in Kennesaw, Georgia for $35.2 million (the Account’s share), realizing a loss of $62.0 million on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.
12910 Mulberry Drive Industrial—Whittier, CA
On December 20, 2019, the Account sold an industrial property in Whittier, California for $26.8 million, realizing a gain of $4.4 million on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
The Woodley—Washington, D.C.
On January 8, 2020, the Account sold an apartment property in Washington, D.C. for $176.7 million, realizing a loss of $25.2 million on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.
Beltway North Commerce Center—Houston, TX
On January 14, 2020, the Account sold an industrial property in Houston, Texas for $29.8 million, realizing a gain of $4.3 million on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statements of Operations.
Sole at City Center—West Palm Beach, FL
On January 15, 2020 the Account purchased an apartment property in West Palm Beach, Florida for $103.6 million.
250 North 10th Street—Brooklyn, NY
On January 15, 2020, the Account sold an apartment property in Brooklyn, New York for $137.1 million, realizing a loss of $37.6 million on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.

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Park Creek Apartments—Fort Worth, TX
On February 10, 2020 the Account purchased an apartment property in Fort Worth, Texas for $41.7 million.
DDRTC Core Retail Fund, LLC—Various, U.S.A.
On February 19, 2020, the Account purchased the 15% ownership interest of SITE Centers Corp in DDRTC Core Retail Fund, LLC, a joint venture between the Account and SITE Centers Corp. All properties and associated debt formerly held within the joint venture became wholly-owned investments on the transaction date. The net sales price of the Account’s share of the properties held within DDRTC Core Retail Fund, LLC at the transfer date was $932.8 million, realizing a loss of $422.2 million. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.
The purchase prices that follow are shown at the Account’s wholly-owned interest in the property.
Warwick Shopping Center—Warwick, RI
The retail property in Warwick, Rhode Island was purchased for $11.1 million.
Birkdale Village Apartments—Huntersville, NC
The apartment property in Huntersville, North Carolina was purchased for $70.8 million.
Overlook at King of Prussia—King of Prussia, PA
The retail property in King of Prussia, Pennsylvania was purchased for $55.1 million.
Shoppes at Lake Mary—Lake Mary, FL
The retail property in Lake Mary, Florida was purchased for $21.0 million.
Winslow Bay Commons—Mooresville, NC
The retail property in Mooresville, North Carolina was purchased for $50.9 million.
Bellevue Place—Nashville, TN
The retail property in Nashville, Tennessee was purchased for $7.8 million.
Eisenhower Crossing—Macon, GA
The retail property in Macon, Georgia was purchased for $10.1 million.
Pavilion at Turkey Creek—Knoxville, TN
The retail property in Knoxville, Tennessee was purchased for $49.9 million.
Town and Country—Knoxville, TN
The retail property in Knoxville, Tennessee was purchased for $30.1 million.
Creeks at Virginia Center—Glen Allen, VA
The retail property in Glen Allen, Virginia was purchased for $41.7 million.
Alexander Place—Raleigh, NC
The retail property in Raleigh, North Carolina was purchased for $39.9 million.

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Market Square—Fort Myers, FL
The retail property in Fort Myers, Florida was purchased for $20.4 million.
Cypress Trace—Fort Myers, FL
The retail property in Fort Myers, Florida was purchased for $39.7 million.
Columbiana Station—Columbia, SC
The retail property in Columbia, South Carolina was purchased for $43.8 million.
Village Crossing—Skokie, IL
The retail property in Skokie, Illinois was purchased for $160.7 million.
Birkdale Village—Huntersville, NC
The retail property in Huntersville, North Carolina was purchased for $128.9 million.
River Ridge—Birmingham, AL
The retail property in Birmingham, Alabama was purchased for $28.0 million.
Woodstock Square—Woodstock, GA
The retail property in Woodstock, Georgia was purchased for $33.7 million.
Newnan Pavilion—Newnan, GA
The retail property in Newnan, Georgia was purchased for $39.7 million.
Marketplace at Mill Creek—Buford, GA
The retail property in Buford, Georgia was purchased for $71.5 million.
Heritage Pavilion—Smyrna, GA
The retail property in Smyrna, Georgia was purchased for $41.6 million.
Fayette Pavilion—Fayetteville, GA
The retail property in Fayetteville, Georgia was purchased for $88.4 million.
PC Borrower, LLC—Huntington Beach, CA
On March 9, 2020, the Account purchased the 30% ownership interest of DJM Capital in PC Borrower, LLC, a joint venture between the Account and DJM Capital. The retail property, which was purchased for $153.9 million, and associated debt formerly held within PC Borrower, LLC is now wholly-owned by the Account. The net sales price of the Account’s share of property held within PC Borrower, LLC at the transfer date was $107.7 million, realizing a loss of $31.3 million. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statements of Operations.
Storage Portfolio III (Atlanta)—Atlanta, GA
On March 16, 2020, the Account purchased a 90% interest in a portfolio of storage facilities in Atlanta, Georgia for $16.4 million (the Account's share).

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Loans Receivable
Park Avenue Tower—New York, NY
On April 22, 2019, the Account entered into an $85.0 million mezzanine loan receivable secured by the borrower’s ownership interest in Park Avenue Tower, an office property in New York, New York. The loan has an interest rate of 4.35% + LIBOR and a maturity date of March 9, 2024.
BREP VIII Industrial Loan Facility—Sparks, NV
On May 1, 2019, the Account entered into a $43.6 million mezzanine loan receivable secured by the borrower’s ownership interest in an industrial property in Sparks, Nevada. The loan has an interest rate of 5.00% + LIBOR and a maturity date of March 9, 2026.
San Diego Office Portfolio—San Diego, CA
On July 26, 2019, the Account entered into a $62.5 million mezzanine loan receivable secured by the borrower’s ownership interest in San Diego Office Portfolio, an office portfolio in San Diego, California. The loan has an interest rate of 2.45% + LIBOR and a maturity date of August 9, 2022.
MRA Hub 34 Holding, LLC—Long Island City, NY
On August 26, 2019, the Account entered into a $36.5 million mezzanine loan receivable secured by the borrower’s ownership interest in an office property in Long Island City, New York. The loan has an interest rate of 2.50% + LIBOR and a maturity date of September 1, 2022.
SoNo Collection—Norwalk, CT
On September 17, 2019, the Account entered into a $60.0 million mezzanine loan receivable secured by the borrower’s ownership interest in SoNo Collection, a retail property in Norwalk, Connecticut. The loan has an interest rate of 6.75% + LIBOR and a maturity date of August 6, 2021.
THP Student Housing, LLC—Gainesville, FL
On September 27, 2019, the Account entered into a $32.9 million mezzanine loan receivable secured by the borrower’s ownership interest in an apartment property in Gainesville, Florida. The loan has an interest rate of 3.20% and a maturity date of September 1, 2024.
Liberty Park—Herndon, VA
On October 24, 2019, the Account entered into a $65.5 million mezzanine loan receivable secured by the borrower’s ownership interest in Liberty Park, an office property in Herndon, Virginia. The loan has an interest rate of 2.30% + LIBOR and a maturity date of November 9, 2021.
On December 27, 2019, the Account sold its $49.1 million position in the senior mezzanine note. Concurrent with the sale of the senior mezzanine position, the interest rate on the junior mezzanine position retained by the Account was modified to 6.080%.

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Colony New England Hotel Portfolio—Boston, MA
On November 8, 2019, the Account entered into a $135.3 million mezzanine loan receivable secured by the borrower’s ownership interest in Colony New England Hotel Portfolio, a hotel portfolio in Boston, Massachusetts. The loan has an interest rate of 2.80% + LIBOR and a maturity date of November 9, 2022.
Exo Apartments—Reston, VA
On December 10, 2019, the Account entered into a $135.5 million mezzanine loan receivable secured by the borrower’s ownership interest in an apartment property in Reston, Virginia. The loan has an interest rate of 2.30% + LIBOR and a maturity date of January 9, 2023.
Sol Y Luna—Tucson, AZ
On January 7, 2020, the Account entered into a $53.0 million B-Note loan receivable secured by the borrower’s ownership interest in an apartment property in Tucson, Arizona. The loan has an interest rate of 6.55% and a maturity date of January 6, 2030.
Crest at Las Colinas Station—Irving, TX
On January 30, 2020, the borrower paid off the $20.0 million principal balance of its mezzanine loan in advance of the maturity date.
DJM Capital Partners—Huntington Beach, CA
On March 9, 2020, the borrower paid off the $6.3 million principal balance of its mezzanine loan.
Five Oak—Portland, OR
On March 26, 2020, the Account entered into a $53.3 million mezzanine loan receivable secured by the borrower’s ownership interest in an office property in Portland, Oregon. The loan has an interest rate of 2.35% + LIBOR and a maturity date of April 9, 2023.
Financings
District on La Frontera—Austin, TX
On May 15, 2019, concurrent with the purchase of an apartment property, the Account assumed two mortgage loans in the amounts of $39.6 million and $4.4 million. The interest rate on the loans are 3.84% and 4.96%, respectively, both with a maturity date of December 1, 2024.
101 N. Tryon Street—Charlotte, NC
On June 14, 2019, 101 N. Tryon Street, LLC, a joint venture investment in which the Account holds an 85% interest, assumed mortgage debt in the amount of $69.0 million (the Account’s share). The loan has an interest rate of 1.75% + LIBOR and a maturity date of June 1, 2024.
DDRTC Holdings Pool 3—Various, U.S.A.
On June 26, 2019, the Account extinguished an 85% interest in a $131.2 million mortgage loan (the Account's share) associated with SITE Centers Corp.

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DDRTC Holdings Pool 5—Various, U.S.A.
On June 26, 2019, the Account extinguished an 85% interest in a $134.6 million mortgage loan (the Account's share) associated with SITE Centers Corp.
Vista Station Office Portfolio—Draper, UT
On June 26, 2019, concurrent with the purchase of an office property, the Account assumed two mortgage loans in the amounts of $45.2 million and $20.8 million. The interest rate on the loans are 4.20% and 4.00%, respectively, with maturity dates of November 1, 2025 and July 1, 2025, respectively.
Mass Court—Washington, D.C.
On July 30, 2019, the Account extinguished an $89.2 million loan associated with the property.
55 Second Street—San Francisco, CA
On August 21, 2019, concurrent with the sale of an office property, the Account extinguished a $137.5 million loan.
San Diego Office Portfolio—San Diego, CA
On August 28, 2019, the Account entered into a new loan with a principal amount of $47.5 million, secured by a debt asset. The loan has an interest rate of 3.62% and a maturity date of August 15, 2022.
Township Apartments—Redwood City, CA
On September 12, 2019, concurrent with the sale of an apartment property, the Account extinguished a $49.0 million loan.
Fourth and Madison—Seattle, WA
On September 26, 2019, concurrent with the partial sale of 49% of the Account’s ownership in Fourth and Madison, the Account assigned $139.9 million of the outstanding balance of the mortgage to the buyer, representing 49% of the original debt. The remaining $145.5 million of principal retained by the Account was subsequently assigned to the joint venture T-C 4th & Madison Member, LLC, concurrent with the transfer of the Account’s 51% interest in the property to the joint venture.
Cabana Beach Gainesville—Gainesville, FL
On September 27, 2019, THP Cabana Beach Gainesville, LLC, a joint venture investment in which the Account holds a 97% interest, assumed mortgage debt in the amount of $31.9 million (the Account’s share). The loan has an interest rate of 3.20% and a maturity date of September 1, 2024.
DDRTC Holdings Pool 1—Various, U.S.A.
On October 29, 2019, the Account extinguished an 85% interest in a $96.6 million mortgage loan (the Account's share) associated with SITE Centers Corp.

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Henley at Kingstowne—Alexandria, VA
On November 1, 2019, concurrent with the purchase of an apartment property, the Account assumed mortgage debt in the amount of $71.0 million. The debt has an interest rate of 3.60% and a maturity date of May 1, 2025.
DDRTC Core Retail Fund, LLC—Various, U.S.A.
On February 19, 2020, the Account purchased the 15% ownership interest of SITE Centers Corp in DDRTC Core Retail Fund, LLC, a joint venture between the Account and SITE Centers Corp. All associated debt formerly held within the joint venture transferred to the individual wholly-owned investments on the transaction date. The Account’s 85% share of the debt held within the former joint venture was $156.8 million.
The balances that follow are shown at the Account’s wholly-owned interest in the assumed debt.
Overlook at King of Prussia—King of Prussia, PA
Concurrent with the purchase of a retail property, the Account assumed a mortgage loan in the amount of $40.8 million. The loan has an interest rate of 3.82% and a maturity date of September 11, 2027.
Winslow Bay Commons—Mooresville, NC
Concurrent with the purchase of a retail property, the Account assumed a mortgage loan in the amount of $25.8 million. The loan has an interest rate of 3.82% and a maturity date of September 11, 2027.
Birkdale Village—Huntersville, NC
Concurrent with the purchase of a retail property, the Account assumed a mortgage loan in the amount of $78.4 million. The loan has an interest rate of 4.30% and a maturity date of April 1, 2024.
Marketplace at Mill Creek—Buford, GA
Concurrent with the purchase of a retail property, the Account assumed a mortgage loan in the amount of $39.6 million. The loan has an interest rate of 3.82% and a maturity date of September 11, 2027.
PC Borrower, LLC—Huntington Beach, CA
On March 9, 2020, concurrent with the purchase of the 30% ownership interest of DJM Capital in PC Borrower, LLC, the Account assumed all associated debt previously held with PC Borrower, LLC in the amount of $105.0 million. The loan has an interest rate of 2.00% + LIBOR and a maturity date of October 1, 2023.

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Valuing the Account’s assets
We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non–real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate–related investments owned by the Account;

•
an estimate of the net operating income accrued by the Account from its properties, other real estate–related investments and non-real-estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•
actual net operating income earned from the Account’s properties, other real estate–related investments and non-real-estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. Please see the section below entitled “Expense deductions.”
Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.
The methods described earlier are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

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Valuing real estate investments
Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.
Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates. Please see the section above entitled “Risk factors — Risks associated with real estate investing — Valuation and appraisal risks.”
In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles (“GAAP”), the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).
Subsequently, each property will be valued each quarter by an independent appraiser and the property value will be updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.
Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, RERC, LLC, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will

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make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.
We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.
The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate–related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.
Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. At a minimum, once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.
Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single

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asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.
Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). Please see the section entitled “Valuing the Account’s assets — Valuation Adjustments.”
Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.
Valuing Loans Receivable (i.e., the Account as a creditor): Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.
Valuing Loans Payable (i.e., the Account as a debtor): Mortgage or other loans payable are stated at fair value. The estimated fair value of loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate (including under the Credit Agreement or additional credit facilities or other lines of credit).
Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related loans payable, and other factors, such as ownership

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percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third-parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.
Valuing Real Estate Funds: Real estate funds are stated at the fair value of the Account’s ownership in the fund, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the real estate fund interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the real estate fund, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.
Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to contract owners, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or over-valued.
Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.
Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.
Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease

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(including due to a bankruptcy filing of that tenant). Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.
Required Approvals. The independent fiduciary must approve adjustments to any valuation of one or more properties or real estate–related assets that:

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

•	more than 6% of the value of any of the Account’s properties since the last independent annual appraisal;

•	more than 2% in the value of the Account since the prior calendar month; and/or

•	more than 4% in the value of the Account within any calendar quarter.
Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate–related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which contract owners purchase or redeem Account interests.
Valuing other investments (including certain real estate-related investments)
Debt Securities: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.
Short-term Investments: Short-term investments are valued in the same manner as debt securities stated in the preceding paragraph.
Money Market Instruments: We value money market instruments at amortized cost.
Equity Securities: We value equity securities (including REIT securities) listed or traded on the NYSE (or any of its constituent, affiliate or subsidiary exchanges, including NYSE Arca) at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of

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transaction costs. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.
We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.
Mortgage-Backed Securities and ABS: We value mortgage-backed securities (including CMBS and RMBS) and ABS in the same manner in which we value debt securities, as described above.
Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.
Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.
Expense deductions
Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services, as applicable. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to

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approximate the costs that the Account will incur from May 1, 2020 through April 30, 2021. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.250%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.180%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.105%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.240%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.780%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures.
At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the immediately following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with GAAP.. Our at cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.
The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and participant transfers into or out of the Account and participant cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including participant

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transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.
The Board can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.
Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.
The expenses paid by a contract owner who is a participant in a retirement plan can also be affected by the expenses that the plan is obligated to pay TIAA for recordkeeping and other plan-related services for the plan and its contract owners. For more information, see the section of this Prospectus below entitled “Information from TIAA — TIAA plan pricing.”
Certain relationships with TIAA
As noted elsewhere in this prospectus, TIAA plays a significant role in operating the Account, including providing investment advisory, administration and other services as well as the liquidity guarantee. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.
Liquidity Guarantee. As noted above under the section entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee,” if the
Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their next determined net asset valuation. These liquidity units are valued in the same manner as are accumulation units held by the Account’s contract owners.
For the years ended December 31, 2019, December 31, 2018 and December 31, 2017, the Account expensed $57.8 million, $50.5 million and $47.0 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.
Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under the section entitled “Expense deductions,” deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each valuation day to cover mortality and expense risks borne by TIAA.

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For the years ended December 31, 2019, December 31, 2018 and December 31, 2017, the Account expensed $68.1 million, $62.1 million and $72.0 million, respectively, for investment management services and $1.3 million, $1.3 million and $1.2 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $81.7 million, $78.9 million and $85.0 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.
Legal proceedings
The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.
The contracts
TIAA offers the Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, TIAA’s Traditional Annuity, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.
Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.
RA (Retirement Annuity) and GRA (Group Retirement Annuity)
RA and GRA contracts are used mainly for employer sponsored retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.
Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some premiums may be paid by your employer pursuant to a salary reduction agreement with you). If you are paying some or all of the periodic premiums, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also

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transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.
SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)
These are generally limited to supplemental voluntary tax-deferred annuity (“TDA”) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you cannot pay premiums directly, you can transfer amounts from other TDA plans subject to the terms of the plan.
Retirement Choice/Retirement Choice Plus annuities
These are very similar in operation to the GRAs and GSRAs, respectively, except that, they are issued directly to your employer or your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.
Traditional IRA and Roth IRA
You and your spouse can each open a Traditional IRA with an annual contribution of up to $6,000 each or by rolling over funds from another IRA or an eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $7,000. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $6,000, or $7,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2020; different dollar limits may apply in future years.)
You and your spouse can each open a Roth IRA with an annual contribution up to $6,000 each or with a rollover from another IRA or a Traditional IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $7,000. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $6,000, or $7,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2020; different dollar limits may apply in future years.)
Both Traditional and Roth IRAs are issued directly to you. Joint accounts are not permissible.
Your employer may offer SEP IRAs (Simplified Employee Pension Plans), which are subject to different rules.

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Traditional and Roth IRAs may together be referred to as “IRAs” in this prospectus.
GA (Group Annuity) and institutionally owned GSRAs
These contracts are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.
Keogh contracts
If you are a self-employed individual who owns an unincorporated business, you could, prior to 2013, use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements. Note, however, that while TIAA will offer new contracts for new entrants into Keogh plans established prior to 2013, it will no longer offer contracts for Keogh plans that the Account is not currently funding.
ATRA (after-tax retirement annuity)
The after-tax retirement annuities (“ATRA”) are individual non-qualified deferred annuity contracts, issued to contract owners who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.
Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. Please see the section below entitled “Taxes” for more information.
Eligibility for IRA and Keogh contracts
You and your family members can open a Traditional IRA, a Roth IRA or a Keogh, subject to the limitations described above, if you are a current or retired employee or a trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. If you are not already a TIAA or CREF contract holder, to be considered a retired employee for this purpose you must have previously worked as a full-time or part-time employee, either after attaining age 55 for any duration for an Eligible Institution, or prior to attaining age 55 for 3 years in the aggregate for one or more Eligible Institutions. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Income limits may restrict Roth IRA eligibility. For these eligibility purposes, your family

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members include your spouse, domestic partner, parents, parents-in-law, children (including adopted children, step children, foster children and grandchildren), whether adult or minor children, and siblings.
State regulatory approval
State regulatory approval may be pending for certain of these contracts, and these contracts may not currently be available in your state.
Starting out
Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the transaction request along with all forms, information and supporting legal documentation necessary to effect the transaction so that TIAA does not need to exercise discretion. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request (including, among others, a purchase, redemption or withdrawal request or a request to pay benefits) is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.
If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete applications, or the transaction request is not in good order, the transaction may be canceled.
If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. It is possible that the default option will not be the Account but will be another investment option available under your plan. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms.
When we receive complete allocation instructions from you in good order, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be

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transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.
Amounts may be invested in an account other than the Real Estate Account only in the limited circumstances identified in the paragraph immediately above (which require a participant’s specific instructions) and the circumstances outlined under the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account,” namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.
TIAA doesn’t generally restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Internal Revenue Code of 1986, as amended (the “Code”) limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.
In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.
You may remit premium payments to the following address: P..O. Box 1259, Charlotte, N.C. 28201.
Note that we cannot accept credit cards, money orders, travelers' checks or digital (including virtual or crypto) currencies (e.g., Bitcoin). In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.
You will receive a confirmation statement each time you make a transfer to, a transfer out, or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.
If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to you during the quarter and in total;

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(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.
You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.
Important information about procedures for opening a new account
To help the U.S. Government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.
Choosing among investment accounts
Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s Traditional Annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.
You can change your allocation choices for future premiums by:

•	writing to our office at P..O. Box 1259, Charlotte, N.C. 28201;

•	using the TIAA Web Center’s account access feature at www.tiaa.org; or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.
The right to cancel your contract
Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, you must mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the

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state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.
Determining the value of your interest in the account — accumulation units
Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.
Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be retained or paid, respectively, by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to contract owners in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.
The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.
Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

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How to transfer and withdraw your money
Generally, depending on the terms of your plan, contracts, tax law and applicable governing documents, TIAA allows you to move your money to and from the Real Estate Account in the following ways:

•	from the Real Estate Account to the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity;

•
to the Real Estate Account from the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

•	from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan or IRA;

•	to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan or IRA;

•
depending on the terms of your plan, contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and separate accounts, and/or from the Real Estate Account to other TIAA annuity products and separate accounts;

•	from the Real Estate Account to investment options offered by other companies, if available under your plan or IRA;

•	to the Real Estate Account from other companies/plans;

•	by withdrawing cash; and

•	by setting up a program of automatic withdrawals or transfers.
For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s Traditional Annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.
Currently, transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan do not require a minimum transaction amount; however, in the future, TIAA reserves the right, in its sole discretion, to impose minimum transactions levels, which levels will generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Lump sum cash withdrawals from the Real Estate Account, transfers to TIAA to immediately begin annuity income, and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free. Because excessive transfer activity can hurt performance and other contract owners, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer

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privilege, including, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals.
As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future valuation day. For any transfers to TIAA’s Traditional Annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s Traditional Annuity, which is the next business day after the effective date of the transfer.
To request a transfer or to withdraw cash, you may:

•	write to TIAA’s office at P..O. Box 1259, Charlotte, N.C. 28201;

•	call us at 800-842-2252; or

•	use the TIAA Web Center’s account access feature at www.tiaa.org.
If you are married, and all or part of your accumulation is attributable to contributions made under

•	an employer plan subject to ERISA, or

•	an employer plan that provides for spousal rights to benefits, then only to the extent required by the Code or ERISA or the terms of your employer plan, will your rights to choose certain benefits be restricted by the rights of your spouse to receive benefits.
You may be required to complete and return certain forms (in good order) to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.
Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. Please see the section below entitled “Taxes.”
Transfers to and from other TIAA-CREF accounts and funds
Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to the following accounts if offered by your employer’s plan or IRA: to TIAA’s Traditional Annuity, to another TIAA annuity, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds). Transfers to TIAA’s Traditional Annuity or other TIAA annuities or accounts, a CREF account or certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined in the section below entitled “How to transfer and withdraw your money — Market timing/excessive trading policy.”
Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s Traditional Annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers

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the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s Traditional Annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.
Currently, these transfers do not require a minimum transaction amount; however, in the future TIAA reserves the right, in its sole discretion, to impose minimum transaction levels, which levels will generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Because excessive transfer activity can hurt performance and other contract owners, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer privilege, including, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals. Please see the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account.”
Transfers to other companies
Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. IRA to IRA rollover rules have recently changed. See the section below entitled “Taxes” for more information on these developments.
Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.
Transfers from other companies/plans
Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Traditional IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA. IRA to IRA rollover rules have

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recently changed. See the section below entitled “Taxes” for more information on these developments.
Withdrawing cash
You may withdraw cash from your SRA, GSRA, IRA, ATRA or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law and the terms of your employer’s plan permit it (see below). Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. In addition, if you are married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.
Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, satisfy requirements related to qualified reservist distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but depending upon your employer’s plan type and provision, hardship withdrawals might be from contributions only, and not investment earnings. You may be subject to a 10% penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation. For a discussion of recent changes to the hardship distribution rules, please see the section below entitled “Taxes—Penalty-free plan withdrawals.”
Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½ for private plans (age 59½ for governmental plans) or leave your job or are faced with an unforeseeable emergency (as defined by law). Under the American Miner’s Act of 2019, for governmental plans only, the minimum age for in-service withdrawals has been lowered to 59½. There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½).
Special rules and restrictions apply to Traditional and Roth IRAs. Investors should check with their qualified tax advisor.
If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to an address other than the address of record, or to an address of record that has been changed within either the last 30 or 14 calendar days, depending on the service model applicable to your plan. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Proceeds directed to a bank account not on file have similar restrictions that require completion of a verification process. Please contact us

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for further information. We reserve the right to require a signature guarantee on any redemption.
Systematic withdrawals and transfers
If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan. Additional restrictions on systematic transfers may apply for Account contract owners with accumulation amounts (in most contracts) exceeding $150,000. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. See “Restrictions on premiums and transfers to the Account” below.
Withdrawals to pay financial advisor fees
If permitted by your employer’s plan, you may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that another series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account must be specified in dollars or as a percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the business day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. Please see the discussion in the section below entitled “Taxes.”
Restrictions on premiums and transfers to the Account
From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find sufficient appropriate real estate–related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we r

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eserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.
With most contracts, individual contract owners are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This restriction may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation.
As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. These contracts or endorsements will contain important details with respect to this limitation.
Under this limitation, an internal funding vehicle transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	an accumulation in TIAA’s Traditional Annuity,

•	a Real Estate Account accumulation (from one contract to another),

•	a companion CREF certificate,

•	other TIAA separate account accumulations, and

•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same recordkeeping system as the contract.
The following transfers are currently not subject to this limitation:

•	systematic transfers and withdrawals,

•	automatic rebalancing activity,

•	any transaction arising from a TIAA-sponsored advice product or service, and

•	Transfer Payout Annuity payments directed to the Account.
This limitation does not apply to most types of premium contributions and certain group contracts recordkept on non-TIAA platforms. Minimum Distribution Option (“MDO”) contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out contracts.
A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective. A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000 on the effective date as indicated in the contract or contract endorsement. This provision may vary for certain IRA contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to the

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provision. TIAA reserves the right to reverse transactions which are determined to be in violation of the limitation and in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.
If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.
Additional limitations
Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.
Market timing/excessive trading policy
There are contract owners who may try to profit from making transactions back and forth among the CREF accounts, the Account, the TIAA Access variable account and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. Currently, transfers from a CREF Account to the TIAA Traditional Annuity, to the Account, or to another TIAA annuity do not require a minimum transaction amount; however, in the future, TIAA reserves the right, in its discretion, to impose minimum transaction levels. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all contract owners, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.
To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

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(i)	systematic transfers out of the Real Estate Account (as described in the section above entitled “How to transfer and withdraw your money — Systematic withdrawals and transfers”);

(ii)	annual portfolio rebalancing activities;

(iii)	plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers;

(iv)	contract owners enrolled in TIAA’s qualified managed account for retirement plan assets;

(v)	single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a participant;

(vi)	asset allocation programs and similar programs approved by TIAA’s management;

(vii)	death and hardship withdrawals or withdrawals made pursuant to a qualified domestic relations order (“QDRO”); and

(viii)	certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.
TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances.
Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account contract owners. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against contract owners who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.
The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity. Contract owners seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such contract owners or curtail their trading practices.
If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

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When you are ready to receive annuity income
The annuity period in general
You can receive an income stream from all or part of an accumulation in the Account. Generally, once distributions are permitted to begin under your plan or contract, you may begin to receive annuity income. You should be at least age 59½ to begin receiving annuity income other than from a one-life or two-life annuity. Otherwise, you may have to pay a 10% penalty tax on the taxable amount, except under certain circumstances. In addition, you cannot begin receiving income later than permitted under the minimum distribution rules of the Code. See “Taxes” for more information. Also, under the terms of the contract, you cannot begin a one-life annuity after age 90 or a two-life annuity after either you or your annuity partner reaches age 90.
Your income payments may be paid out from the Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started life annuity payments you cannot change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semiannual and annual payments as well. TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100. We will send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.
For one-life annuities, two-life annuities, annuities for a fixed period, and Income Test Drive (described, below, under “Annuity income options”), your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. We calculate initial income based on:

•	the amount of money you have accumulated in the Account

•	the income option or options you choose; and

•	an assumed annual investment return of 4% and, for one-life annuities, two-life annuities, and Income Test Drive, mortality assumptions for you and your annuity partner, if you have one.
On your annuity starting date, all of your accumulation units allocated to one-life annuities, two-life annuities or annuities for a fixed period will be converted to annuity units of the Account.
For one-life annuities, two-life annuities, annuities for a fixed period, and Income Test Drive there are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments change each May 1, based on the net investment results of the Account during the prior year (from the day following the last Valuation Day in March of the prior year through the last Valuation Day in March of the current year). Under the monthly income change method, payments change every month, based on the net investment results during the previous valuation period. Under this method, we value annuity units on the 20th of each month or on the preceding Business Day

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if the 20th is not a Business Day. The total value of your annuity payments may be more or less than your total premiums.
Annuity starting date
Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you have picked. If something is missing, we will defer your annuity starting date until we receive the missing information. Your first annuity payment may be delayed while we process your choice of income options and calculate the amount of your initial payment. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations.
Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.
Annuity income options
Both the number of annuity units you purchase and the amount of your income payments will depend on which income option(s) you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income. For annuity payments commencing after December 19, 2019, changes to federal tax law enacted in the Setting Up Every Community for Retirement Enhancement Act of 2019 (the “SECURE Act”) may restrict your annuity options, depending on who you name as second annuitant or beneficiary. These recent changes in tax laws may require certain designated beneficiaries to receive payment of death benefits within ten years of your death in order to satisfy required minimum distribution rules. For more information, see “Taxes.” Ordinarily, you will choose your income options shortly before you want payments to begin, but you can make or change your choice anytime before your annuity starting date.
All of the income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the investment accounts selected by you. The current options are:

•
One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period (although required minimum distribution rules may require payment within ten years to avoid an excise tax). If you do not opt for a guaranteed period, all payments end at your death, so, it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

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•	Annuity for a Fixed Period: Pays income for a set number of years chosen by you. The term of the period varies by contract and this option is not available under all contracts.

•
Two-Life Annuity with or without Guaranteed Period: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period -- Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner. If you opt for a guaranteed period (10, 15 or 20 years) and you and your annuity partner die before it’s over, income payments will continue to your beneficiary until the end of the period (although required minimum distribution rules may require payment within ten years to avoid an excise tax). If you do not opt for a guaranteed period, all payments end on the death of the latter of you and your annuity partner, so, it’s possible for you to receive only one payment if you and your annuity partner die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•
Minimum Distribution Option (“MDO”): Generally available only if you must begin annuity payments under the Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier. Please contact TIAA for more information.) The option, if elected, automatically pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all contracts.) The value of the accumulation placed under this option must be at least $10,000. You must apply your entire accumulation under a contract if you want to use the MDO. It is possible that income under the MDO will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can apply any remaining part of an accumulation applied to the MDO to any other income option for which you’re eligible. Using the MDO will not affect your right to take a cash withdrawal of any accumulation not yet distributed (to the extent that a cash withdrawal was available to you under your contract and under the terms of your employer’s plan). This automatic payout option is not available under all contracts. Instead, for some contracts, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

•
Income Test Drive: Income Test Drive is an optional feature that lets you try variable income payments for a 2-year period without making an irrevocable decision. Your annuity unit payments will not begin during the Income Test Drive; instead, payments made during the Income Test Drive are withdrawals from your accumulation units. Payments are calculated to approximate the amount you would receive under a One-life or Two-life annuity for the income option and income change method you select, adjusted to reflect the Income

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Test Drive. Starting in November 2020, if you decide to Income Test Drive your entire accumulation, any premiums received during the 2-year period will be applied to purchase accumulation units that will be used to calculate your variable income payments. You can change your mind during the Income Test Drive, and future payments will stop when you notify us of your decision prior to expiration of the 2-year period. If you die during the Income Test Drive, payments will stop, and the beneficiary named in your contract will be entitled to the remaining accumulation. At the end of the Income Test Drive, if you have not decided to stop payments, your remaining accumulation applied to the Income Test Drive feature will be converted to annuity units payable under the income option you chose when you started this feature. Once the conversion to annuity units takes place, it is irrevocable. If you decide before the end of the Income Test Drive that you want to convert to annuity units immediately, you may do so subject to certain election procedures. The conversion of accumulation units to annuity units may result in annuity payments that are greater or less than the amount of the last payment during the Income Test Drive. We may stop providing the Income Test Drive feature at any time. The Income Test Drive feature may not be available under the terms of your employer’s plan. For information about withdrawals from your contract, see “How to transfer and withdraw your money.”
For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner (although required minimum distribution rules may require payment within ten years to avoid an excise tax). Other Code stipulations may make some income options unavailable to you. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right.
Receiving Lump-Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10% of the value of any part of an accumulation being converted to a one-life or two-life annuity on the annuity starting date. Such employer plan and 10% limitations do not apply to IRAs. Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100%) of your accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes.”
Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. TIAA may stop offering certain income options in the future. For more information about any annuity option, please contact TIAA.
Transfers during the annuity period
After you begin receiving annuity income from a one-life annuity, two-life annuity or annuity for a fixed period, you can transfer all or part of the future annuity

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income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s Traditional Annuity, or (ii) from a CREF or TIAA variable account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option and have the same first and second annuitant, and remaining guaranteed period.
We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s Traditional Annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the last valuation day of March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.
Annuity payments
The amount of annuity payments from a one-life annuity, two-life annuity, or annuity for a fixed period we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.
Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year (or, if March 31 is not a valuation day, the immediately preceding valuation day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment valuation day will be reflected in the annuity unit value determined on the next year’s annual payment valuation day.
Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Account. The formulas for calculating the number and value of annuity units payable are described below.

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Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into a one-life annuity, two-life annuity or annuity for a fixed period, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.
The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.
The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.
Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each valuation day. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4% assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4% and decrease if the value is less than 4%. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.
The initial value of the annuity unit for a new annuitant is the value determined as of the valuation day before annuity payments start.
For contract owners under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of the last valuation day in March.
For contract owners under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

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Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.
TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.
Illustrations of annuity payments
Investment performance of the Account during the accumulation period affects the amount you are accumulating for retirement. Once you are no longer accumulating and you begin to receive income payments under your annuity contract, investment performance of the Account affects the amount of your income payments. The following line graph shows how the performance of the Account has affected the income payments of an individual participant over the last 20 years.
The line graph is based on the actual investment performance of the Account for the period that is presented through March 31, 2020, and does not take into account the impact of any TIAA plan pricing where the Account is an investment option in an employer retirement plan. Income shown for each plot point on the line graph for the stated year is for the payment period May 1 of the stated year through April 1 of the following year. The line graph assumes that the annuitant received an initial annuity payment of $1,000 on May 1 of the first year presented in the line graph under the annual income change method. Each plot point on the line graph for the stated year represents the amount of the 12 monthly annuity payments made in that fiscal year under an annuity contract based on the above assumptions. The line graph shows how income payments would have changed over time if all of the participant’s money under the contract were initially invested in the Account shown in the line graph.
The changes in income payments shown in the line graph primarily reflect the investment performance of the Account. In particular, the investment performance of the Account can be impacted by the asset class (commercial real estate, equity (incl. REIT stocks) or fixed income) exposure within the Account. In general, increased exposure to commercial real estate, equity securities or fixed-income securities as different asset classes may have a negative impact on investment performance of the Account during periods of general market appreciation or depreciation, as the case may be. Annuity income payment experience can be impacted by: (i) the blended asset class exposure that exists at any given time within the Account when annuitizing from it; and (ii) the period in the market cycle in which the annuity payout occurs.
To understand the effect of investment performance, keep in mind that income payments reflect an assumed investment return of 4%. If the investment performance of the Account is constantly equal to the assumed investment return of 4% in a given year, a participant’s income payment in the following year would not change. If investment performance is 10% or 3% in a given year, income

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payments in the following year would increase by approximately 6% or decrease by approximately 1%, respectively.
The line graph shows the effect on income payments of past investment performance of the Account. There can be no assurance that future investment performance will be the same as in the past, and income payments under your contract may change more or less than those shown in the line graph below. The investment return of the Account will fluctuate over time. Such fluctuations in investment return could cause income payments under your annuity contract to vary. The amount of your initial income payment will depend upon several factors, including the size of your account balance, which annuity income option you select (such as options on one or two lives and options with or without a guaranteed period), your payment frequency (monthly, quarterly, etc.) and on your age (and the age of your annuity partner, if any).
Death benefits
Choosing beneficiaries
Subject to the terms of your employer’s plan, death benefits under TIAA contracts are payable to the beneficiaries you name. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can generally change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Changing beneficiaries may impact your annuity options, even for annuities that have already begun to make payments. Recent changes in tax laws may require certain designated beneficiaries to receive payment of death benefits within ten years of your death in order to satisfy required minimum distribution rules. For more information, see “Taxes.”
Amount of death benefit
If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a

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guaranteed period, the death benefit is the present value, based on an specified effective annual interest rate, of the unit annuity payments due for the remainder of the period.
Special Option for Spouses. If the surviving spouse is the sole beneficiary when the participant dies, the surviving spouse can choose to become the participant and continue the contract, or receive the death benefit. If the surviving spouse does not make a choice within sixty (60) days, after we receive (in good order) proof of death, the surviving spouse will automatically become a participant and annuitant, and no death benefit will be paid.
Payment of death benefit
To authorize payment and pay a death benefit, we must have received all necessary forms and documentation (in good order), including proof of death and the selection of the method of payment.
Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.
Contract owners are urged to keep their own, as well as their insureds’, beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and Social Security numbers. Such updates should be communicated in writing to TIAA at P . O . Box 1259, Charlotte, NC 28201, by calling our Automated Telephone Service (24 hours a day) at 800-842-2252 or via www.tiaa.org.
Methods of payment of death benefits
Generally, you can choose for your beneficiary the method we will use to pay the death benefit, but few contract owners do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If your beneficiary does not specifically instruct us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment. Your choice of beneficiary may limit your options with regard to payment of the death benefit. Recent changes in tax laws may require certain designated beneficiaries to receive payment of death benefits within ten years of your death in order to satisfy required minimum distribution rules. For more information, see “Taxes.”
Payments during accumulation period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

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•	One-Life Annuity With or Without Guaranteed Period, in which the death benefit is paid for the life of the beneficiary or through the guaranteed period;

•	Annuity for a Fixed Period of 5 to 30 years (only available for certain contracts), in which the death benefit is paid for a fixed number of years (subject to the terms of the contract); and

•
Minimum Distribution Payments, in which the beneficiary can elect to have payments made automatically in the amounts necessary to satisfy the Code’s minimum distribution requirements. It is possible under this method that your beneficiary will not receive income for life.

Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semiannual or annual payments. Note that for Retirement Choice and Retirement Choice Plus contracts, beneficiaries may only receive either a single-sum payment or a one-life annuity (with or without a guaranteed benefit in the plan).
Payments during annuity period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract (although required minimum distribution rules may require payment within ten years to avoid an excise tax). Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different from the total of the periodic payments that would otherwise be paid.
Ordinarily, death benefits are subject to federal tax. If taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, the death benefit would be taxed like annuity payments. For more information, see the discussion under “Taxes” below.
Your spouse’s rights to death benefits
In general, your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may generally require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will generally go to your estate unless your employer’s plan provides otherwise.
If you are married, and all or part of your accumulation is attributable to contributions made under:

A.	an employer plan subject to ERISA, or

B.	an employer plan that provides for spousal rights to benefits, then, only to the extent required by the Code or ERISA or the terms of your employer plan, will your rights to choose certain benefits be restricted by the rights of your spouse to receive benefits as follows:

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•	Spouse’s survivor retirement benefit. If you are married on your annuity starting date, your income benefit must be paid under a two-life annuity with your spouse as second annuitant.

•
Spouse’s survivor death benefit. If you die before your annuity starting date and your spouse survives you, the payment of the death benefit to your named beneficiary may be subject to your spouse’s right to receive a death benefit. Under an employer plan subject to ERISA, your spouse has the right to a death benefit of at least 50% of any part of your accumulation attributable to contributions made under such a plan. Under an employer plan not subject to ERISA, your spouse may have the right to a death benefit in the amount stipulated in the plan.

Your spouse may consent to a waiver of his or her rights to these benefits.
Waiver of spouse’s rights to death benefits
If you are married, and all or part of your accumulation is attributable to contributions made under:

A.	an employer plan subject to ERISA, or

B.	an employer plan that provides for spousal rights to benefits, then, only to the extent required by the Code or ERISA or the terms of your employer plan, your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:

•	an income option other than a two-life annuity with your spouse as second annuitant; or

•	beneficiaries who are not your spouse for more than the percentage of the death benefit allowed by the employer plan; or

•	a lump-sum benefit.
In order to waive the rights to spousal survivor benefits, we must receive, in a form satisfactory to us, your spouse’s consent, or a satisfactory verification that your spouse cannot be located. A waiver of rights with respect to an income option or a lump-sum benefit must be made in accordance with the Code and ERISA, or the applicable provisions of your employer plan. A waiver of the survivor death benefit may not be effective if it is made prior to the earlier of the plan year in which you reach age 35 or your severance from employment of your employer.
Verification of your marital status may be required, in a form satisfactory to us, for purposes of establishing your spouse’s rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse’s rights to benefits at any time during your lifetime and before the annuity starting date. Your spouse may not revoke a consent to a waiver after the consent has been given.

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Taxes
This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.
How the Real Estate Account is treated for tax purposes
The Account is not a separate taxpayer for purposes of the Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.
Taxes in general
During the accumulation period, Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Generally, trustee to trustee transfers between qualified retirement plans are not taxed.
If you are planning to receive a distribution from an IRA for the purposes of rollover, you should be aware that only one rollover between IRAs is permitted in a 12 month period. The 12 month restriction period applies to the aggregate of all of the taxpayer’s IRAs, effectively treating them as one IRA for purposes of the limit. Please consult your qualified tax adviser for more information before making any IRA rollover.
Generally, contributions you can make under an employer’s plan are limited by federal tax law. For 2020, employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $19,500 per year ($26,000 per year if you are age 50 or older). Certain long-term employees may be able to defer additional amounts to a 403(b) plan. 2020 contributions to Traditional and Roth IRAs, other than rollover contributions, cannot generally exceed $6,000 per year ($7,000 per year for taxpayers age 50 or older). The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $19,500 ($26,000 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

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Note that the dollar limits listed above are for 2020; different dollar limits may apply in future years.
Early distributions
If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion to a Roth IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.
Minimum distribution requirements
Effective January 1, 2020, in accordance with the SECURE Act, in most cases, for individual employees who turn age 70½ after December 31, 2019, payments from qualified contracts must begin by April 1 of the year after the year you reach age 72, or if later, by retirement. For Traditional IRAs, and with respect to 5% or more owners of the business covered by a Keogh plan, individual employees who turn age 70½ after December 31, 2019, payments must begin by April 1 of the year after you reach age 72.
The SECURE Act fundamentally changed the ability of certain non-spouse beneficiaries of interests in defined contribution plans and IRAs to receive payments over their life expectancy. This change applies with respect to plan participant and IRA owner deaths after December 31, 2019. It also applies to beneficiaries of beneficiaries dying after 2019. In particular, the SECURE Act provides that under IRAs, Roth IRAs and defined contribution retirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead, those beneficiaries will have to take their post-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual, and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020. After, the first beneficiary dies, the 10 year distribution period would generally apply to the beneficiary of the first deceased beneficiary. The new law also applies to One-Life, Two-Life and Fixed Period annuities beginning

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payments after December 19, 2019. We are awaiting guidance from the IRS and Treasury on certain aspects of the new law. You should consult a tax adviser before selecting an income option or designating a beneficiary.
Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.
Penalty-free plan withdrawals
Changes to the Hardship Distribution Rules. In September, 2019, the IRS published the final rule that relaxes several prior year restrictions on taking hardship distributions from defined contribution plans. Exceptions to the early withdrawal penalty rules include distributions made in cases of financial hardship or unforeseeable emergencies. Some changes to the hardship rules are mandatory and are required to take effect January 1, 2020. Unlike loans, hardship withdrawals permanently reduce your account balance and are not repaid to the plan with interest. This final rule eliminates the 6-month prohibition on contributions following a hardship distribution, and eliminates the requirement that contract owners take available plan loans before requesting hardship distributions. The final rule also permits hardship withdrawals of earnings on 401(k) contributions, although earnings on 403(b) contributions remain ineligible for hardship withdrawals.
Qualified Birth or Adoption Distribution. For distributions made after December 31, 2019, the SECURE Act also provides for penalty-free withdrawals to cover expenses related to the birth or adoption of a child. Plan distributions (up to $5,000) from an IRA, 401(a), 403(a), 403(b), or a governmental eligible deferred compensation plan that are used to pay for expenses related to the birth or adoption of a child are penalty-free. The distribution must be made during the one-year period beginning on the date on which a child of the individual is born or on which the legal adoption is finalized. The $5,000 amount applies on an individual basis, so for a married couple, each spouse may receive a penalty-free distribution up to $5,000 for a qualified birth or adoption. Please consult your Plan documents for eligibility.
Please consult a qualified tax advisor for more information regarding hardship distributions and qualified birth or adoption distributions in relationship to the facts surrounding your personal financial situation.
Premium taxes
Some states assess premium taxes on the qualified premiums paid under the contract (e.g., IRA, 403(b), or 401(k)). We will deduct the total amount of premium

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taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, premium taxes range from 0% to 1% on qualified premiums depending on the state.
Withholding on distributions
If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20% from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20% withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.
For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to withhold taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.
Federal estate, gift, and generation-skipping transfer taxes
While no attempt is being made to discuss in detail the federal estate tax implications of the contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.
Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. For 2020, the federal estate tax, gift tax, and GST tax exemptions and maximum rates are $11.58 million and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

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Definition of "Spouse" under Federal Law
A person who meets the definition of “spouse” under federal law may avail themselves to certain rights and benefits under a contract. Any right of a spouse that is made available to continue the contract and all contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of ‘‘spouse’’ under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax advisor for more information on this subject.
Special rules for after-tax retirement annuities
If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.
In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•
Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•
Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.
Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

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Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10% of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.
Medicare Tax. Distributions from after-tax contracts (such as ATRA contracts) may be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (i.e., earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.
Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.
Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.
Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10% penalty tax (see above).
Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.
Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.
Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the non-qualified premiums paid under the ATRA contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the premium taxes range from 0% to 3.5% on non-qualified premiums depending on the state.
Please consult a qualified tax advisor for more information in relationship to the facts surrounding your personal financial situation.

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Residents of Puerto Rico
The IRS’s current position is that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.
Annuity purchases by nonresident aliens
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Special rules for withdrawals to pay advisory fees
If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•
your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.
However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions. The IRS has privately ruled that withdrawals to pay advisory fees under some insurer’s non-qualified contracts will not be treated as taxable distributions. TIAA did not obtain a ruling of this type for the ATRA Contract and the contract has not been changed to prepare for such a ruling request. You should consult a qualified tax adviser as to whether you may exclude from income advisory fees paid to your financial advisor from ATRA contracts.
Foreign tax credit
The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully

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reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA may be eligible to receive a foreign tax credit, which (subject to certain limitations) may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.
Enacted tax legislation
On March 27, 2020, Congress enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) to provide emergency assistance and health care response for individuals, families and businesses affected by the 2020 coronavirus pandemic. The CARES Act includes a number of tax provisions that may affect your contract including measures that provide greater access to retirement funds.
Following the model for presidentially-declared disaster relief, participants in most funded retirement plans and IRA owners who self-certify to individual, family or financial harm from the pandemic will be able to take coronavirus-related distributions (“CRD”) in 2020 aggregating up to $100,000 of total CRD from all of the participant’s plans and IRAs. CRD will not be subject to 20% federal income tax withholding. CRD income may be spread over three years and a participant has the option to repay CRD over three years. Although CRD is not eligible for rollover when distributed, repayments are treated as timely rollover contributions.
Plan loan limits are increased to $100,000 from a $50,000 limit during the period beginning on enactment and lasting for 180 days. Scheduled plan loan payments due on or after March 27, 2020 through December 31, 2020 may be delayed for one year, with appropriate adjustment of subsequent repayments.
All required minimum distributions from all funded defined contribution plans and arrangements and IRAs currently required to be taken in 2020 are suspended. The required minimum distribution requirements also do not apply to any distribution which is required to be made in calendar year 2020 by reason of: (I) a required beginning date occurring in calendar year 2020, and (II) such distribution not having been made before January 1, 2020.
Also related to the pandemic, in Notice 2020-18 the IRS delayed the due date for filing income tax returns and making certain tax payments until July 15, 2020. Further, the last date for making 2019 IRA contributions is now July 15, 2020.

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In December 2019, Congress passed the SECURE Act, a significant bipartisan package of provisions that are mostly focused on improving access to, and administration of, retirement plans, and recognizes the importance of lifetime income as a key component of retirement readiness. The new law was generally effective on January 1, 2020. A number of provisions may directly impact your contract. TIAA is working with trade associations and other groups to obtain guidance and given the nearly immediate effective date, transition relief, from the IRS and Treasury Department, as we work to adopt procedures and modify systems to comply with the new law.
In November 2019, Congress passed the American Miners Act, a bipartisan package of provisions that are mostly focused on amending the Surface Mining Control and Reclamation Act of 1977 and for other purposes. The American Miners Act reduced the minimum age from 70½ to 59½ for allowable in-service distributions from 457(b) governmental plans.
Possible tax law changes
There is always the possibility that the tax treatment of your contract could change by legislation or otherwise. However, the timing and nature of legislative changes is uncertain. Consult a tax advisor with respect to legislative developments and their effect on your contract. We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.
General matters
Making choices and changes
You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice in good order satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.
Telephone and Internet transactions
You can use our Automated Telephone Service (“ATS”) or the TIAA Web Center’s account access feature to check your account balances, transfer to TIAA’s Traditional Annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA and/or to request lump sum transfers out of the Real Estate Account to another investment option. When using the ATS, you will be asked to enter your Personal Identification Number (“PIN”) and Social Security number. (You can establish a

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PIN by calling us.) Both the ATS and the Web Center’s account access feature will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.
To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800-842-2252. To use the Internet, go to the account access feature of the TIAA Web Center at www.tiaa.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.
Voting rights
You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.
Electronic prospectus
If you received this prospectus electronically and would like a paper copy, please call 877-518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.
Householding
To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877-518-9161, or write us at TIAA, P.O. Box 1529, Charlotte, NC 28201.
Miscellaneous policies
Amending the Contracts: The contract may be amended by agreement of TIAA and the contract owner without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.
If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.
Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your

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accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.
Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.
Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.
Anytime there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.
Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.
Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third-party to whom payment is made.
Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.
Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.
Distribution
The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Services is a direct wholly owned subsidiary of TIAA and is located at 730 Third Avenue, New York, NY 10017-3206. No front end or deferred sales loads, sales charges or commissions are paid in connection with the distribution of contracts.
State regulation
TIAA, the Real Estate Account, and the contracts (including any proposed modification thereto) are subject to regulation by the NYDFS as well as by the insurance regulatory authorities of certain other states and jurisdictions.
TIAA and the Real Estate Account must file with the NYDFS both quarterly and annual statements. The Account’s books and assets are subject to review and

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examination by the NYDFS at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, examinations of the Account’s operations are usually conducted periodically by insurance regulators in several other states.
Legal matters
All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Meredith J. Kornreich, Senior Managing Director, General Counsel, TIAA Financial Solutions.
Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.
Experts
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the TIAA Real Estate Account for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The statutory-basis financial statements of Teachers Insurance and Annuity Association of America as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional information
Information available at the SEC
The Account has filed annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
The Account has also filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the units offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus, and any documents incorporated therein, are part of that registration statement. This prospectus does

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not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the units we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits as well as any documents incorporated by reference (including the Account’s 2019 Form 10-K). Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
Incorporation of information by reference
The SEC allows the Account to “incorporate by reference” certain information that the Account files with the SEC. Incorporation by reference allows the Account to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. The Account filed a registration statement on Form S-1 under the Securities Act, with the SEC with respect to the securities it may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and other documents incorporated by reference herein, for further information about us and the securities the Account may offer pursuant to this prospectus.
Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Information Available from the SEC.”
The document the Account is incorporating by reference into this prospectus is the Account’s 2019 Form 10-K. The 2019 Form 10-K contains, among other things, the Account’s annual audited financial statements as well as additional information regarding the Account’s business, properties, legal proceedings, changes in and disagreements with the accountants on accounting and financial disclosure, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and quantitative and qualitative disclosure about market risk.
Unless otherwise noted, the SEC file number for the document listed above is 033-92990.
Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not

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be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting: Office of the Corporate Secretary, TIAA, 730 Third Avenue, New York, NY 10017-3206, telephone: 212-916-4000. In addition, such incorporated reports and documents can be located on TIAA’s website at www.tiaa.org/public/prospectuses/index.html.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. The Account has not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. The Account is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
Information from TIAA
TIAA plan pricing
TIAA provides recordkeeping and other plan-related services for many retirement plans and their contract owners investing in the Account. A retirement plan sponsor typically agrees with TIAA on the services to be provided and a total price for providing these services to its plan and its contract owners. TIAA plan pricing arrangements can affect the overall costs of retirement plan investments for plan sponsors and contract owners. TIAA plan pricing arrangements are not reflected in the Account expenses described in this prospectus, and may result in compensation to TIAA that is more or less than TIAA’s cost associated with services for any plan.
Employer plan fees
Your employer may, in accordance with the terms of your plan, withdraw amounts from your accumulations under your Retirement Choice or Retirement Choice Plus contract, and, if your certificate so provides, on your GRA or GSRA, or GA contract, to pay fees associated with the administration of the plan. TIAA processes such fee withdrawals in accordance with the terms of the record-keeping service agreement between TIAA and the plan sponsor. An employer plan fee withdrawal cannot be revoked after its effective date under the plan and will reduce the accumulation from which it is paid by the amount withdrawn.
Further information; reports to contract owners
TIAA will mail to each participant in the Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the

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period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.
Customer complaints
Customer complaints may be directed to TIAA Customer Care, P .O. Box 1259, Charlotte, NC 28201-1259, telephone 800-842-2252.
Financial statements
The condensed statutory-basis financial statement information of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA are included in this prospectus.
The statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.
The audited financial statements of the TIAA Real Estate Account are incorporated into this prospectus by reference to the Account’s 2019 Form 10-K as outlined in the section above entitled “Additional information — Incorporation of information by reference.”

Index to financial statements

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
132	Condensed statutory-basis financial statement information

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Condensed statutory-basis financial statement information
(The following condensed statutory-basis financial statement information has been derived from the audited statutory-basis financial statements, which are available upon request.)

Statutory-basis statements of admitted assets, liabilities and capital and contingency reserves
	December 31,
(in millions)	2019	2018

ADMITTED ASSETS
Bonds	$189,018	$187,325
Preferred stocks	415	245
Common stocks	5,657	5,899
Mortgage loans	32,441	29,959
Real estate	3,686	2,152
Cash, cash equivalents and short-term investments	902	598
Contract loans	1,803	1,890
Derivatives	794	968
Securities lending collateral assets	363	562
Other long-term investments	31,600	30,413
Investment income due and accrued	1,823	1,802
Net deferred federal income tax asset	2,406	2,402
Other assets	860	782
Separate account assets	43,827	38,289
TOTAL ADMITTED ASSETS	$315,595	$303,286

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$217,761	$213,138
Dividends due to policyholders	1,896	1,885
Interest maintenance reserve	2,090	2,149
Federal income taxes payable to affiliates	14	45
Asset valuation reserve	6,323	5,260
Derivatives	198	164
Payable for collateral for securities loaned	363	562
Other liabilities	4,313	3,712
Separate account liabilities	43,765	38,245
TOTAL LIABILITIES	276,723	265,160

CAPITAL AND CONTINGENCY RESERVES
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,041	5,041
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	33,828	33,082
TOTAL CAPITAL AND CONTINGENCY RESERVES	38,872	38,126
TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$315,595	$303,286

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(The following condensed statutory-basis financial statement information has been derived from the audited statutory-basis financial statements, which are available upon request.)
Statutory-basis statements of operations

	For the Years Ended December 31,
(in millions)	2019	2018	2017

REVENUES
Insurance and annuity premiums and other considerations	$16,003	$16,220	$16,644
Annuity dividend additions	1,520	1,761	1,503
Net investment income	12,324	12,550	11,875
Other revenue	458	379	371
TOTAL REVENUES	$30,305	$30,910	$30,393

BENEFITS AND EXPENSES
Policy and contract benefits	$17,803	$17,694	$16,206
Dividends to policyholders	3,267	3,526	3,212
Increase in policy and contract reserves	4,117	5,279	6,115
Net operating expenses	2,003	1,882	2,123
Net transfers to separate accounts	1,158	442	1,123
TOTAL BENEFITS AND EXPENSES	$28,348	$28,823	$28,779
Income before federal income taxes and net realized capital gains (losses)	$1,957	$2,087	$1,614
Federal income tax expense (benefit)	17	(23)	(4)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(322)	(657)	(598)
NET INCOME	$1,618	$1,453	$1,020
Basis of presentation:
The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
The following is a summary of the significant accounting policies followed by Teachers Insurance and Annuity Association of America (the “Company”):
Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost

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or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. Exchange traded funds ("ETFs") identified as qualifying for bond treatment are stated at fair value.
Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than temporary are recorded as realized losses.
For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.
For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.
Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. When it is determined that a decline in fair value of an investment is other-than- temporary, the cost basis of the investment is

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reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Investments in subsidiary, controlled and affiliated ("SCA") entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in Other Long-term Investments. The Company monitors the effects of

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current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing directly held Real Estate investments based on undiscounted cash flows and then reviews the results of an independent third-party appraisal to determine the fair value and if an impairment is required.
Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s percentage of the most recent available financial statements based on the underlying GAAP or International Financial Reporting Standards as reflected on the respective entity’s financial statements.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Investments in non-insurance SCA entities are stated at the value of their underlying audited equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.
Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included

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in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.
Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized in a manner consistent with the disposed hedged item.
Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to Interest Maintenance Reserve ("IMR") or Asset Valuation Reserve ("AVR") treatment.
Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums is reported as a component of net investment income. Swap coupon cash flows and income accruals are recorded as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.
The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate

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Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2019	2018	Change
Net deferred federal income tax asset	$2,847	$3,135	$(288)
Furniture and electronic data processing equipment	363	430	(67)
Other long-term investments	157	167	(10)
Other	167	167	—
Total	$3,534	$3,899	$(365)
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2019	2018

EDP equipment and computer software	$1,834	$1,691
Furniture and equipment and leasehold improvements	$116	$117

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Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.
Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate
Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized

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capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.
Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.
Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.
Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible under NAIC SAP. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.
The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may,

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where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.
Statements of Cash Flows: Non-cash activities are excluded from the Statutory-Basis Statements of Cash Flows. These non-cash activities for the years ended December 31 include the following (in millions)

	2019	2018	2017

Exchange/transfer/conversion/distribution of invested assets	3,493	3,403	5,003
Annuity dividend additions	1,520	1,761	1,503
Capitalized interest	393	397	351
Interest credited on deposit-type contracts	30	28	28
Additional asset information
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions)

	2019
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$30,259	$4,092	$(10)	$34,341
All other governments	4,912	530	(11)	5,431
States, territories and possessions	730	112	—	842
Political subdivisions of states, territories, and possessions	641	64	(1)	704
Special revenue and special assessment, non-guaranteed agencies and government	19,424	1,702	(5)	21,121
Credit tenant loans	10,482	1,065	(7)	11,540
Industrial and miscellaneous	116,207	10,190	(155)	126,242
Hybrids	385	87	(5)	467
Parent, subsidiaries and affiliates	696	—	(1)	695
Bank loans	5,282	53	(84)	5,251
Total	$189,018	$17,895	$(279)	$206,634

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	2018
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$31,179	$2,224	$(147)	$33,256
All other governments	5,342	232	(111)	5,463
States, territories and possessions	654	51	(6)	699
Political subdivisions of states, territories, and possessions	1,054	49	(9)	1,094
Special revenue and special assessment, non-guaranteed agencies and government	18,478	765	(133)	19,110
Credit tenant loans	9,922	351	(217)	10,056
Industrial and miscellaneous	114,059	3,428	(2,907)	114,580
Hybrids	306	35	(9)	332
Parent, subsidiaries and affiliates	757	—	(29)	728
Bank loans	5,574	27	(217)	5,384
Total	$187,325	$7,162	$(3,785)	$190,702
Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
DECEMBER 31, 2019
Loan-backed and structured bonds	$1,427	$(17)	$1,410	$1,168	$(74)	$1,094
All other bonds	3,065	(66)	2,998	3,964	(179)	3,785
TOTAL BONDS	$4,492	$(83)	$4,408	$5,132	$(253)	$4,879
Unaffiliated common stocks	69	(9)	60	5	(2)	3
Preferred stocks	30	(2)	28	—	—	—
TOTAL BONDS AND STOCKS	$4,591	$(94)	$4,496	$5,137	$(255)	$4,882

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	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
DECEMBER 31, 2018
Loan-backed and structured bonds	$11,922	$(276)	$11,646	$9,721	$(423)	$9,298
All other bonds	54,512	(2,057)	52,455	13,065	(1,064)	12,001
TOTAL BONDS	$66,434	$(2,333)	$64,101	$22,786	$(1,487)	$21,299
Unaffiliated common stocks	349	(40)	309	42	(3)	39
Preferred stocks	9	(1)	8	—	—	—
TOTAL BONDS AND STOCKS	$66,792	$(2,374)	$64,418	$22,828	$(1,490)	$21,338
Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.
Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	2019	2018
Mortgage Loans by Property Type (Commercial & Residential)	% of Total	% of Total
Office buildings	30.9%	32.0%
Shopping centers	24.0	26.3
Apartments	21.1	18.6
Industrial buildings	11.1	11.1
Other-commercial	9.8	8.3
Residential	3.1	3.7
TOTAL	100.0%	100.0%

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	2019		2018
	% of Total		% of Total
Mortgage Loans by Geographic Distribution	Commercial	Residential	Commercial	Residential
South Atlantic	18.9%	15.1%	22.5%	15.8%
Pacific	19.2	45.3	18.2	44.6
South Central	12.8	6.8	14.1	6.7
Middle Atlantic	17.3	15.4	15.8	15.0
North Central	10.4	2.7	9.8	3.0
New England	7.0	5.8	7.5	5.6
Other	14.4	8.9	12.1	9.3
TOTAL	100.0%	100.0%	100.0%	100.0%
Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.
South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV
Pacific states are AK, CA, HI, OR and WA
South Central states are AL, AR, KY, LA, MS, OK, TN and TX
Middle Atlantic states are PA, NJ and NY
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI
New England states are CT, MA, ME, NH, RI and VT
Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2019	2018	2017
Bonds	$8,748	$8,738	$8,709
Stocks	159	79	43
Mortgage loans	1,407	1,268	1,055
Real estate	276	238	237
Derivatives	190	160	109
Other long-term investments	2,261	2,712	2,242
Cash, cash equivalents and short-term investments	9	8	9
Total gross investment income	13,050	13,203	12,404
Less investment expenses	(993)	(912)	(723)
Net investment income before amortization of IMR	12,057	12,291	11,681
Plus amortization of IMR	267	259	194
NET INVESTMENT INCOME	$12,324	$12,550	$11,875

144	TIAA Real Estate Account ■ Prospectus

Teachers Insurance and Annuity Association of America
Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

	2019	2018	2017
Bonds	$34	$129	$632
Stocks	(185)	102	(116)
Mortgage loans	—	(65)	(8)
Real estate	112	22	67
Derivatives	132	58	(131)
Other long-term investments	(207)	(649)	(470)
Cash, cash equivalents and short-term investments	—	18	51
Total before capital gains taxes and transfers to IMR	(114)	(385)	25
Transfers to IMR	(208)	(272)	(623)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(322)	$(657)	$(598)
Federal Income Taxes: By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

TIAA Real Estate Account ■ Prospectus	145

Appendix A — Management of TIAA
The TIAA Real Estate Account has no officers or directors and no TIAA Trustee or executive officer receives compensation from the Account. The Trustees and certain principal executive officers of TIAA as of April 15, 2020, their years of birth, and their principal occupations during at least the past five years are as follows:

TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Ronald L. Thompson Chairman of the TIAA Board of Trustees YOB: 1949
Senior Non-Executive Director, Fiat Chrysler Automobiles (2014 to present). Lead Director (2011 to 2014) and Director (2009 to 2014), Chrysler Group LLC. Member, Plymouth Ventures Partnership II Advisory Board (2010 to present). Director, Medical University of South Carolina Foundation (2013 to present). Trustee, Washington University in St. Louis (1987 to 2013 and 2014 to present).

Jeffrey R. Brown YOB: 1968
Josef and Margot Lakonishok Professor of Business and Dean of the Gies College of Business at the University of Illinois at Urbana-Champaign (2015 to present). Chair (2019 to present) and Member (2016 to present), Board of Managers of UI Singapore Research, LLC. Member, Board of Managers of University of Illinois Research Park (2019 to present). Professor of Finance and Director of the Center for Business and Public Policy, University of Illinois at Urbana-Champaign (2007 to 2015). Board Member, Center for Audit Quality (2016 to present).

Priscilla Sims Brown YOB: 1957
Group Executive, Marketing and Corporate Affairs, Commonwealth Bank of Australia (2019 to present). Chief Executive Officer, Emerge.me (2017 to 2019). Senior Executive Vice President and Chief Marketing Officer, AXA Financial, Inc. (2014 to 2016). Senior Vice President, Chief Marketing & Development Strategy Officer, Amerihealth Caritas (2013 to 2014).

James R. Chambers YOB: 1957
Director, President and Chief Executive Officer (2013 to 2016), and Special Advisor, Board (2016), Weight Watchers International, Inc. Chairman (2018 to present), Director (2012 to present), Big Lots, Inc.

Tamara Simpkins Franklin YOB: 1966
Vice President, Media & Entertainment Industry Solutions for North America (2018 to present), Vice President, Chief Digital Officer for North America (2017 to 2018), International Business Machines (IBM). Executive Vice President, Digital (2014 to 2016), Senior Vice President (2009 to 2014), Scripps Network Interactive. Director, Dream Academy (2017 to present).

Lisa W. Hess YOB: 1955	President and Managing Partner, SkyTop Capital (2010 to present). Director, Radian Group, Inc. (2011 to present). Director, TIAA, FSB (a wholly owned subsidiary of TIAA) (2015 to present).
Edward M. Hundert, M.D. YOB: 1956
Dean for Medical Education, Associate Director of the Center for Bioethics and Daniel D. Federman, M.D. Professor in Residence of Global Health and Social Medicine and Medical Education, Harvard Medical School (2014 to present). Faculty member, Massachusetts General Hospital Center for Law, Brain and Behavior (2011 to present).

Maureen O’Hara YOB: 1953
R.W. Purcell Professor of Finance, Johnson Graduate School of Management, Cornell University (1992 to present), where she has taught since 1979. Professor of Finance, University of Technology Sydney (2016 to 2018).

Donald K. Peterson YOB: 1949
Trustee, AllianceBernstein Multi-Manager Alternative Fund (2019 to present). Director, Bernstein Fund Inc. (2015 to present). Director, Sanford C. Bernstein Fund Inc. (2007 to present). Trustee Emeritus, Worcester Polytechnic Institute (2015 to present). Director, TIAA, FSB (a wholly owned subsidiary of TIAA) (2015 to present). Director, National Organization for Disorders of the Corpus Colossum (2020 to present).

146	TIAA Real Estate Account ■ Prospectus

TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Sidney A. Ribeau YOB: 1947
Professor of Communications, Howard University (2014 to present). President, Howard University (2008 to 2013). Senior Consultant, Academic Search (2018 to present). Co-founder and Principal Consultant, TM2 Education Search (2016 to 2018). Director, Worthington Industries (2000 to present).

Dorothy K. Robinson YOB: 1951
Senior Of Counsel, K&L Gates (2016 to present). Senior Counselor to the President (2014 to 2015), General Counsel (1986 to 2014), and Vice President (1995 to 2014), Yale University. Trustee, Swarthmore College (2019 to present). Trustee, Yale University Press, London (2015 to present). Director, Oak Spring Garden Foundation (2018 to present). Director, TIAA, FSB (a wholly owned subsidiary of TIAA) (2015 to present).

Kim M. Sharan YOB: 1957
Founder and CEO, Kim M. Sharan, LLC (2014 to present). President of Financial Planning and Wealth Strategies and Chief Marketing Officer, Ameriprise Financial (2005 to 2014). Board Member, PartnerHere (2014 to present). Director, Girls Inc. (2014 to present). Executive Advisor, Own the Room (2016 to present). Executive Advisor, Hearsay Social (2019 to present).

David L. Shedlarz YOB: 1948
Director, Teladoc, Inc. (2016 to present). Director, The Hershey Company (2008 to present). Director, Pitney Bowes Inc. (2001 to present). Director, TIAA, FSB (a wholly owned subsidiary of TIAA) (2015 to present).

Marta Tienda YOB: 1950
Maurice P. During ’22 Professor in Demographic Studies (1999 to present) and Professor of Sociology and Public Affairs (1997 to present), Princeton University. Director, Robin Hood Foundation (2017 to present). Trustee (2004 to present), Board Chair (2017 to present), Alfred P. Sloan Foundation. Trustee, Jacobs Foundation of Switzerland (1998 to present). Trustee, Urban Institute (2019 to present). Director, Holdsworth Center (2019 to present).

OFFICER-TRUSTEES
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Roger W. Ferguson, Jr. YOB: 1951	President and Chief Executive Officer of TIAA and CREF (since 2008).
OFFICERS
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Carol W. Deckbar YOB: 1962
Executive Vice President, Chief Product Officer of TIAA Financial Solutions, TIAA. Executive Vice President, CREF. Prior positions: Executive Vice President, Chief Executive Officer, TIAA-CREF Asset Management, TIAA; Executive Vice President, Chief Operating Officer of Asset Management, TIAA.

Lori D. Fouché YOB: 1969
Senior Executive Vice President, Chief Executive Officer of TIAA Financial Solutions, TIAA. Prior positions: Senior Vice President, Individual Solutions, Prudential Financial, Inc.; President, Prudential Annuities, Prudential Financial, Inc.; Chief Executive Officer, Prudential Group Insurance, Prudential Financial, Inc.

Glenn Richter YOB: 1962
Senior Executive Vice President, Chief Financial Officer, TIAA. Prior positions: Senior Executive Vice President, Chief Administrative Officer, TIAA; Executive Vice President, Chief Operating Officer, TIAA Global Asset Management; Chief Operating Officer, Nuveen Investments.

Oluseun S. Salami YOB: 1977
Senior Vice President, Chief Accounting Officer and Corporate Controller, TIAA. Prior positions: Executive Vice President, Global Controller - Corporate Solutions, Jones Lang LaSalle; Senior Manager, Deloitte & Touche LLP.

TIAA Real Estate Account ■ Prospectus	147

PORTFOLIO MANAGEMENT TEAM
Name & Year of Birth (YOB)	Principal Occupations During Past 5 Years
Randy Giraldo YOB: 1975	Managing Director, Portfolio Manager, Head of TIAA Real Estate Account, TIAA. Prior position: Managing Director, TIAA.
Gordon (Chris) McGibbon YOB: 1972
Senior Managing Director, Head of Americas, Nuveen Real Estate. Prior positions: Managing Director, Head of U.S. Real Estate; Managing Director, Portfolio Manager of General Account Mortgage and Real Estate Portfolios, TIAA.

148	TIAA Real Estate Account ■ Prospectus

Appendix B — Special terms
Accumulation: The total value of your accumulation units in the Real Estate Account.
Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.
Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.
Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.
Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.
Business Day: Any day the New York Stock Exchange (“NYSE”) or its affiliated exchanges NYSE Arca Equities or NYSE American (collectively with NYSE, the “NYSE Exchanges”) is open for trading. A Business Day generally ends at 4 p.m. Eastern Time or when trading closes on the NYSE Exchanges, if earlier. A Business Day may end early only as of the latest closing time of the regular (or core) trading session of any of the NYSE Exchanges.
Calendar Day: Any day of the year. Calendar days end at the same time as business days.
Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.
Contracts: Individual and group variable annuity contracts issued by TIAA.
Eligible Institution: A non-profit institution, including any governmental institution, organized in the United States.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.
Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction. In addition, it is also possible that if we are unable to

TIAA Real Estate Account ■ Prospectus	149

reach you to obtain additional or missing information relating to incomplete applications, or transaction requests that are not in good order, the transaction may be cancelled.
Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.
Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.
Valuation Day: Any business day.
Valuation Period: The time from the end of one valuation day to the end of the next.
For purposes of this prospectus, the term “we” refers collectively to the Account and the TIAA officers that provide management services to the Account, as well as TIAA and Services, both of which provide services for the Account.

150	TIAA Real Estate Account ■ Prospectus

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$324,500
Costs of printing and engraving	600,000	*
Legal fees	60,000	*
Accounting fees	34,000	*
Blue Sky Registration Fees	5,000	*
Miscellaneous	18,200	*
Total	$1,041,700	*

*	Approximate
Item 14. Indemnification of Directors and Officers.
Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the New York Department of Financial Services not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities.
None.

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Item 16: Exhibits and Financial Statement Schedules
(a) Exhibits

(1)	(A)
Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC[1]

(3)	(A)	Restated Charter of TIAA (as amended)[2]
	(B)	Amended Bylaws of TIAA[3]
(4)	(A)
Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[4], Keogh Contract, Retirement Choice and Retirement Choice Plus Contracts[5] and Retirement Select and Retirement Select Plus Contracts and Endorsements[6]

	(B)	Forms of Income-Paying Contracts[4]
	(C)	Form of Contract Endorsement for Internal Transfer Limitation[7]
	(D)	(1)Form of Non-ERISA Retirement Choice Plus Contract[9]
(2)Form of Non-ERISA Retirement Choice Plus Certificate[9]
	(E)	(1)Form of Trust Company Retirement Choice Contract[10]
(2)Form of Trust Company Retirement Choice Certificate[10]
	(F)	(1)Form of Trust Company Retirement Choice Plus Certificate[11]
(2)Form of Trust Company Retirement Choice Plus Contract[11]
(G)
Form of Income Test Drive Endorsement for Retirement Annuity Contracts, After-Tax Retirement Annuity Contracts, Supplemental Retirement Annuity Contracts, IRA Contracts (including Rollover IRA, Contributory IRA, Roth IRA, OneIRA)[12]

(H)
Form of Income Test Drive Endorsement for Group Retirement Annuity Certificates, Group Supplemental Retirement Annuity Certificates, Keogh Certificates, Retirement Choice Certificates, Retirement Choice Plus Certificates, Non-ERISA Retirement Choice Plus Certificates, Trust Retirement Choice Certificates, and Trust Retirement Choice Plus Certificates[13]

	(I)	Form of OneIRA Non-Qualified Deferred Annuity Contract (and Rate Schedule)[14]
(J)
(1) Form of Endorsement to Retirement Choice and Retirement Choice Plus Contracts for Custom Portfolios [16] (2) Form of Endorsement to Retirement Choice and Retirement Choice Plus Certificates for Custom Portfolios [17]

	(K)	Form of Endorsement to Group Supplemental Retirement Annuity (GSRA) Certificate [18]
(L)
(1) Form of Contract, Rate Schedule and Certificate for Multiple Employer Plan Retirement Choice Annuity Contract [19]
(2) Form of Contract, Rate Schedule and Certificate for Multiple Employer Plan Retirement Choice Plus Annuity Contract [20]

(5)		Opinion and Consent of Meredith J. Kornreich, Esq.*
(10)	(A)	Amended and Restated Independent Fiduciary Letter Agreement, dated as of February 21, 2018, between TIAA, on behalf of the Registrant, and RERC, LLC[15]
	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[8]
(23)	(A)	Consent of Meredith J. Kornreich, Esq. (included in Exhibit 5)*
	(B)	Consent of Dechert LLP*
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of PricewaterhouseCoopers LLP*
(24)		Powers of Attorney[21]
(101)
The following financial information from the Registration Statement on Form S-1 for the periods ended December 31, 2019, formatted in XBRL (Extensible Business Reporting Language): (i) the Statements of Assets and Liabilities, (ii) the Statements of Operations, (iii) the Statements of Changes in Net Assets, (iv) the Statements of Cash Flows, and (v) the Notes to the Financial Statements. Any other required schedule has been omitted because the schedule is not applicable to the registrant.**

*	Filed herewith.
** Previously furnished.

1	Previously filed and incorporated herein by reference to Exhibit 1(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 15, 2013 (File No. 333-187309).

2	Previously filed and incorporated herein by reference to Exhibit 3(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).

3	Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).

4	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

5	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).

6
Previously filed and incorporated herein by reference to Exhibit 4(A) to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

7
Previously filed and incorporated herein by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).

II--2

8
Previously filed and incorporated herein by reference to Exhibit 10(B) to the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed with the Commission on March 14, 2013 (File No. 33-92990).

9	Previously filed and incorporated by reference to Exhibit 4(D)(1) and 4(D)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

10	Previously filed and incorporated by reference to Exhibit 4(E)(1) and 4(E)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

11	Previously filed and incorporated by reference to Exhibit 4(F)(1) and 4(F)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).

12	Previously filed and incorporated by reference to Exhibit 4(G) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

13	Previously filed and incorporated by reference to Exhibit 4(H) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

14	Previously filed and incorporated by reference to Exhibit 4(I) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).

15	Previously filed and incorporated by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on March 1, 2018 (File No. 33-92990).

16	Previously filed and incorporated by reference to Exhibit 4(J)(1) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).

17	Previously filed and incorporated by reference to Exhibit 4(J)(2) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).

18	Previously filed and incorporated by reference to Exhibit 4(K) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).

19	Previously filed and incorporated by reference to Exhibit 4(L)(1) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2020 (File No. 33-92990).

20	Previously filed and incorporated by reference to Exhibit 4(L)(2) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2020 (File No. 33-92990).

21	Previously filed and incorporated by reference to Exhibit 24 to the Account's Registration Statement on Form S-1, filed with the commission on March 12, 2020 (File No. 333-237134).
(b) Financial Statement Schedules
All Schedules have been omitted because they are not required under the related instructions or are inapplicable.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) To provide the full financial statements of TIAA promptly upon written or oral request.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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Report of independent auditors

To the Board of Trustees of
Teachers Insurance and Annuity
Association of America

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2019 and 2018, and the related statutory-basis statements of operations and changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2019.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on the statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.
The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.
Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the matter discussed in the "Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles" paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2019 and 2018, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2019.
Opinion on Statutory Basis of Accounting
In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 11, 2020

Statutory—basis statements of admitted assets, liabilities and capital and contingency reserves
Teachers Insurance and Annuity Association of America

	December 31,
(in millions, except share amounts)	2019	2018
ADMITTED ASSETS
Bonds	$189,018	$187,325
Preferred stocks	415	245
Common stocks	5,657	5,899
Mortgage loans	32,441	29,959
Real estate	3,686	2,152
Cash, cash equivalents and short-term investments	902	598
Contract loans	1,803	1,890
Derivatives	794	968
Securities lending collateral assets	363	562
Other long-term investments	31,600	30,413
Investment income due and accrued	1,823	1,802
Net deferred federal income tax asset	2,406	2,402
Other assets	860	782
Separate account assets	43,827	38,289
Total admitted assets	$315,595	$303,286
LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$217,761	$213,138
Dividends due to policyholders	1,896	1,885
Interest maintenance reserve	2,090	2,149
Federal income taxes payable to affiliates	14	45
Asset valuation reserve	6,323	5,260
Derivatives	198	164
Payable for collateral for securities loaned	363	562
Other liabilities	4,313	3,712
Separate account liabilities	43,765	38,245
Total liabilities	276,723	265,160
Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,041	5,041
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	33,828	33,082
Total capital and contingency reserves	38,872	38,126
Total liabilities, capital and contingency reserves	$315,595	$303,286

Statutory—basis statements of operations
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2019	2018	2017
REVENUES
Insurance and annuity premiums and other considerations	$16,003	$16,220	$16,644
Annuity dividend additions	1,520	1,761	1,503
Net investment income	12,324	12,550	11,875
Other revenue	458	379	371
Total revenues	$30,305	$30,910	$30,393
BENEFITS AND EXPENSES
Policy and contract benefits	$17,803	$17,694	$16,206
Dividends to policyholders	3,267	3,526	3,212
Increase in policy and contract reserves	4,117	5,279	6,115
Net operating expenses	2,003	1,882	2,123
Net transfers to separate accounts	1,158	442	1,123
Total benefits and expenses	$28,348	$28,823	$28,779
Income before federal income taxes and net realized capital gains (losses)	$1,957	$2,087	$1,614
Federal income tax expense (benefit)	17	(23)	(4)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(322)	(657)	(598)
Net income	$1,618	$1,453	$1,020

Statutory—basis statements of changes in capital and contingency reserves
Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total
Balance, December 31, 2016	$3	$4,000	$31,580	$35,583
Net income	—	—	1,020	1,020
Change in net unrealized capital gains on investments	—	—	1,070	1,070
Change in asset valuation reserve	—	—	(1,221)	(1,221)
Change in net deferred income tax	—	—	(4,554)	(4,554)
Change in post-retirement benefit liability	—	—	(5)	(5)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	3,310	3,310
Other assets	—	—	92	92
Issuance of surplus notes	—	1,041	—	1,041
Balance, December 31, 2017	$3	$5,041	$31,292	$36,336
Net income	—	—	1,453	1,453
Change in net unrealized capital gains on investments	—	—	(359)	(359)
Change in asset valuation reserve	—	—	128	128
Change in net deferred income tax	—	—	(147)	(147)
Change in post-retirement benefit liability	—	—	7	7
Change in non-admitted assets:
Deferred federal income tax asset	—	—	585	585
Other assets	—	—	123	123
Change in surplus notes	—	—	—	—
Balance, December 31, 2018	$3	$5,041	$33,082	$38,126
Net income	—	—	1,618	1,618
Change in net unrealized capital gains on investments	—	—	118	118
Change in asset valuation reserve	—	—	(1,063)	(1,063)
Change in net deferred income tax	—	—	(284)	(284)
Change in post-retirement benefit liability	—	—	(8)	(8)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	288	288
Other assets	—	—	77	77
Balance, December 31, 2019	$3	$5,041	$33,828	$38,872

Statutory—basis statements of cash flows
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2019	2018	2017
CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$16,008	$16,225	$16,650
Net investment income	11,669	11,756	11,301
Miscellaneous income	440	365	361
Total receipts	28,117	28,346	28,312
Policy and contract benefits	17,763	17,633	16,128
Operating expenses	1,981	1,865	1,729
Dividends paid to policyholders	1,737	1,764	1,756
Federal income tax expense (benefit)	49	(63)	(16)
Net transfers to separate accounts	1,158	442	1,127
Total disbursements	22,688	21,641	20,724
Net cash from operations	5,429	6,705	7,588
CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	17,608	17,950	27,267
Stocks	2,097	1,891	1,298
Mortgage loans and real estate	2,479	2,880	1,464
Other invested assets	1,976	2,368	2,213
Miscellaneous proceeds	611	1,182	52
Cost of investments acquired:
Bonds	18,624	19,838	25,622
Stocks	2,232	1,716	3,489
Mortgage loans and real estate	6,368	6,482	6,684
Other invested assets	3,041	4,483	3,923
Miscellaneous applications	71	513	1,076
Net cash used in investments	(5,565)	(6,761)	(8,500)
CASH FROM FINANCING AND OTHER
Proceeds from issuance of surplus notes	—	—	1,994
Extinguishment of surplus notes	—	—	(950)
Premium paid on extinguishment of surplus notes	—	—	(373)
Net deposits on deposit-type contracts funds	465	15	24
Other cash provided (applied)	(25)	(1)	252
Net cash from (used in) financing and other	440	14	947
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	304	(42)	35
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	598	640	605
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$902	$598	$640

Note 1—organization
Teachers Insurance and Annuity Association of America ("TIAA" or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.
The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security. In addition, TIAA may otherwise engage in any business permitted under the New York Insurance Law for a domestic life stock insurance company, provided that such business supports this purpose, including without limitation by (i) enhancing the creditworthiness, financial strength and reputation of TIAA, (ii) providing all of the holders and beneficiaries of TIAA’s contracts and policies with benefits of scale, increased diversity in offered products and newly innovated products and (iii) providing for additional infrastructure and support to TIAA.
Note 2—significant accounting policies
Basis of presentation:
The financial statements of Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

			For the Years Ended December 31,
(in millions)	SSAP#	F/S Line	2019	2018	2017
Net income, New York SAP			$1,618	$1,453	$1,020
New York SAP prescribed practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Increase in policy and contract reserves	(1)	—	1
Net income, NAIC SAP			$1,617	$1,453	$1,021
Capital and surplus, New York SAP			$38,872	$38,126	$36,336
New York SAP prescribed practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	21	22	22
Capital and surplus, NAIC SAP			$38,893	$38,148	$36,358

The Company’s risk based capital as of December 31, 2019 and 2018 would not have triggered a regulatory event without the use of the New York SAP prescribed practices.
Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board ("FASB") dictates the accounting principles for financial statements that are prepared in conformity with Generally Accepted Accounting Principles ("GAAP") with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:
Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•
Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•
For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•
Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the Asset Valuation Reserve, which is a component of surplus under NAIC SAP;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•
Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•
Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•
Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The Asset Valuation Reserve (“AVR”) is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•
The Interest Maintenance Reserve (“IMR”) is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•
Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•
Policy and contract reserves are based on management's best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•
Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•
Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•
Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•
When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

•
Revenue recognition for administrative service expense reimbursements are recognized as gross revenue and gross expense in the Statements of Operations when the Company is the principal in the transaction and where the Company controls the administrative services before transferring them to the customer. Under NAIC SAP, the administration expenses incurred are included in operating expenses and any offsetting reimbursements are netted against operating expenses.

The effects of these differences, while not determined, are presumed to be material.
Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.
The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.
Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Contingency Reserves and the related Statements of Operations, Changes in Capital and Contingency Reserves, and Cash Flows.

Accounting Policies:
The following is a summary of the significant accounting policies followed by the Company:
Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. Exchange traded funds ("ETFs") identified as qualifying for bond treatment are stated at fair value.
Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other- than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.
For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.
For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.
Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Investments in subsidiary, controlled and affiliated ("SCA") entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in Other Long-term Investments. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing directly held Real Estate investments based on undiscounted cash flows and then reviews the results of an independent third-party appraisal to determine the fair value and if an impairment is required.
Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s percentage of the most recent available financial statements based on the underlying GAAP or International Financial Reporting Standards, as reflected on the respective entity’s financial statements.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company's direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Investments in non-insurance SCA entities are stated at the value of their underlying audited equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short- term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.
Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to 12 months at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized in a manner consistent with the disposed hedged item.
Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to Interest Maintenance Reserve ("IMR") or Asset Valuation Reserve ("AVR") treatment.
Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums is reported as a component of net investment income. Swap coupon cash flows and income accruals are recorded as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.
The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company's general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2019	2018	Change
Net deferred federal income tax asset	$2,847	$3,135	$(288)
Furniture and electronic data processing equipment	363	430	(67)
Other long-term investments	157	167	(10)
Other	167	167	—
Total	$3,534	$3,899	$(365)
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2019	2018
EDP equipment and computer software	$1,834	$1,691
Furniture and equipment and leasehold improvements	$116	$117
Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in "Net investment income."
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.
Funding agreements used in an investment spread capacity are also included within deposit-type contracts.
Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.
Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.
Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the "Board") and recorded in December of each year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.
Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible under NAIC SAP. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.
The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.

Statements of Cash Flows: Noncash activities are excluded from the Statutory - Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2019	2018	2017
Exchange/transfer/conversion/distribution of invested assets	$3,493	$3,403	$5,003
Annuity dividend additions	1,520	1,761	1,503
Capitalized interest	393	397	351
Interest credited on deposit-type contracts	30	28	28

Application of New Accounting Pronouncements:

Principle Based Reserves
In June 2016, the NAIC adopted substantive revisions to Statements of Statutory Accounting Principles (“SSAP”) No. 51R, Life Contracts (“SSAP 51R”) to facilitate the implementation of principles-based reserving (“PBR”), effective January 1, 2020. The NYDFS has adopted these revisions. TIAA has been granted an exemption from PBR by the NYDFS, for life insurance policies issued in 2020. Under PBR, for new life insurance policies issued after implementation, TIAA will be required to hold the higher of (a) the reserves for life using prescribed factors or (b) the PBR reserve which considers a wide range of future economic conditions, computed using justified company experience factors, such as mortality, policyholder behavior and expenses. Currently TIAA uses formulas and assumptions to determine reserves as prescribed by New York laws and regulations. The Company does not anticipate a material impact on surplus as a result of this adoption.
Goodwill
In December 2019, the NAIC adopted revisions to SSAP No. 68, Business Combinations and Goodwill (“SSAP 68”), which clarifies that goodwill resulting from the acquisition of a SCA entity by the insurance reporting entity is subject to the 10% admittance limit based on the insurer’s capital and surplus. The adoption of this guidance did not have a material impact on surplus.
Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

	2019
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$30,259	$4,092	$(10)	$34,341
All other governments	4,912	530	(11)	5,431
States, territories and possessions	730	112	—	842
Political subdivisions of states, territories, and possessions	641	64	(1)	704
Special revenue and special assessment, non-guaranteed agencies and government	19,424	1,702	(5)	21,121
Credit tenant loans	10,482	1,065	(7)	11,540
Industrial and miscellaneous	116,207	10,190	(155)	126,242
Hybrids	385	87	(5)	467
Parent, subsidiaries and affiliates	696	—	(1)	695
Bank loans	5,282	53	(84)	5,251
Total	$189,018	$17,895	$(279)	$206,634

	2018
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$31,179	$2,224	$(147)	$33,256
All other governments	5,342	232	(111)	5,463
States, territories and possessions	654	51	(6)	699
Political subdivisions of states, territories, and possessions	1,054	49	(9)	1,094
Special revenue and special assessment, non-guaranteed agencies and government	18,478	765	(133)	19,110
Credit tenant loans	9,922	351	(217)	10,056
Industrial and miscellaneous	114,059	3,428	(2,907)	114,580
Hybrids	306	35	(9)	332
Parent, subsidiaries and affiliates	757	—	(29)	728
Bank loans	5,574	27	(217)	5,384
Total	$187,325	$7,162	$(3,785)	$190,702
Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management's case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near- term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2019
Loan-backed and structured bonds	$1,427	$(17)	$1,410	$1,168	$(74)	$1,094
All other bonds	3,065	(66)	2,998	3,964	(179)	3,785
Total bonds	$4,492	$(83)	$4,408	$5,132	$(253)	$4,879
Unaffiliated common stocks	69	(9)	60	5	(2)	3
Preferred stocks	30	(2)	28	—	—	—
Total bonds and stocks	$4,591	$(94)	$4,496	$5,137	$(255)	$4,882

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2018
Loan-backed and structured bonds	$11,922	$(276)	$11,646	$9,721	$(423)	$9,298
All other bonds	54,512	(2,057)	52,455	13,065	(1,064)	12,001
Total bonds	$66,434	$(2,333)	$64,101	$22,786	$(1,487)	$21,299
Unaffiliated common stocks	349	(40)	309	42	(3)	39
Preferred stocks	9	(1)	8	—	—	—
Total bonds and stocks	$66,792	$(2,374)	$64,418	$22,828	$(1,490)	$21,338
Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.
Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed, asset-backed, and bond exchange traded fund securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2019		December 31, 2018
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$3,254	$3,287	$2,575	$2,600
Due after one year through five years	29,150	30,359	27,520	27,601
Due after five years through ten years	34,615	37,110	37,358	36,622
Due after ten years	62,186	71,614	60,826	63,202
Subtotal	129,205	142,370	128,279	130,025
Residential mortgage-backed securities	28,193	30,610	29,468	30,926
Commercial mortgage-backed securities	10,320	10,722	10,407	10,285
Asset-backed securities	20,251	21,883	18,541	18,836
Exchange-traded funds	1,049	1,049	630	630
Subtotal	59,813	64,264	59,046	60,677
Total	$189,018	$206,634	$187,325	$190,702

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31. Loan-backed and structured securities issued by the U.S. government are included in residential mortgage-backed securities and asset-backed securities.

	2019	2018
Residential mortgage-backed securities	14.9%	15.7%
Asset-backed securities	10.7%	9.9%
Manufacturing	9.7%	11.1%
Public utilities	9.7%	10.2%
Finance and financial services	8.1%	7.0%
U.S. governments	7.9%	8.1%
Revenue and special obligations	7.2%	6.4%
Services	7.0%	7.9%
Other	7.0%	5.3%
Commercial mortgage-backed securities	5.5%	5.6%
Real estate investment trusts	3.9%	3.4%
Oil and gas	3.6%	4.0%
All other governments	2.6%	2.8%
Communications	2.2%	2.6%
Total	100.0%	100.0%
The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in millions):

	2019		2018
NAIC 1 and 2	$173,232	91.6%	$168,570	90.0%
NAIC 3 through 6	15,786	8.4	18,755	10.0
Total	$189,018	100.0%	$187,325	100.0%
Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.
For the years ended December 31, 2019 and 2018, the Company recognized OTTI on loan-backed and structured securities of $14 million and $26 million, respectively.
Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2019	2018
Carrying amount of bonds and stocks denominated in foreign currency	$4,386	$3,361
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$861	$757
Note 4—mortgage loans
The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2019	2018
Commercial loans	$29,377	$26,274
Mezzanine loans	2,074	2,568
Residential loans	990	1,117
Total	$32,441	$29,959

The maximum and minimum lending rates for mortgage loans originated or purchased during 2019 and 2018 are as follows:

	2019		2018
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	4.97%	1.70%	5.75%	2.83%
Mezzanine loans	9.50%	4.99%	6.71%	5.38%
The maximum percentage of any one loan to the value ("LTV") of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2019 and 2018 are as follows:

	Maximum LTV
Loan Type	2019	2018
Commercial loans	69.4%	69.6%
Mezzanine loans	78.1%	73.7%
There were no residential mortgage loans originated or purchased during 2019 and 2018.
Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2019 and 2018 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.
Credit Quality
For commercial mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.
For residential mortgage loans, the Company's primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in commercial mortgage loans at December 31, are as follows (in millions):

	Recorded Investment Commercial
	Loan-to-value Ratios
	> 70%	< 70%	Total	% of Total
2019
Debt service coverage ratios:
Greater than 1.20x	$3,459	$26,388	$29,847	94.6%
Less than 1.20x	624	1,013	1,637	5.2
Construction	—	79	79	0.2
Total	$4,083	$27,480	$31,563	100.0%
2018
Debt service coverage ratios:
Greater than 1.20x	$3,252	$23,928	$27,180	93.9%
Less than 1.20x	530	1,180	1,710	5.9
Construction	31	21	52	0.2
Total	$3,813	$25,129	$28,942	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans and identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement as of December 31, (in millions):

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
2019
Recorded investment
Current	$—	$—	$992	$—	$29,478	$2,084	$32,554
30-59 days past due	$—	$—	$2	$—	$—	$—	$2
60-89 days past due	$—	$—	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$—	$—	$—	$—	$1
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$6,071	$2,084	$8,155

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
2018
Recorded investment
Current	$—	$—	$1,116	$—	$26,363	$2,579	$30,058
30-59 days past due	$—	$—	$3	$—	$—	$—	$3
60-89 days past due	$—	$—	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$1	$—	$—	$—	$1
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$5,499	$2,579	$8,078
Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	2019	2018
Mortgage Loans by Property Type (Commercial & Residential):	% of Total	% of Total
Office buildings	30.9%	32.0%
Shopping centers	24.0	26.3
Apartments	21.1	18.6
Industrial buildings	11.1	11.1
Other-commercial	9.8	8.3
Residential	3.1	3.7
Total	100.0%	100.0%

	2019		2018
	% of Total		% of Total
Mortgage Loans by Geographic Distribution:	Commercial	Residential	Commercial	Residential
South Atlantic	18.9%	15.1%	22.5%	15.8%
Pacific	19.2	45.3	18.2	44.6
South Central	12.8	6.8	14.1	6.7
Middle Atlantic	17.3	15.4	15.8	15.0
North Central	10.4	2.7	9.8	3.0
New England	7.0	5.8	7.5	5.6
Other	14.4	8.9	12.1	9.3
Total	100.0%	100.0%	100.0%	100.0%
Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.
South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV.
Pacific states are AK, CA, HI, OR and WA.
South Central states are AL, AR, KY, LA, MS, OK, TN and TX.
Middle Atlantic states are PA, NJ and NY.
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI.
New England states are CT, MA, ME, NH, RI and VT.

Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2019	2018
	Carrying Value	Carrying Value
Due in one year or less	$635	$621
Due after one year through five years	5,569	6,405
Due after five years through ten years	18,163	17,299
Due after ten years	8,074	5,634
Total	$32,441	$29,959
Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.
With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed.
There were no amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates for the years ended December 31, 2019 or 2018.
Note 5—real estate
At December 31, 2019 and 2018, the Company’s directly owned real estate investments, were carried net of third-party mortgage encumbrances. There were $625 million of third-party mortgage encumbrances as of December 31, 2019, and $44 million for December 31, 2018.
The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	2019	2018
Directly Owned Real Estate by Property Type	% of Total	% of Total
Industrial buildings	65.0%	36.4%
Office buildings	15.8	28.9
Apartments	12.5	21.8
Retail	3.6	7.7
Mixed-use projects	2.2	3.9
Land under development	0.9	1.3
Total	100.0%	100.0%
	2019	2018
Directly Owned Real Estate by Geographic Region	% of Total	% of Total
Pacific	37.3%	61.9%
South Atlantic	23.3	25.5
Mountain	14.4	—
South Central	10.4	3.8
North Central	7.8	1.7
Middle Atlantic	6.8	7.1
Total	100.0%	100.0%

Note 6—subsidiary, controlled and affiliated entities
The Company holds interests in SCA entities which are reported as common stock or other long-term investments. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2019	2018
Net carrying value of the SCA entities
Reported as common stock	$4,900	$5,008
Reported as other long-term investments	24,088	23,348
Total net carrying value	$28,988	$28,356
As of December 31, 2019 and 2018, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries.
The following tables provide information on the Company's significant investments in non-insurance SCA entities reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investments as of December 31, (in millions):

		2019
SCA Entities		Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
TIAA FSB Holdings, Inc.		100%	$3,605	$3,605	$—
		2019
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N
TIAA FSB Holdings, Inc.	Sub-2	3/11/2019	$3,555	Y	N

		2018
SCA Entities		Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
TIAA FSB Holdings, Inc.		100%	$3,555	$3,555	$—
		2018
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N
TIAA FSB Holdings, Inc.	Sub-2	5/22/2018	$3,331	Y	N
The Company holds an interest in TIAA-CREF Life Insurance Company ("TIAA Life"), an insurance SCA entity, for which the audited statutory equity reflects NYDFS departures from NAIC SAP as noted below.
The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.
The Stable Value Separate Account ("SVSA") products are accounted for at book value in accordance with New York Insurance Law (“NYIL”) Section 1414. The separate account liabilities for the benefits guaranteed under the contracts are carried at book value in accordance with NYIL section 4217, NYDFS Regulation No. 151.
The Department requires in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The following table provides the monetary effect on net income and surplus as a result of using NYDFS prescribed accounting practices that differed from NAIC SAP, the amount of the investment in the insurance SCA per audited statutory equity and amount of the investment if the insurance SCA had completed statutory financial statements in accordance with the Accounting Practices and Procedures ("AP&P") Manual (in millions):

	2019
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*
TIAA-CREF Life Insurance Company	$1	$6	$514	$520
*Per AP&P Manual (without permitted or prescribed practices)

	2018
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*
TIAA-CREF Life Insurance Company	$1	$1	$515	$516
*Per AP&P Manual (without permitted or prescribed practices)
During 2019 and 2018, has TIAA Life not departed from NAIC SAP a regulatory event would not have been triggered due to risk based capital.
The Company held bonds of affiliates at December 31, 2019 and 2018 of $696 million and $757 million, respectively.
As of December 31, 2019 and 2018, the net amount due to SCA entities was $566 million and $457 million, respectively. The net amounts are generally settled on a daily or monthly basis. These balances are reported in "Other assets" and "Other liabilities." The Company has a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $798 million and $702 million as of December 31, 2019 and 2018, respectively.
There are no guarantees or undertakings, written or otherwise, for the benefit of an affiliate or a related party that resulted in a material contingent exposure of the reporting entity's or any related party's assets or liabilities.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The Company’s carrying value in downstream non-insurance holding companies is $7,039 million and $6,741 million as of December 31, 2019 and 2018, respectively. Significant holdings as of December 31, are as follows (in millions):

	2019	2018
Subsidiary	Carrying Value	Carrying Value
TIAA Global Ag Holdco LLC	$953	$938
TIAA Super Regional Mall Member Sub LLC	673	829
TIAA Infrastructure Investments, LLC	614	557
T-C MV Member LLC	420	453
Occator Agricultural Properties, LLC	417	470
T-C Europe, LP	411	416
T-C Lux Fund Holdings LLC	327	363
Actoil Colorado, LLC	296	137
730 Power Development, LLC	292	316
TGA APAC Fund Holdings, LLC	249	119
TIAA-Stonepeak Investments I, LLC	235	236
NGFF Holdco, LLC	232	—
TGA MKP Member LLC	202	157
T-C Waterford Blue Lagoon LLC	196	195
TIAA Wind Investments LLC	184	179
TIAA GTR Holdco LLC	171	168
Broadleaf Timberland Investments, LLC	101	102
730 Data Centers, LLC	92	108
Infra Alpha LLC	49	181
Other	925	817
Total	$7,039	$6,741
Note 7—other long-term investments
The components of the Company's carrying value in other long-term investments are (in millions):

	2019	2018
Affiliated other invested assets	$24,088	$23,348
Unaffiliated other invested assets	7,344	6,968
Receivables for securities and derivative collateral	168	97
Total other long-term investments	$31,600	$30,413
As of December 31, 2019 and 2018 affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2019	2018
Real estate	$7,084	$6,523
Operating subsidiaries and affiliates	5,357	5,370
Securities	5,344	5,325
Agriculture and timber	4,346	4,228
Energy and infrastructure	1,957	1,902
Total affiliated other invested assets	$24,088	$23,348
Of the $5,357 million and $5,370 million of operating subsidiaries and affiliates as of December 31, 2019 and 2018, $5,139 million and $5,203 million were attributed to Nuveen, LLC, TIAA's largest subsidiary, respectively.
As of December 31, 2019 and 2018, unaffiliated other invested assets consist primarily of joint ventures.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2019	2018	2017
OTTI	$182	$661	$454
The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2019	2018
Other long-term investments denominated in foreign currency	$1,186	$1,277

Note 8—investments commitments
The outstanding obligation for future investments at December 31, 2019, is shown below by asset category (in millions):

	2020	In later years	Total Commitments
Bonds	$1,571	$210	$1,781
Stocks	100	38	138
Mortgage loans	357	—	357
Real estate	38	167	205
Other long-term investments	1,696	4,229	5,925
Total	$3,762	$4,644	$8,406
The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long-term investments, primarily fund investments, there are scheduled capital calls that extend into future years.
Note 9—investment income and capital gains and losses
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2019	2018	2017
Bonds	$8,748	$8,738	$8,709
Stocks	159	79	43
Mortgage loans	1,407	1,268	1,055
Real estate	276	238	237
Derivatives	190	160	109
Other long-term investments	2,261	2,712	2,242
Cash, cash equivalents and short-term investments	9	8	9
Total gross investment income	13,050	13,203	12,404
Less investment expenses	(993)	(912)	(723)
Net investment income before amortization of IMR	12,057	12,291	11,681
Plus amortization of IMR	267	259	194
Net investment income	$12,324	$12,550	$11,875

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

	2019	2018	2017
Bonds	$34	$129	$632
Stocks	(185)	102	(116)
Mortgage loans	—	(65)	(8)
Real estate	112	22	67
Derivatives	132	58	(131)
Other long-term investments	(207)	(649)	(470)
Cash, cash equivalents and short-term investments	—	18	51
Total before capital gains taxes and transfers to IMR	(114)	(385)	25
Transfers to IMR	(208)	(272)	(623)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(322)	$(657)	$(598)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2019	2018	2017
Other-than-temporary impairments:
Bonds	$212	$126	$66
Stocks	236	72	311
Mortgage Loans	—	55	—
Other long-term investments	182	661	454
Total	$630	$914	$831
Information related to the sales of long term bonds are as follows for the years ended December 31, (in millions):

	2019	2018	2017
Proceeds from sales	$6,757	$6,831	$13,664
Gross gains on sales	$250	$307	$745
Gross losses on sales	$75	$79	$122
The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.
Note 10—disclosures about fair value of financial instruments
Fair value of financial instruments
Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third-party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.
The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:
Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.
Level 2 - Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.
Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 - Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.
Net Asset Value ("NAV") practical expedient - TIAA has elected the NAV practical expedient for certain investments held by its separate account. These investments are excluded from the valuation hierarchy, as these investments are fair valued using their net asset value as a practical expedient since market quotations or values from independent pricing services are not readily available. The separate account assets that have elected the NAV practical expedient represent investments in limited partnerships and limited liability companies that invest in real estate properties. The fair value, determined by the NAV practical expedient, of these assets was $312 million and total unfunded commitments was $337 million at December 31, 2019. For these investments, redemptions are prohibited prior to liquidation.
The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy as well as investments valued at their NAV, at December 31, 2019 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Assets:
Bonds	$206,635	$189,018	$1,049	$198,586	$7,000	$—
Common stock	757	757	509	—	248	—
Preferred stock	522	415	47	71	404	—
Mortgage loans	33,338	32,441	—	—	33,338	—
Derivatives	931	794	—	401	530	—
Other invested assets	96	76	—	969	—	—
Contract loans	1,803	1,803	—	—	1,803	—
Separate account assets	43,884	43,827	15,246	5,869	22,457	312
Cash, cash equivalents & short term investments	902	902	355	547	—	—
Total	$288,868	$270,033	$17,206	$205,570	$65,780	$312

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Liabilities:
Deposit-type contracts	$1,600	$1,600	—	—	$1,600	$—
Separate account liabilities	43,765	43,765	—	—	43,765	—
Derivatives	192	198	—	192	—	—
Total	$45,557	$45,563	$—	$192	$45,365	$—

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by NAV, at December 31, 2018 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Assets:
Bonds	$190,702	$187,325	$630	$184,668	$5,404	$—
Common stock	891	891	696	—	195	—
Preferred stock	309	245	28	19	262	—
Mortgage loans	29,276	29,959	—	—	29,276	—
Derivatives	931	968	—	518	413	—
Other invested assets	89	76	—	89	—	—
Contract loans	1,890	1,890	—	—	1,890	—
Separate account assets	38,260	38,289	12,298	5,295	20,491	176
Cash, cash equivalents & short term investments	597	598	117	480	—	—
Total	$262,945	$260,241	$13,769	$191,069	$57,931	$176

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Liabilities:
Deposit-type contracts	$1,105	$1,105	$—	$—	$1,105	$—
Separate account liabilities	38,245	38,245	—	—	38,245	—
Derivatives	168	164	—	168	—	—
Total	$39,518	$39,514	$—	$168	$39,350	$—
The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2019 and 2018. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
Level 1 financial instruments
Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bonds included in level 1 represent SVO-identified exchange traded funds that qualify for bond treatment, which are valued using quoted market prices. Cash included in Level 1 represents cash on hand.
Level 2 financial instruments
Bonds included in Level 2 are valued principally by third-party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.
Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.
Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, commodity forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Other invested assets in Level 2 are valued by a third-party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data.
Separate account assets in Level 2 consist principally of short-term government agency notes and corporate bonds.
Cash equivalents included in Level 2 are valued principally by third-party services using market observable inputs.
Level 3 financial instruments
Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.
Estimated fair value for privately traded common equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment. Included in Level 3 common stock is the Company's holdings in the Federal Home Loan Bank of New York ("FHLBNY") stock as described in Note 20 - FHLBNY Membership and Borrowings. As prescribed in the FHLBNY's capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLBNY's stock, these securities have been classified as Level 3.
Preferred shares are valued using valuation and discounted cash flow models that require a substantial level of judgment.
Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.
Derivatives assets classified as Level 3 represent structured financial instruments that rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be corroborated by observable market data. Significant inputs that are unobservable generally include references to inputs outside the observable portion of credit curves or other relevant market measures. These unobservable inputs require significant management judgment or assumptions. Level 3 methodologies are validated through periodic comparison of the Company’s fair values to external broker-dealer values.
Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which is determined to be its fair value, and are classified as Level 3.
Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third-party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent NAV of the partnership.
Separate account liabilities are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
Deposit-type contracts are valued based on the accumulated account value, which is determined to be fair value, and are classified as Level 3.

Assets and Liabilities Measured and Reported at Fair Value
The following table provides information about the aggregate fair value for financial instruments measured and reported at fair value and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, (in millions):

	2019
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Bonds
U.S. Government	$—	$1,393	$—	$—	$1,393
Industrial and miscellaneous	1,049	158	49	—	1,256
Total bonds	$1,049	$1,551	$49	$—	$2,649
Common stock
Industrial and miscellaneous	$509	$—	$248	$—	$757
Total common stocks	$509	$—	$248	$—	$757
Preferred stock	$—	$—	$28	$—	$28
Total preferred stocks	$—	$—	$28	$—	$28
Derivatives
Interest rate contracts	$—	$12	$—	$—	$12
Foreign exchange contracts	—	396	—	—	396
Total derivatives	$—	$408	$—	$—	$408
Separate accounts assets	$15,227	$4,158	$22,457	$312	$42,154
Total assets at fair value	$16,785	$6,117	$22,782	$312	$45,996
Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$164	$—	$—	$164
Credit default swaps	—	3	—	—	3
Total liabilities at fair value	$—	$167	$—	$—	$167

	2018
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Bonds
U.S. Government	$—	$1,174	$—	$—	$1,174
Industrial and miscellaneous	630	176	100	—	906
Total bonds	$630	$1,350	$100	$—	$2,080
Common stock
Industrial and miscellaneous	$696	$—	$195	$—	$891
Total common stocks	$696	$—	$195	$—	$891
Preferred stock	$—	$—	$4	$—	$4
Total preferred stocks	$—	$—	$4	$—	$4
Derivatives
Interest rate contracts	$—	$4	$—	$—	$4
Foreign exchange contracts	—	473	—	—	473
Total derivatives	$—	$477	$—	$—	$477
Separate accounts assets	$12,288	$4,089	$20,667	$176	$37,044
Total assets at fair value	$13,614	$5,916	$20,966	$176	$40,496
Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$152	$—	$—	$152
Credit default swaps	—	3	—	—	3
Total liabilities at fair value	$—	$155	$—	$—	$155

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2019 (in millions):

	Beginning Balance at 1/1/2019	Transfers into Level 3		Transfers out of Level 3		Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2019
Bonds	100	41	a	(45)	b	(23)	7	16	2	(3)	49
Common stock	195	—		—		(9)	10	1,652	—	—	248
Preferred stock	4	12	c	(18)	d	—	—	30	—	—	28
Separate account assets	20,491	—		—		155	160	3,024	—	384	22,457
Total	$20,790	$53		$(63)		$123	$177	$4,722	$2	$381	$22,782
(a) The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b) The Company transferred bonds out of Level 3 that were not measured and reported at fair value.
(c) The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(d) The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value.
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2018 (in millions):

	Beginning Balance at 1/1/2018	Transfers into Level 3		Transfers out of Level 3		Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2018
Bonds	65	75	a	(38)	b	(8)	7	1	(1)	(1)	100
Common stock	203	—		(9)	c	33	(3)	1,039	(1,068)	—	195
Preferred stock	—	44	d	(40)	e	—	—	—	—	—	4
Separate account assets	20,038	—		(176)	f	55	451	2,214	(1,994)	(97)	20,491
Total	$20,306	$119		$(263)		$80	$455	$3,254	$(3,063)	$(98)	$20,790
(a) The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b) The Company transferred bonds out of Level 3 that were not measured and reported at fair value.
(c) The Company transferred common stocks out of Level 3 due to the availability of observable market data used in the valuation of these securities.
(d) The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(e) The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value.
(f) The Company elected the NAV practical expedient for certain separate account assets that have been transferred out of Level 3.
The Company's policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Quantitative information regarding level 3 fair value measurements
The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2019 (dollars in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed maturity securities:
ABS	$49	Discounted cash flow	Discount rate	15.9%-17.0%	16.0%
Equity securities:
Common stock	$248	Market comparable	EBITDA multiple	7.9x-14.6x	11.7x
		Equity method	Book value multiple	1.0x	1.0x
		Market Comparable	Credit analysis/market comparable	$15.96 - $1,248.74	$489.63
Preferred stock	$28	Market Comparable	EBITDA multiple	9.9x - 11.8x	11.4x
Separate account assets:	$22,457

Financial Instrument	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Real estate properties and real estate joint ventures
Office properties	Income approach—discounted cash flow	Discount rate	5.5%-8.5%	6.6%
		Terminal capitalization rate	4.0%-7.5%	5.5%
	Income approach—direct capitalization	Overall capitalization rate	3.9%-7.0%	5.0%
Industrial properties	Income approach—discounted cash flow	Discount rate	5.3%-9.0%	6.7%
		Terminal capitalization rate	4.3%-8.1%	5.5%
	Income approach—direct capitalization	Overall capitalization rate	3.9%-7.4%	4.9%
Residential properties	Income approach—discounted cash flow	Discount rate	5.3%-7.8%	6.4%
		Terminal capitalization rate	4.3%-6.8%	5.1%
	Income approach—direct capitalization	Overall capitalization rate	3.8%-6.0%	4.6%
Retail properties	Income approach—discounted cash flow	Discount rate	5.3%-11.7%	6.6%
		Terminal capitalization rate	4.8%-9.4%	5.4%
	Income approach—direct capitalization	Overall capitalization rate	3.3%-11.0%	4.9%
Hotel properties	Income approach—discounted cash flow	Discount rate	10.0%-10.0%	10.0%
		Terminal capitalization rate	7.8%-7.8%	7.8%
	Income approach—direct capitalization	Overall capitalization rate	7.5%-7.5%	7.5%

Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage loans payable	$(2,615)
Office and industrial properties		Discounted cash flow	Loan to value ratio	31.6%-59.5%	46.3%
			Equivalency rate	3.1%-4.3%	3.4%
		Net present value	Loan to value ratio	31.6%-59.5%	46.3%
			Weighted average cost of capital risk premium multiple	1.2-1.5	1.3
Residential properties		Discounted cash flow	Loan to value ratio	30.2%-69.0%	47.8%
			Equivalency rate	3.0%-3.6%	3.3%
		Net present value	Loan to value ratio	30.2% - 69.0%	47.8%
			Weighted average cost of capital risk premium multiple	1.2-1.7	1.3
Retail properties		Discounted cash flow	Loan to value ratio	33.3%-63.3%	41.1%
			Equivalency rate	3.3%-4.0%	3.5%
		Net present value	Loan to value ratio	33.3%-63.3%	41.1%
			Weighted average cost of capital risk premium multiple	1.2-1.5	1.3
Separate account real estate assets include the values of the related loan receivable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loans receivable	$1,572
Office, retail and storage properties		Discounted cash flow	Loan to value ratio	31.7%-81.5%	72.5%
			Equivalency rate	3.2%-8.4%	6.0%
Additional Qualitative Information on Fair Valuation Process
The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The Risk Management Valuation group is responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.
Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.
Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.
Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.
With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third-party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.
Mortgage loans payable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.
The loans receivable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily NAV until the next valuation review.
Note 11—restricted assets
The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (in millions):

	2019
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$363	$—	$32	$—	$395	$636	$(241)	$—	$395	0.12%	0.13%
FHLB capital stock	104	—	—	—	104	82	22	—	104	0.03%	0.03%
On deposit with states	17	—	—	—	17	17	—	—	17	0.01%	0.01%
Pledged as collateral to FHLB (Including assets backing funding agreements)	449	—	—	—	449	—	449	—	449	0.14%	0.14%
Pledged as collateral not captured in other categories	35	—	—	—	35	26	9	—	35	0.01%	0.01%
Other restricted assets	99	—	25	—	224	224	(100)	—	124	0.04%	0.04%
Total restricted assets	$1,067	$—	$57	$—	$985	$985	$139	$—	$1,124	0.35%	0.36%

	2018
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$562	$—	$74	$—	$636	$732	$(96)	$—	$636	0.21%	0.21%
FHLB capital stock	82	—	—	—	82	81	1	—	82	0.03%	0.03%
On deposit with states	17	—	—	—	17	18	(1)	—	17	0.01%	0.01%
Pledged as collateral not captured in other categories	26	—	—	—	26	332	(306)	—	26	0.01%	0.01%
Other restricted assets	70	—	154	—	224	42	182	—	224	0.07%	0.07%
Total restricted assets	$757	$—	$228	$—	$985	$1,205	$(220)	$—	$985	0.33%	0.33%

The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged and collateral pledged associated with forward loan purchase agreements.
The other restricted assets represents preferred stocks held within the general account for which the transfer of ownership was restricted by contractual requirements and real estate deposits held within separate accounts.
The following tables provide the collateral received and reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (in millions):

	2019
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$868	$868	0.32%	0.32%
Securities lending collateral assets	363	363	0.13%	0.13%
Total General Account Collateral Assets	$1,231	$1,231	0.45%	0.45%
Separate Account:
Securities lending collateral assets	$32	$32	0.07%	0.07%
	$32	$32	0.07%	0.07%

	2019
	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral assets (General Account)	$1,231	0.53%
Recognized obligation to return collateral assets (Separate Account)	$32	0.07%

	2018
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
Cash, cash equivalents and short-term investments	$756	$756	0.28%	0.29%
Securities lending collateral assets	562	562	0.21%	0.21%
Total collateral assets	$1,318	$1,318	0.49%	0.50%

	2018
	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral assets (General Account)	$1,318	0.58%
Recognized obligation to return collateral assets (Separate Account)	$74	0.19%
The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.
Note 12—derivative financial instruments
The Company uses derivative instruments for economic hedging and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company does not enter into derivative financial instruments with financing premiums.
Counterparty and Credit Risk: Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis.
The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to OTC transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company's derivative OTC-bilateral counterparties. The CSAs allow the Company's mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2019 and 2018, counterparties pledged $908 million and $800 million, respectively, of cash collateral and margin to the Company.
The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2019 and 2018, the Company pledged the following collateral and margin to its counterparties (in millions):

	December 31,
	2019	2018
Cash collateral and margin	$20	$11
Securities collateral and margin	$5	$5
The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value and accrued interest receivable of all derivative contracts which, as of December 31, 2019, is $876 million.
Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2019 and 2018 were $30 million and $9 million, respectively, for which the Company posted collateral of $20 million and $9 million, respectively, through the normal course of business.
Derivative Types: The Company utilizes the following types of derivative financial instruments and strategies within its portfolio:
Interest Rate Swaps: The Company enters into interest rate swap contracts to economically hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. The Company does not apply hedge accounting for these derivatives instruments.
Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company applies hedge accounting to certain of these derivatives instruments and fair value accounting to the majority of these derivatives instruments.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. The Company does not apply hedge accounting for these derivatives instruments.
Purchased Credit Default Swap Contracts: The Company purchases credit default swaps to hedge against unexpected credit events on selective investments held in the Company’s investment portfolio. The Company pays a periodic fee in exchange for the right to put the underlying investment back to the counterparty at par upon a credit event by the underlying referenced issuer. Credit events are typically defined as bankruptcy, failure to pay, or certain types of restructuring. The Company does not apply hedge accounting for these derivatives instruments.
Written Credit Default Swaps used in Replication Transactions: Credit default swaps are used by the Company in conjunction with long-term bonds as replication synthetic asset transactions (“RSAT”). RSATs are derivative transactions (the derivative component) established concurrently with other investments (the cash component) in order to “replicate” the investment characteristics of another permissible instrument (the reference entity). The Company sells credit default swaps on single name corporate or sovereign credits, credit indices, or credit index tranches and provides credit default protection to the buyer. Events or circumstances that would require the Company to perform under a written credit default swap may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, debt restructuring, or default. The Company does not apply hedge accounting for these derivatives instruments.
Asset Swaps: The Company enters into asset swap contracts to hedge against inflation risk associated with its U.S. Treasury Inflation Protected Securities (TIPS). The Company also uses asset swap contracts in certain RSATs. For hedges of its TIPS, the Company pays all cash flows received from the TIPS security to the counterparty in exchange for fixed interest rate coupon payments. The Company applies hedge accounting for asset swaps used in hedging transactions, and does not apply hedge accounting for asset swaps used in RSATs.
Total Return Swaps: The Company enters into total return swap contracts in conjunction with long-term bonds as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.
Commodity Forward Contracts: The Company enters into forward contracts to sell crude oil at a specified price on a specified future date in order to economically hedge against the effect of fluctuations in crude oil prices on certain equity investments held in its investment portfolio. The Company does not apply hedge accounting for these derivatives instruments.
The table below illustrates the change in net unrealized capital gains and losses and realized capital gains and losses from derivative instruments. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes (in millions):

	December 31, 2019		December 31, 2018		December 31, 2017
Qualifying hedge relationships	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)
Foreign currency swap contract	$(19)	$(5)	$19	$(2)	$(21)	$6
Total qualifying hedge relationships	(19)	(5)	19	(2)	(21)	6
Non-qualifying hedge relationships
Commodity forwards	—	—	18	(24)	(18)	(40)
Foreign currency swaps	(17)	22	493	15	(544)	31
Foreign currency forwards	(71)	108	115	47	(161)	(132)
Interest rate contracts	8	—	1	—	(1)	—
Purchased credit default swaps	—	—	4	(1)	5	—
Total non-qualifying hedge relationships	$(80)	$130	$631	$37	$(719)	$(141)
Derivatives used for other than hedging purposes	—	7	—	23	—	5
Total derivatives	$(99)	$132	$650	$58	$(740)	$(130)

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.
The Company will record an other-than-temporary impairment loss on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss. For the year ended December 31, 2019, there were no other-than-temporary impairment losses recorded for derivative positions.
The Company enters into replication transactions whereby credit default swaps have been written by the Company on credit indices, credit index tranches, or single name corporate or sovereign credits. Credit index positions represent replications where credit default swaps have been written by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been written by the Company on the Dow Jones North American High Yield Series of indexes (DJ.NA.HY). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market.
The Company writes contracts on the “Senior” tranche of the Dow Jones North American Investment Grade Index Series 25, 27, 29, 31 and 33 (DJ.NA.IG.25, DJ.NA.IG.27, DJ.NA.IG.29, DJ.NA.IG.31 and DJ.NA.IG.33, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes contracts on the "Super Senior" tranche of the Dow Jones North American High Yield Index Series 27 and 31 (DJ.NA.HY.27 and DJ.NA.HY.31, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 35%-100%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts.
Information related to the credit quality of replication positions involving credit default swaps appears below. The values below are listed in order of their NAIC credit designation, with a designation of 1 having the highest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2019			December 31, 2018
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity
RSAT NAIC Designation
1 Highest quality	Single name credit default swaps	$—	$—	—	$—	$—	—
	Credit default swaps on indices	8,725	530	3	8,797	413	4
	Subtotal	8,725	530	3	8,797	413	4
2 High quality	Single name credit default swaps	—	—	—	5	—	3
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	5	—	3
3 Medium quality	Single name credit default swaps	—	—	—	—	—	—
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—
Total		$8,725	$530	—	$8,802	$413	—

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes.

		Summary of Derivative Positions
		(in millions)
		December 31, 2019			December 31, 2018
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Asset swaps	Assets	$1,210	$—	$(18)	$1,210	$—	$39
	Liabilities	—	—	—	—	—	—
Foreign currency swap contracts	Assets	$274	$9	$11	$124	$6	$2
	Liabilities	882	(32)	(26)	60	(9)	(12)
Total qualifying hedge relationships		$2,366	$(23)	$(33)	$1,394	$(3)	$29

		Summary of Derivative Positions
		(in millions)
		December 31, 2019			December 31, 2018
Non-qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Commodity forwards	Assets	$—	$—	$—	$—	$—	$—
	Liabilities	—	—	—	—	—	—
Interest rate contracts	Assets	$116	$12	$12	$116	$4	$4
	Liabilities	—	—	—	—	—	—
Foreign currency swaps	Assets	$4,550	$383	$383	$4,729	$424	$424
	Liabilities	2,451	(124)	(124)	2,200	(148)	(148)

Foreign currency forwards	Assets	$789	$13	$13	$1,676	$48	$48
	Liabilities	2,293	(40)	(40)	521	(4)	(4)
Purchased credit default swaps	Assets	$—	$—	$—	$3	$—	$—
	Liabilities	146	(3)	(3)	301	(3)	(3)
Total non-qualifying hedge relationships		$10,345	$241	$241	$9,546	$321	$321

Derivatives used for other than hedging purposes
Written credit default swaps	Assets	$8,725	$378	$530	$8,797	$486	$413
	Liabilities	—	—	—	5	—	—
Asset swaps and total return swaps	Assets	$10	$—	$—	$10	$—	$—
	Liabilities	—	—	—	—	—	—
Total derivatives used for other than hedging purposes		$8,735	$378	$530	$8,812	$486	$413
Total derivatives		$21,446	$596	$738	$19,752	$804	$763

For the year ended December 31, 2019, the average fair value of derivatives used for other than hedging purposes, was $521 million.
Note 13—separate accounts
The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the "Commission") effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.
The TIAA Real Estate Account ("REA" or "VA-2") is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA's pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2's target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.
The TIAA Separate Account VA-3 ("VA-3") is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.
The TIAA Stable Value Separate Account ("TSV") is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.
In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law
The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company's separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2019	2018
TIAA Real Estate Account	$27,803	$26,180
TIAA Separate Account VA-3	13,239	9,935
TIAA Separate Account VA-1	1,112	928
TIAA Stable Value	1,673	1,245
Total	$43,827	$38,288
In accordance with the products recorded within the separate accounts, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.
The general account provides the REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the REA cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the REA. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2019
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$711	$—	$4,475	$5,186
Reserves
For accounts with assets at:
Fair value	$—	$—	$41,653	$41,653
Amortized cost	1,606	—	—	1,606
Total reserves	$1,606	$—	$41,653	$43,259
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$1,606	$—	$—	$1,606
At fair value	—	—	41,653	41,653
Total reserves	$1,606	$—	$41,653	$43,259
* Withdrawable at book value without adjustment or charge.

	2018
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$459	$—	$4,376	$4,835
Reserves
For accounts with assets at:
Fair value	$—	$—	$36,703	$36,703
Amortized cost	1,205	—	—	1,205
Total reserves	$1,205	$—	$36,703	$37,908
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$1,205	$—	$—	$1,205
At fair value	—	—	36,703	36,703
Total reserves	$1,205	$—	$36,703	$37,908
 * Withdrawable at book value without adjustment or charge.

	2017
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$460	$—	$4,547	$5,007
Reserves
For accounts with assets at:
Fair value	$—	$—	$36,388	$36,388
Amortized cost	932	—	—	932
Total reserves	$932	$—	$36,388	$37,320
By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$932	$—	$—	$932
At fair value	—	—	36,388	36,388
Total reserves	$932	$—	$36,388	$37,320
* Withdrawable at book value without adjustment or charge.
The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2019	2018	2017
Transfers reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$5,513	$5,124	$5,296
Transfers from Separate Accounts	(4,355)	(4,682)	(4,173)
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,158	$442	$1,123
Note 14—policy and contract reserves
Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.
For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner's Annuity Reserve Valuation Method ("CARVM") in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.
The Company has established policy reserves on deferred and payout annuity contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, "Minimum Life and Annuity Reserve Standards" of NAIC SAP. The excess above the minimum is as follows (in millions):

	12/31/2019	12/31/2018
Deferred and payout annuity contracts issued after 2000	$4,156	$4,160
The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves and determined that its reserves are sufficient to meet its obligations.
For ordinary and collective life insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner's Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 use the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual renewable term policies and cost of living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.
Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total active lives disability waiver of premium reserve.
As of December 31, 2019 and 2018, the Company had $285 million and $320 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.
Withdrawal characteristics of individual annuity reserves, group annuity reserves and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2019
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to discretionary withdrawal:
At fair value	$—	$—	$24,890	$24,890	13.1%
At book value without adjustment (minimal or no charge or adjustment)	31,760	—	—	31,760	16.8%
Not subject to discretionary withdrawal	132,718	—	—	132,718	70.1%
Total (direct + assumed)	$164,478	$—	$24,890	$189,368	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$164,478	$—	$24,890	$189,368

	2018
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to discretionary withdrawal:
At fair value	$—	$—	$22,649	$22,649	12.1%
At book value without adjustment (minimal or no charge or adjustment)	32,596	—	—	32,596	17.4%
Not subject to discretionary withdrawal	132,024	—	—	132,024	70.5%
Total (direct + assumed)	$164,620	$—	$22,649	$187,269	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$164,620	$—	$22,649	$187,269

	2019
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
GROUP ANNUITIES:
Subject to discretionary withdrawal:
At fair value	$—	$—	$16,750	$16,750	24.3%
At book value without adjustment (minimal or no charge or adjustment)	27,897	1,598	—	29,495	42.9%
Not subject to discretionary withdrawal	22,559	—	—	22,559	32.8%
Total (direct + assumed)	$50,456	$1,598	$16,750	$68,804	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$50,456	$1,598	$16,750	$68,804

	2018
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
GROUP ANNUITIES:
Subject to discretionary withdrawal:
At fair value	$—	$—	$14,042	$14,042	22.9%
At book value without adjustment (minimal or no charge or adjustment)	24,969	1,200	—	26,169	42.6%
Not subject to discretionary withdrawal	21,222	—	—	21,222	34.5%
Total (direct + assumed)	$46,191	$1,200	$14,042	$61,433	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$46,191	$1,200	$14,042	$61,433

	2019
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT-TYPE CONTRACTS:
Subject to discretionary withdrawal:
At fair value	$—	$—	$14	$14	0.8%
At book value without adjustment (minimal or no charge or adjustment)	1,140	7	—	1,147	70.8%
Not subject to discretionary withdrawal	460	—	—	460	28.4%
Total (direct + assumed)	$1,600	$7	$14	$1,621	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$1,600	$7	$14	$1,621

	2018
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT-TYPE CONTRACTS:
Subject to discretionary withdrawal:
At fair value	$—	$—	$12	$12	1.1%
At book value without adjustment (minimal or no charge or adjustment)	1,105	5	—	1,110	98.9%
Not subject to discretionary withdrawal	—	—	—	—	—%
Total (direct + assumed)	$1,105	$5	$12	$1,122	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$1,105	$5	$12	$1,122
Note 15—management agreements
Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides investment advisory and administrative services for TIAA Life and administrative services to TIAA, FSB ("the Bank") and VA-1. Additionally, effective December 26, 2016, the Company entered into a General Service and Facilities Agreements with Nuveen, LLC, for the Company to provide and receive general services at cost inclusive of charges for overhead.

As the common pay-agent, the Company allocated expenses of $2,002 million, $2,122 million and $1,924 million to its various subsidiaries and affiliates for the years ended December 31, 2019, 2018 and 2017, respectively. The expense allocation process determines the portion of the operating expenses attributable to each legal entity based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a legal entity.
Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization of TIAA, are provided at-cost by the Company and two of its subsidiaries, TIAA-CREF Investment Management, LLC (“TCIM”) and TIAA-CREF Individual and Institutional Services, LLC (“TC Services”). Such services are provided in accordance with an Administrative Service Agreement between CREF and the Company, Investment Management Agreement between CREF and TCIM, and a Principal Underwriting and Distribution Services Agreement between CREF and TC Services (collectively the "CREF Agreements"). The Company is the common pay-agent for CREF, TCIM, and TC Services. The Company collects the investment management and distribution expense reimbursements from CREF and then remits those payments to TCIM and TC Services. The administration expenses incurred by the Company are included in operating expenses and offset against the related expense reimbursements received from CREF. The expense reimbursements under The CREF Agreements and the equivalent expenses, amounted to approximately $667 million, $731 million, and $808 million for the years ended December 31, 2019, 2018 and 2017, respectively.
TC Services maintains a Distribution Agreement with the Company under which TC Services is the principal underwriter and distributor for variable annuities issued by the Company. TC Services also maintains a Distribution Agreement with the Company under which TC Services is the distributor for proprietary and nonproprietary mutual funds. Such activities performed by TC Services are on a cost reimbursement basis. The Company paid $259 million, $190 million and $154 million for the years ended December 31, 2019, 2018 and 2017, respectively.
Effective February 2019, the Company renewed a General Service Agreement whereby the Company provides general administrative services such as technology, marketing, finance, corporate overhead and individual advisory services to the Bank. Expense allocations to the Bank were $105 million, $109 million, and $86M for the years ended December 31, 2019, 2018, and 2017, respectively.
Teachers Advisors, LLC ("Advisors") provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Nuveen Securities, LLC ("Securities"), an indirect subsidiary of Nuveen, LLC, and TC Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.
January 1, 2018, the Company entered into Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC, wholly-owned subsidiaries of Nuveen, LLC, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company. The Company paid $215 million and $219 million to Advisors and $219 million and $203 million to Nuveen Alternatives Advisers, LLC, for the years ended December 31, 2019 and 2018, respectively.
January 1, 2018, the Company entered into an Omnibus Service Agreement with Nuveen, LLC, pursuant to which Nuveen, LLC directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead. The Company paid $7 million to Nuveen, LLC for the years ended December 31, 2019 and 2018, respectively.
Effective January 1, 2019, the Company entered into a sublease agreement for certain leases and leasehold improvements with Nuveen Services, LLC. The Company makes the applicable lease payments on behalf of Nuveen Services, LLC and then allocates those costs. Under the sublease agreement, the Company allocated $15 million to Nuveen Services, LLC for the year ended December 31, 2019.
All services necessary for the operation of the TIAA Real Estate Separate Account ("REA") are provided at-cost by the Company and TC Services. The Company provides investment management and administrative services for the REA in accordance with an Investment Management and Administrative Agreement. Distribution services for the REA are provided in accordance with a Distribution Agreement among TC Services, the Company and the REA (collectively the “Agreements”). The Company and TC Services receive payments from the REA on a daily basis according to formulae established annually and adjusted periodically for performance of these Agreements. The daily fee is based on an estimate of the at-cost expenses necessary to operate the REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating the REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter. Reimbursements collected under the Agreements amounted to approximately $150 million, $141 million, and $157 million for the periods ended December 31, 2019, 2018 and 2017, respectively.

Effective February 2018, the Company entered into a Service Agreement with the Bank, whereby the Bank provides general services in support of the Company's and its subsidiaries' activities at cost inclusive of charges for overhead. The Company paid $11 million and $6 million to the Bank for the years ended December 31, 2019 and 2018, respectively.
The Bank services certain residential mortgage loans held by the Company. As of December 31, 2019 and 2018, the Company held $734 million and $825 million of residential mortgage loans serviced by the Bank, respectively.

Note 16—federal income taxes
By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.
The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2019 or December 31, 2018.
Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2019			12/31/2018			Change
	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
a) Gross Deferred Tax Assets	$6,009	$271	$6,280	$6,115	$391	$6,506	$(106)	$(120)	$(226)
b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a-b)	6,009	271	6,280	6,115	391	6,506	(106)	(120)	(226)
d) Deferred Tax Assets Non-admitted	2,847	—	2,847	3,135	—	3,135	(288)	—	(288)
e) Subtotal Net Admitted Deferred Tax Asset (c-d)	3,162	271	3,433	2,980	391	3,371	182	(120)	62
f) Deferred Tax Liabilities	545	482	1,027	499	470	969	46	12	58
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e-f)	$2,617	$(211)	$2,406	$2,481	$(79)	$2,402	$136	$(132)	$4

	12/31/2019			12/31/2018			Change
Admission Calculation Components SSAP No. 101	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
a) Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From 2(a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below.)	2,346	60	2,406	2,365	37	2,402	(19)	23	4
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	2,346	60	2,406	2,365	37	2,402	(19)	23	4
2. Adjusted Gross DTA Allowed per Limitation Threshold	xxx	xxx	5,466	xxx	xxx	5,355	xxx	xxx	111
c) Adjusted Gross DTA (Excluding The Amount Of DTA From (a) and (b) above) Offset by Gross DTL	816	211	1,027	615	354	969	201	(143)	58
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,162	$271	$3,433	$2,980	$391	$3,371	$182	$(120)	$62

	2019	2018
Ratio percentage used to determine recovery period and threshold limitation amount	930%	828%
Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$36,441	$35,697

	12/31/2019		12/31/2018		Change
Impact of Tax Planning Strategies: (in millions)	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col. 1-3) Ordinary	(6) (Col. 2-4) Capital
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted Gross DTAs Amount From Above	$6,009	$271	$6,115	$391	$(106)	$(120)
Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact Of Tax Planning Strategies	—%	—%	—%	—%	—%	—%
Net Admitted Adjusted Gross DTAs Amount From Above	$3,162	$271	$2,980	$391	$182	$(120)
Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	10.34%	—%	—%	—%	10.34%	—%
The Company does not have tax-planning strategies that include the use of reinsurance.
The Company has no temporary differences for which DTLs are not recognized.
Income taxes incurred consist of the following major components (in millions):

	12/31/2019	12/31/2018	12/31/2017
Current Income Tax:
Federal income tax expense (benefit)	$(189)	$(330)	$(698)
Foreign taxes	—	—	—
Subtotal	$(189)	$(330)	$(698)
Federal income taxes expense on net capital gains	204	431	619
Generation/(utilization) of loss carry-forwards	(15)	(101)	79
Intercompany tax sharing expense/(benefit)	(2)	(6)	11
Other	19	(17)	(15)
Federal and foreign income taxes expense/(benefit)	$17	$(23)	$(4)
	12/31/2019	12/31/2018	Change
Deferred Tax Assets:
Ordinary:
Policyholder reserves	$582	$572	$10
Investments	608	600	8
Policyholder dividends accrual	397	395	2
Fixed assets	202	188	14
Compensation and benefits accrual	285	300	(15)
Net operating loss carry-forward	675	661	14
Other (including items < 5% of total ordinary tax assets)	551	510	41
Intangible assets - business in force and software	2,709	2,889	(180)
Subtotal	$6,009	$6,115	$(106)
Statutory valuation allowance adjustment	—	—	—
Non-admitted	2,847	3,135	(288)
Admitted ordinary deferred tax assets	$3,162	$2,980	$182
Capital:
Investments	$251	$371	$(120)
Real estate	20	20	—
Subtotal	$271	$391	$(120)
Statutory valuation allowance adjustment	—	—	—
Non-admitted	—	—	—
Admitted capital deferred tax assets	271	391	(120)
Admitted deferred tax assets	$3,433	$3,371	$62

	12/31/2019	12/31/2018	Change
Statutory valuation allowance adjustment	—	—	—
Non-admitted	—	—	—
Admitted capital deferred tax assets	271	391	(120)
Admitted deferred tax assets	$3,433	$3,371	$62

	12/31/2019	12/31/2018	Change
Deferred Tax Liabilities:
Ordinary:
Investments	$235	$138	$97
Reserves transition adjustment	307	359	(52)
Other (including items < 5% of total ordinary tax liabilities)	3	2	1
Subtotal	$545	$499	$46
Capital:
Investments	482	470	12
Subtotal	$482	$470	$12
Deferred tax liabilities	$1,027	$969	$58
Net Deferred Tax:
Assets/Liabilities	$2,406	$2,402	$4
The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2019 are as follows (in millions):

Description	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$387	21.00%
Dividends received deduction	(80)	(4.35)%
Amortization of interest maintenance reserve	(56)	(3.04)%
Statutory impairment of affiliated common stock	41	2.23%
Current year deferred only adjustments	(36)	(1.95)%
Tax effect of net unrealized capital gains and losses	58	3.15%
Other	(13)	(0.68)%
Total statutory income taxes	$301	16.36%
Federal and foreign income tax incurred - Ordinary	$17	0.94%
Federal and foreign income tax incurred - Capital	—	—%
Change in net deferred income tax charge (benefit)	284	15.42%
Total statutory income taxes	$301	16.36%
As of December 31, 2019, the Company had the following net operating loss carry forwards (in millions):

Year Incurred	Operating Loss	Year of Expiration
2008	$451	2023
2012	1,267	2027
2014	357	2029
2015	860	2030
2016	1	2031
2017	275	2032
2018	$2	Indefinite
Total	$3,213

As of December 31, 2019, the Company had foreign tax credit carry forwards with expiration dates through the year 2029 (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2015	$5	2025
2018	2	2028
2019	3	2029
Total	$10

Due to the Tax Cuts and Jobs Act, carryback of NOLs generated after December 31,2017 are disallowed. Consequentially, ordinary income tax paid in year 2017 and prior may not be recouped in the event of future net losses. There was no tax expense for 2017 through 2019 that is available for recoupment.
At December 31, 2019, and 2018, the Company has no capital loss carry forwards.
At December 31, 2019, the Company has general business credits of $32 million generated during the years 2004 to 2018 and expiring between 2024 to 2038.
The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.
Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1)	730 Texas Forest Holdings, Inc.	19)	T-C SP, Inc.
2)	AMC Holding, Inc.	20)	T-Investment Properties Corp.
3)	Business Property Lending, Inc.	21)	Teachers Personal Investors Service, Inc.
4)	CustomerOne Financial Network, Inc.	22)	Terra Land Company
5)	Elite Lender Services, Inc.	23)	TIAA-CREF Life Insurance Company
6)	EverTrade Direct Brokerage, Inc.	24)	TIAA Board of Overseers
7)	GreenWood Resources, Inc.	25)	TIAA-CREF Tuition Financing, Inc.
8)	JWL Properties, Inc.	26)	TIAA Commercial Finance, Inc.
9)	MyVest Corporation	27)	TIAA FSB Holdings, Inc.
10)	ND Properties, Inc.	28)	TIAA, FSB
11)	NIS/R&T, Inc.*	29)	Tygris Asset Finance, Inc.
12)	Nuveen Holdings, Inc.*	30)	Tygris Commercial Finance Group, Inc.
13)	Nuveen Holdings I, Inc. *	31)	Westchester Group Asset Management, Inc.
14)	Nuveen Investments, Inc.*	32)	Westchester Group Farm Management, Inc.
15)	Nuveen Investments Holdings, Inc.*	33)	Westchester Group Investment Management Holding Company, Inc.
16)	Nuveen Securities, LLC*	34)	Westchester Group Investment Management, Inc.
17)	Oleum Holding Company, Inc.	35)	Westchester Group Real Estate, Inc.
18)	T-C Europe Holdings, Inc.
The companies denoted with an asterisk above (collectively, "Nuveen subgroup"), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings I, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings I, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.
Amounts receivable from (payable to) the Company's subsidiaries for federal income taxes are ($14) million and ($45) million at December 31, 2019 and 2018, respectively.
The Company’s tax years 2014 through 2018 are open to examination by the Internal Revenue Service ("IRS").
As of December 31, 2019, the Company had no repatriation transition tax liability.

Note 17—pension plan and post-retirement benefits
The Company maintains a qualified, non-contributory defined contribution money purchase plan covering substantially all employees, including employees of Nuveen Services, LLC and TIAA, FSB. All employee plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The statements of operations include contributions to the plan of approximately $58 million, $53 million and $58 million for the years ended December 31, 2019, 2018 and 2017, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.
The Company previously provided pension benefits through an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees. The SERP provided an annual retirement benefit payable at normal retirement. The obligations of the Company under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	SERP
	2019	2018	2017
Benefit obligation	$38	$37	$41
Net period benefit cost	$2	$2	$2
In addition to the defined contribution plan and SERP, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	Post-retirement Benefits
	2019	2018	2017
Benefit obligation	$75	$74	$102
Net period benefit cost	$(1)	$2	$1
Note 18—repurchase and securities lending programs
Repurchase Program
The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.
The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements. If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty. The Company monitors the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained a necessary. If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.
During the years ended December 31, 2019 and 2018, the Company engaged in certain repurchase transactions as cash taker. These transactions were "bilateral" in nature and the Company did not engage in any "Tri-party" repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2019 and 2018 that resulted in default.
As of December 31, 2019 and 2018, the Company had no outstanding repurchase agreements.
Securities Lending Program
The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.
As of December 31, 2019, the estimated fair value of the Company’s securities on loan under the program was $355 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2019, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $363 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2019.

Of the cash collateral received from the program, $363 million is held as cash as of December 31, 2019. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$363	$363
Total collateral reinvested	$363	$363
As of December 31, 2018 the estimated fair value of the Company’s securities on loan under the program was $548 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2018, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $562 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2018.
Of the cash collateral received from the program, $392 million was held as cash as of December 31, 2018, with the remaining $170 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral was liquid and could have been returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$392	$392
30 Days or less	170	170
Total collateral reinvested	$562	$562
Note 19—federal home loan bank of new york membership and borrowings
The Company is a member of the FHLBNY. Through its membership, the Company has the ability to conduct business activity ("Advances") with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $15,780 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date.
The following table shows the FHLBNY capital stock held as of December 31, (in millions):

	2019			2018
	Total	General Account	Separate Account	Total	General Account	Separate Account
Membership stock - class A	$—	$—	$—	$—	$—	$—
Membership stock - class B	84	84	—	82	82	—
Activity stock	21	21	—	—	—	—
Excess stock	—	—	—	—	—	—
Total	$105	$105	$—	$82	$82	$—

Membership stock at December 31, 2019 and 2018, is not eligible for redemption.
The Company had $460 million in funding agreements outstanding at December 31, 2019. No borrowings or funding agreements were outstanding as of December 31, 2018.
The following table shows the maximum collateral pledged to FHLBNY during the year ending December 31, (in millions):

	2019			2018
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral
General Account	$1,375	$1,333	$1,285	$1,390	$1,359	$1,300
Separate Account	—	—	—	—	—	—
Total	$1,375	$1,333	$1,285	$1,390	$1,359	$1,300

The following table shows the maximum borrowing from FHLBNY during the year ending December 31, (in millions):

	2019			2018
	Total	General Account	Separate Account	Total	General Account	Separate Account
Debt	$1,285	$1,285	$—	$1,300	$1,300	$—
Funding Agreements	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total	$1,285	$1,285	$—	$1,300	$1,300	$—
Note 20—capital and contingency reserves and shareholders' dividends restrictions
The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2019	2018	2017
Change in net unrealized capital gains (losses)	$118	$(359)	$1,070
Change in asset valuation reserve	(1,063)	129	(1,221)
Change in net deferred income tax	(284)	(147)	(4,554)
Change in non-admitted assets	365	708	3,402
Change in post-retirement benefit liability	(8)	7	(5)
As of December 31, 2019 and 2018, the portion of contingency reserves represented by cumulative net unrealized gains was $2,616 million and $2,498 million, gross of deferred taxes, respectively.
Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.
Surplus Notes: On May 8, 2017, the Company issued surplus notes in an aggregate principal amount of $2,000 million. The notes bear interest at an annual rate of 4.270%, and have a maturity date of May 15, 2047. Proceeds from the issuance of the notes were $1,994 million, net of issuance discount. Interest on the notes is scheduled to be paid semiannually on May 15 and November 15 of each year through the maturity date.
In May 2017, the Company completed a tender offer in which it extinguished $950 million principal of its 6.850% surplus notes issued on December 16, 2009 and due to mature on December 16, 2039. The 2017 interest paid was $26 million and total interest paid was $481 million on the tendered notes. The Company paid a premium of $373 million due to the early redemption of these surplus notes which is reported in net operating expenses.
The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2019 (in millions):

Date Issued	Interest Rate		Par Value (Face Amount of Notes)	Carrying Value of Note	Interest Paid Year to Date	Principal and/or Interest Paid Inception to Date	Date of Maturity
12/16/2009	6.850%		$1,050	$1,049	$72	$719	12/16/2039
9/18/2014	4.900%		1,650	1,649	81	404	9/15/2044
9/18/2014	4.375%	*	350	349	15	76	9/15/2054
5/8/2017	4.270%		2,000	1,994	85	215	5/15/2047
Total			$5,050	$5,041	$253	$1,414
*The Company will bear interest at a fixed annual rate of 4.375% from and including September 18, 2014 to but excluding September 15, 2024 payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2015, then at an annual floating rate equal to Three-Month LIBOR plus 2.661% from and including September 15, 2024 to but excluding the date on which the Fixed-to-Floating Rate Notes are paid in full, payable quarterly, in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2024.
The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.
No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.
The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.
Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.
Note 21—contingencies and guarantees
Subsidiary and affiliate guarantees:
At December 31, 2019, the Company has a financial support agreement with TIAA Life.  Under this agreement, the Company will provide support so TIAA Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA Life’s financial strength rating at least the same as the Company's rating at all times. Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. At December 31, 2019, the capital and surplus of TIAA Life was in excess of the minimum capital and surplus amount referenced, and its total adjusted capital was in excess of the referenced RBC-based amount calculated at December 31, 2019.
The Company has agreed that it will cause TIAA Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA Life with recourse to or against any of the assets of the Company.
The Company has unconditionally guaranteed $1,000 million in 4.0% senior unsecured notes issued by Nuveen, LLC due in 2028. The Company agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Nuveen, LLC. The guarantee is made to/on behalf of a wholly-owned subsidiary, and as such the liability is excluded from recognition. The maximum potential amount of future payments the Company could be required to make under the guarantee as of December 31, 2019, is $1,367 million, which includes the future undiscounted interest payments. Should action under the guarantee be required, the Company would contribute cash to Nuveen, LLC, to fund the obligation, thereby increasing the Company's investment in Nuveen, LLC, as reported in other invested assets. Based on Nuveen, LLC's financial position and operations, the Company views the risk of performance under this guarantee as remote.
Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:
Related to the 2014 acquisition of Nuveen Investments, Inc., Nuveen Finance, the Acquirer and an indirectly owned subsidiary of TIAA, recorded contingent purchase related liabilities which were payable based upon contractual terms during 2017 and 2018. The Company had agreed to fund these obligations in the event required payments to Windy City Investments Holdings, LLC ("WCLLC"), the seller of Nuveen Investments, Inc., are not made by Nuveen Finance. Nuveen Finance paid $112 million of the liability during 2018, resulting in no remaining liability as of December 31, 2018. The $112 million payment was related to an earn-out which had the potential to be up to $278 million, pursuant to the terms of the Purchase and Sale Agreement, as amended. Subsequent to the earn-out payment, WCLLC filed a complaint in the Court of Chancery of the State of Delaware that generally alleges, among other things, that Nuveen, LLC improperly calculated the earn-out amount. Nuveen, LLC intends to defend against this lawsuit vigorously, but is unable to predict the outcome of this lawsuit or reasonably estimate a range of possible loss.

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA Life. $30 million of this facility is maintained on a committed basis with an expiration date of July 6, 2020. As of December 31, 2019, there were no balances outstanding.
The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2019, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,000 million committed credit facility maintained with a group of banks.
The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.
The Company also provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with the Bank. This line has an expiration date of September 9, 2020. As of December 31, 2019, there were no balances outstanding.
The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen, LLC. This line has an expiration date of December 27, 2020. As of December 31, 2019, there were no balances outstanding.
The Company provided a $23 million committed line of credit arrangement with TIAA Charitable, Inc. Effective September 20, 2019, the credit agreement was terminated, and all outstanding amounts advanced under the credit agreement through September 20, 2019, were forgiven.
Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.
The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.
As of December 31, 2019, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.
The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.
Other Contingencies:
In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company's financial position, results of operations or liquidity.
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.
The Company receives and responds to subpoenas, examinations or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company's financial position.

Note 22—subsequent events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 11, 2020, the date the financial statements were available to be issued.
As of March 11, 2020, sufficient information is not available to adequately evaluate the short-term or long-term impact to the Company as a result of the economic and market activities associated with the 2020 outbreak of COVID-19 ("Coronavirus").

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 27th day of April, 2020.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Carol W. Deckbar
Carol W. Deckbar
Executive Vice President, Chief Product Officer of TIAA Financial Solutions, Teachers Insurance and Annuity Association of America (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr.	President and Chief Executive Officer of Teachers Insurance and Annuity Association of America and Trustee	April 27, 2020
Roger W. Ferguson, Jr.

/s/ Carol W. Deckbar	Executive Vice President, Chief Product Officer of TIAA Financial Solutions, Teachers Insurance and Annuity Association of America (Principal Executive Officer)	April 27, 2020
Carol W. Deckbar

/s/ Oluseun S. Salami	Senior Vice President, Chief Accounting Officer and Corporate Controller of Teachers Insurance and Annuity Association of America (Principal Financial and Accounting Officer)	April 27, 2020
Oluseun S. Salami
*	Chairman of the TIAA Board of Trustees	April 27, 2020
Ronald L. Thompson
*	Trustee	April 27, 2020
Jeffrey R. Brown
*	Trustee	April 27, 2020
Priscilla Sims Brown
*	Trustee	April 27, 2020
James R. Chambers
*	Trustee	April 27, 2020
Tamara Simpkins Franklin
*	Trustee	April 27, 2020
Lisa W. Hess
*	Trustee	April 27, 2020
Edward M. Hundert, M.D.

Signature	Title	Date
*	Trustee
Maureen O’Hara		April 27, 2020
*	Trustee
Donald K. Peterson		April 27, 2020
*	Trustee
Sidney A. Ribeau		April 27, 2020
*	Trustee
Dorothy K. Robinson		April 27, 2020
*	Trustee
Kim M. Sharan		April 27, 2020
*	Trustee
David L. Shedlarz		April 27, 2020
*	Trustee
Marta Tienda		April 27, 2020
 /s/ F. Scott Thomas
F. Scott Thomas as Attorney-in-Fact
* Signed by F. Scott Thomas as Attorney-in-Fact.